FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-282099-11

Free Writing Prospectus

Collateral Term Sheet

$766,163,165

(Approximate Initial Pool Balance)

Wells Fargo Commercial Mortgage Trust 2026-5C8

as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.

as Depositor

Wells Fargo Bank, National Association
Argentic Real Estate Finance 2 LLC
Citi Real Estate Funding Inc.
JPMorgan Chase Bank, National Association
Goldman Sachs Mortgage Company
Greystone Commercial Mortgage Capital LLC

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2026-5C8

February 9, 2026

Wells Fargo Securities	Citigroup	Goldman Sachs & Co. LLC	J.P. Morgan
Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner

Academy Securities	Drexel Hamilton	Siebert Williams Shank
Co-Manager	Co-Manager	Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-282099) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. Eastern Time) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of (i) Regulation (EU) 2017/1129 (as amended), (ii) such Regulation as it forms part of UK domestic law, or (iii) Part VI of the UK Financial Services and Markets Act 2000, as amended; and does not constitute an offering document for any other purpose.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Wells Fargo Securities, LLC, Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

J.P. Morgan is the marketing name for the investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by JPMS and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates. JPMS is a member of SIPC and the NYSE.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The information herein is preliminary and may be supplemented or amended prior to the time of sale. In addition, the Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.

The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2

Wells Fargo Commercial Mortgage Trust 2026-5C8	Transaction Highlights
I.	Transaction Highlights

Mortgage Loan Sellers:

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Wells Fargo Bank, National Association	11	13	$263,300,000	34.4%
Argentic Real Estate Finance 2 LLC	8	11	189,666,000	24.8%
JPMorgan Chase Bank, National Association / Citi Real Estate Funding Inc.	1	1	75,000,000	9.8%
Citi Real Estate Funding Inc. / Argentic Real Estate Finance 2 LLC	1	1	71,000,000	9.3%
JPMorgan Chase Bank, National Association	4	4	70,589,665	9.2%
Citi Real Estate Funding Inc.	2	2	49,782,500	6.5%
Goldman Sachs Mortgage Company	1	6	40,000,000	5.2%
Greystone Commercial Mortgage Capital LLC	1	2	6,825,000	0.9%
Total	29	40	$766,163,165	100.0%

Loan Pool:

Initial Pool Balance:	$766,163,165
Number of Mortgage Loans:	29
Average Cut-off Date Balance per Mortgage Loan:	$26,419,419
Number of Mortgaged Properties:	40
Average Cut-off Date Balance per Mortgaged Property(1):	$19,154,079
Weighted Average Mortgage Interest Rate:	6.3103%
Ten Largest Mortgage Loans as % of Initial Pool Balance:	67.4%
Weighted Average Original Term to Maturity (months):	60
Weighted Average Remaining Term to Maturity (months):	58
Weighted Average Original Amortization Term (months)(2):	360
Weighted Average Remaining Amortization Term (months)(2):	358
Weighted Average Seasoning (months):	2

(1)	Information regarding mortgage loans secured by multiple properties is based on an allocation according to relative appraised values or the allocated loan amounts or property-specific release prices set forth in the related loan documents or such other allocation as the related mortgage loan seller deemed appropriate.
(2)	Excludes any mortgage loan that does not amortize.

Credit Statistics:

Weighted Average U/W Net Cash Flow DSCR(1):	1.92x
Weighted Average U/W Net Operating Income Debt Yield(1):	12.5%
Weighted Average Cut-off Date Loan-to-Value Ratio(1):	59.4%
Weighted Average Balloon Loan-to-Value Ratio(1):	59.4%
% of Mortgage Loans with Additional Subordinate Debt(2):	9.8%
% of Mortgage Loans with Single Tenants(3):	16.8%

(1)	With respect to any mortgage loan that is part of a whole loan, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). The debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” in the Preliminary Prospectus and Annex A-1 to the Preliminary Prospectus.
(2)	The percentage figure expressed as “% of Mortgage Loans with Additional Subordinate Debt” is determined as a percentage of the initial pool balance and does not take into account any future subordinate debt (whether or not secured by the mortgaged property), if any, that may be permitted under the terms of any mortgage loan or the pooling and servicing agreement. See “Description of the Mortgage Pool—Additional Indebtedness” in the Preliminary Prospectus.
(3)	Excludes mortgage loans that are secured by multiple single tenant properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3

Wells Fargo Commercial Mortgage Trust 2026-5C8	Transaction Highlights

Loan Structural Features:

Amortization: Based on the Initial Pool Balance, 0.8% of the mortgage pool (1 mortgage loan) has scheduled amortization, as follows:

0.8% (1 mortgage loan) require amortization during the entire loan term.

Interest-Only: Based on the Initial Pool Balance, 99.2% of the mortgage pool (28 mortgage loans) provide for interest-only payments during the entire loan term through maturity. The Weighted Average Cut-off Date Loan-to-Value Ratio and Weighted Average U/W Net Cash Flow DSCR for those mortgage loans are 59.4% and 1.93x, respectively.

Hard Lockboxes: Based on the Initial Pool Balance, 63.0% of the mortgage pool (15 mortgage loans) have hard lockboxes in place.

Reserves: The mortgage loans require amounts to be escrowed monthly as follows (excluding any mortgage loans with springing provisions):

Real Estate Taxes:	78.1% of the pool
Insurance:	36.8% of the pool
Capital Replacements:	78.9% of the pool
TI/LC:	74.6% of the pool(1)

(1)	The percentage of Initial Pool Balance for mortgage loans with TI/LC reserves is based on the aggregate principal balance allocable to loans that include office, retail, mixed use and industrial properties.

Call Protection/Defeasance: Based on the Initial Pool Balance, the mortgage pool has the following call protection and defeasance features:

75.1% of the mortgage pool (21 mortgage loans) features a lockout period, then defeasance only until an open period;

11.1% of the mortgage pool (5 mortgage loans) features a lockout period, then greater of a prepayment premium (1.0%) or yield maintenance until an open period;

9.8% of the mortgage pool (1 mortgage loan) features greater of a prepayment premium (0.5%) or yield maintenance, then defeasance or greater of a prepayment premium (0.5%) or yield maintenance until an open period;

3.9% of the mortgage pool (2 mortgage loans) features a lockout period, then greater of a prepayment premium (2.0%) or yield maintenance until an open period.

Prepayment restrictions for each mortgage loan reflect the entire life of the mortgage loan. Please refer to Annex A-1 to the Preliminary Prospectus and the footnotes related thereto for further information regarding individual loan call protection.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4

Wells Fargo Commercial Mortgage Trust 2026-5C8	Characteristics of the Mortgage Pool
II.	Characteristics of the Mortgage Pool(1)
A.	Ten Largest Mortgage Loans

Mortgage Loan Seller	Mortgage Loan Name	City	State	Number of Mortgage Loans/ Mortgaged Properties	Mortgage Loan Cut-off Date Balance ($)	% of Cut-off Date Pool Balance (%)	Property Type	Number of SF/Units/ Rooms	Cut-off Date Balance Per SF/Unit/ Room ($)	Cut-off Date LTV Ratio (%)	Balloon or ARD LTV Ratio (%)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)
JPMCB/CREFI	CityCenter (Aria & Vdara)	Las Vegas	NV	1 / 1	$75,000,000	9.8%	Hospitality	5,349	$476,313	36.2%	36.2%	4.46x	24.8%
CREFI/AREF2	Kirby Industrial	Hemet	CA	1 / 1	71,000,000	9.3%	Industrial	850,640	120	59.0%	59.0%	1.28x	9.2%
AREF2	Cottage Cove Apartments	Miami	FL	1 / 1	62,500,000	8.2%	Multifamily	468	186,966	69.9%	69.9%	1.26x	8.4%
WFB	Columbus Park Crossing	Columbus	GA	1 / 1	60,000,000	7.8%	Retail	587,087	102	67.3%	67.3%	1.72x	11.0%
AREF2	Olive Industrial 4-Pack	Various	Various	1 / 4	52,166,000	6.8%	Industrial	1,128,397	46	71.6%	71.6%	1.21x	8.9%
WFB	Commerce Office Park	Commerce	CA	1 / 1	45,000,000	5.9%	Office	283,948	158	59.3%	59.3%	1.87x	13.0%
GSMC	Haven Leased Fee Portfolio	Various	Various	1 / 6	40,000,000	5.2%	Other	2,206,442	73	76.3%	76.3%	1.10x	6.1%
CREFI	136 Madison	New York	NY	1 / 1	40,000,000	5.2%	Office	308,287	195	37.1%	37.1%	3.18x	19.3%
JPMCB	The Bluffs	Junction City	KS	1 / 1	38,000,000	5.0%	Multifamily	544	69,853	59.2%	59.2%	1.56x	10.4%
WFB	Aura Hotel Times Square	New York	NY	1 / 1	33,000,000	4.3%	Hospitality	234	141,026	36.3%	36.3%	1.97x	15.8%
Top Three Total/Weighted Average				3 / 3	$208,500,000	27.2%				54.1%	54.1%	2.42x	14.6%
Top Five Total/Weighted Average				5 / 8	$320,666,000	41.9%				59.4%	59.4%	2.09x	13.0%
Top Ten Total/Weighted Average				10 / 18	$516,666,000	67.4%				57.5%	57.5%	2.03x	12.9%
Non-Top Ten Total/Weighted Average				19 / 22	$249,497,165	32.6%				63.5%	63.4%	1.70x	11.7%
(1)	With respect to any mortgage loan that is part of a whole loan, Cut-off Date Balance Per SF/Unit/Room, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account subordinate debt (whether or not secured by the related mortgaged property), if any, that currently exists or is allowed under the terms of such mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5

Wells Fargo Commercial Mortgage Trust 2026-5C8	Characteristics of the Mortgage Pool
B.	Summary of the Whole Loans
Loan No.	Property Name	Mortgage Loan Seller in WFCM 2026-5C8	Mortgage Loan Cut-off Date Balance	Aggregate Pari-Passu Companion Loan Cut-off Date Balance(1)	Combined Cut-off Date Balance	Controlling Pooling /Trust and Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Companion Loan(s) Securitizations	Combined UW NCF DSCR(2)	Combined UW NOI Debt Yield(2)	Combined Cut-off Date LTV(2)
1	CityCenter (Aria & Vdara)	JPMCB/CREFI	$75,000,000	$2,472,800,000	$2,547,800,000	BX 2025-ARIA	Trimont	Trimont	BX 2025-ARIA BMO 2025-5C13 BANK5 2026-5YR20 BBCMS 2026-5C40 Future Securitization	4.46x	24.8%	36.2%
2	Kirby Industrial	CREFI/AREF2	$71,000,000	$31,000,000	$102,000,000	WFCM 2026-5C8	Trimont	Argentic Services Company LP	Future Securitization	1.28x	9.2%	59.0%
3	Cottage Cove Apartments	AREF2	$62,500,000	$25,000,000	$87,500,000	WFCM 2026-5C8	Trimont	Argentic Services Company LP	Future Securitization	1.26x	8.4%	69.9%
7	Haven Leased Fee Portfolio	GSMC	$40,000,000	$120,000,000	$160,000,000	WFCM 2026-5C8	Trimont	Argentic Services Company LP	Future Securitization	1.10x	6.1%	76.3%
8	136 Madison	CREFI	$40,000,000	$20,000,000	$60,000,000	WFCM 2026-5C8	Trimont	Argentic Services Company LP	Future Securitization	3.18x	19.3%	37.1%
13	Empire Mall	WFB	$20,000,000	$100,000,000	$120,000,000	WFCM 2025-5C7	Midland	CWCapital Asset Management	WFCM 2025-5C7 Future Securitization	2.24x	16.5%	59.4%
23	Northshore Mall	JPMCB	$10,000,000	$165,000,000	$175,000,000	BMARK 2026-V20	Midland	Rialto Capital Advisors, LLC	BMARK 2026-V20 BBCMS 2026-5C40 Future Securitization	2.30x	15.6%	59.5%
(1)	The Aggregate Pari Passu Companion Loan Cut-off Date Balance excludes the related Subordinate Companion Loans.
(2)	The loan-to-value ratio, debt service coverage ratio, and debt yield calculations include any related pari passu companion loans and exclude any subordinate companion loans and/or mezzanine loans, as applicable.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6

Wells Fargo Commercial Mortgage Trust 2026-5C8	Characteristics of the Mortgage Pool
C.	Mortgage Loans with Additional Secured and Mezzanine Financing
Loan No.	Mortgage Loan Seller	Mortgage Loan Name	Mortgage Loan Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Sub Debt Cut-off Date Balance ($)	Mezzanine Debt Cut-off Date Balance ($)	Total Debt Interest Rate (%)(1)	Mortgage Loan U/W NCF DSCR (x)(2)	Total Debt U/W NCF DSCR (x)	Mortgage Loan Cut-off Date U/W NOI Debt Yield (%)(2)	Total Debt Cut-off Date U/W NOI Debt Yield (%)	Mortgage Loan Cut-off Date LTV Ratio (%)(2)	Total Debt Cut-off Date LTV Ratio (%)
1	JPMCB/CREFI	CityCenter (Aria & Vdara)	$75,000,000	9.8%	$902,200,000	NAP	5.2942%	4.46x	3.28x	24.8%	18.3%	36.2%	49.1%
Total/Weighted Average			$75,000,000	9.8%	$902,200,000	NAP	5.2942%	4.46x	3.28x	24.8%	18.3%	36.2%	49.1%
(1)	Total Debt Interest Rate for any specified mortgage loan reflects the weighted average of the interest rates on the respective components of the total debt.
(2)	With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but excludes any related subordinate companion loan and/or mezzanine loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7

Wells Fargo Commercial Mortgage Trust 2026-5C8	Characteristics of the Mortgage Pool
D.	Previous Securitization History(1)
Loan No.	Mortgage Loan Seller	Mortgage Loan or Mortgaged Property Name	City	State	Property Type	Mortgage Loan or Mortgaged Property Cut-off Date Balance ($)	% of Cut-off Date Pool Balance (%)	Previous Securitization
1	JPMCB/CREFI	CityCenter (Aria & Vdara)	Las Vegas	NV	Hospitality	$75,000,000	9.8%	BX 2021-ARIA
3	AREF2	Cottage Cove Apartments	Miami	FL	Multifamily	62,500,000	8.2%	ARCLO 2021-FL4
4	WFB	Columbus Park Crossing	Columbus	GA	Retail	60,000,000	7.8%	COMM 2016-DC2, DBJPM 2016-C1
6	WFB	Commerce Office Park	Commerce	CA	Office	45,000,000	5.9%	MSBAM 2015-C25
10	WFB	Aura Hotel Times Square	New York	NY	Hospitality	33,000,000	4.3%	CD 2017-CD6
13	WFB	Empire Mall	Sioux Falls	SD	Retail	20,000,000	2.6%	CGCMT 2016-P3, CFCRE 2016-C3 and WFCM 2015-P2
14	AREF2	Calder Square Apartments	League City	TX	Multifamily	19,600,000	2.6%	AREIT 2022-CRE7
21	AREF2	1800 South Brand	Glendale	CA	Mixed Use	11,000,000	1.4%	JPMBB 2016-C1
24	CREFI	Troy Towne Center	Troy	OH	Retail	9,782,500	1.3%	GSMS 2016-GS2
29	AREF2	Colony Manor & Gatehouse Apartments	Houston	TX	Multifamily	5,200,000	0.7%	FRESB 2016-SB12
	Total					$341,082,500	44.5%
(1)	The table above represents the most recent securitization with respect to the mortgaged property securing the related mortgage loan, based on information provided by the related borrower or obtained through searches of a third-party database. While loans secured by the above mortgaged properties may have been securitized multiple times in prior transactions, mortgage loans in this securitization are only listed in the above chart if the mortgage loan paid off a loan in another securitization. The information has not otherwise been confirmed by the mortgage loan sellers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8

Wells Fargo Commercial Mortgage Trust 2026-5C8	Characteristics of the Mortgage Pool
F.	Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)	Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
Retail	9	$166,222,165	21.7%	65.2%	65.1%	1.70x	11.8%	11.0%	6.3856%
Anchored	6	130,432,500	17.0	66.7	66.7	1.59	10.8	10.1	6.3015
Super Regional Mall	2	30,000,000	3.9	59.4	59.4	2.26	16.2	15.1	6.5957
Single Tenant	1	5,789,665	0.8	59.4	56.5	1.34	11.3	10.9	7.1900
Multifamily	7	155,450,000	20.3	65.1	65.1	1.35	9.0	8.7	6.3536
Garden	6	148,850,000	19.4	65.3	65.3	1.36	9.0	8.7	6.3411
Mid Rise	1	6,600,000	0.9	60.0	60.0	1.29	8.7	8.7	6.6360
Office	5	142,300,000	18.6	55.6	55.6	2.33	15.3	14.4	6.1930
Suburban	4	102,300,000	13.4	62.8	62.8	2.00	13.7	13.0	6.4288
CBD	1	40,000,000	5.2	37.1	37.1	3.18	19.3	18.0	5.5900
Industrial	8	136,366,000	17.8	63.4	63.4	1.29	9.2	8.5	6.5809
Warehouse/Distribution	5	109,364,000	14.3	61.4	61.4	1.30	9.2	8.7	6.6071
Manufacturing	2	21,170,000	2.8	71.6	71.6	1.21	8.9	7.9	6.4750
Warehouse	1	5,832,000	0.8	71.6	71.6	1.21	8.9	7.9	6.4750
Hospitality	2	108,000,000	14.1	36.2	36.2	3.70	22.1	20.7	6.2695
Full Service	1	75,000,000	9.8	36.2	36.2	4.46	24.8	23.9	6.0788
Select Service	1	33,000,000	4.3	36.3	36.3	1.97	15.8	13.4	6.7030
Other	6	40,000,000	5.2	76.3	76.3	1.10	6.1	6.1	5.4360
Leased Fee	6	40,000,000	5.2	76.3	76.3	1.10	6.1	6.1	5.4360
Mixed Use	3	17,825,000	2.3	60.2	60.2	1.67	11.1	10.7	6.3079
Office/Retail	1	11,000,000	1.4	56.1	56.1	1.85	12.9	12.2	6.5300
Multifamily/Retail	2	6,825,000	0.9	66.9	66.9	1.37	8.3	8.3	5.9500
Total/Weighted Average	40	$766,163,165	100.0%	59.4%	59.4%	1.92x	12.5%	11.8%	6.3103%
(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the principal balance of the mortgage loan to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9

Wells Fargo Commercial Mortgage Trust 2026-5C8	Characteristics of the Mortgage Pool
G.	Geographic Distribution(1)(2)

Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)	Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Interest Rate (%)
California	11	$219,250,000	28.6%	60.8%	60.8%	1.68x	11.7%	11.1%	6.5441%
Southern California	11	219,250,000	28.6	60.8	60.8	1.68	11.7	11.1	6.5441
New York	8	112,952,250	14.7	49.2	49.2	2.12	13.9	12.7	5.9619
Nevada	1	75,000,000	9.8	36.2	36.2	4.46	24.8	23.9	6.0788
Florida	2	68,289,665	8.9	69.0	68.8	1.27	8.6	8.4	6.5127
Georgia	1	60,000,000	7.8	67.3	67.3	1.72	11.0	10.2	5.8570
Kansas	1	38,000,000	5.0	59.2	59.2	1.56	10.4	9.8	6.2200
Other(3)	16	192,671,250	25.1	67.1	67.1	1.46	10.3	9.6	6.4259
Total/Weighted Average:	40	$766,163,165	100.0%	59.4%	59.4%	1.92x	12.5%	11.8%	6.3103%
(1)	The mortgaged properties are located in 17 states.
(2)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the principal balance of the mortgage loan to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.
(3)	Includes 11 other states.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10

Wells Fargo Commercial Mortgage Trust 2026-5C8	Characteristics of the Mortgage Pool
H.	Characteristics of the Mortgage Pool(1)

CUT-OFF DATE BALANCE
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
5,200,000 - 6,000,000	2	$10,989,665	1.4%
6,000,001 - 7,000,000	3	19,725,000	2.6
7,000,001 - 10,000,000	2	19,782,500	2.6
10,000,001 - 15,000,000	5	60,950,000	8.0
15,000,001 - 20,000,000	5	89,950,000	11.7
20,000,001 - 50,000,000	7	244,100,000	31.9
50,000,001 - 75,000,000	5	320,666,000	41.9
Total:	29	$766,163,165	100.0%
Average:	$26,419,419
UNDERWRITTEN NOI DEBT SERVICE COVERAGE RATIO
Range of U/W NOI DSCRs (x)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
1.10 - 1.30	5	$135,000,000	17.6%
1.31 - 1.50	7	181,080,665	23.6
1.51 - 1.70	4	83,800,000	10.9
1.71 - 1.90	2	65,200,000	8.5
1.91 - 2.25	4	91,782,500	12.0
2.26 - 3.00	5	94,300,000	12.3
3.01 - 4.64	2	115,000,000	15.0
Total:	29	$766,163,165	100.0%
Weighted Average:	2.03x
UNDERWRITTEN NOI DEBT YIELD
Range of U/W NOI Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
6.1 - 10.0	11	$310,291,000	40.5%
10.1 - 11.0	4	133,300,000	17.4
11.1 - 12.0	3	21,489,665	2.8
12.1 - 13.0	2	56,000,000	7.3
13.1 - 14.0	2	35,782,500	4.7
14.1 - 24.8	7	209,300,000	27.3
Total:	29	$766,163,165	100.0%
Weighted Average:	12.5%

LOAN PURPOSE
Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
Refinance	23	$680,091,000	88.8%
Acquisition	6	86,072,165	11.2
Total:	29	$766,163,165	100.0%
MORTGAGE RATE
Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
5.4360 - 5.7500	2	$80,000,000	10.4%
5.7501 - 6.0000	2	66,825,000	8.7
6.0001 - 6.2500	4	143,450,000	18.7
6.2501 - 6.3500	2	27,550,000	3.6
6.3501 - 6.5000	9	241,766,000	31.6
6.5001 - 6.7500	7	168,182,500	22.0
6.7501 - 7.1900	3	38,389,665	5.0
Total:	29	$766,163,165	100.0%
Weighted Average:	6.3103%
UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIO
Range of U/W NCF DSCRs (x)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
1.10 - 1.25	4	$118,066,000	15.4%
1.26 - 1.30	3	140,100,000	18.3
1.31 - 1.50	7	90,514,665	11.8
1.51 - 1.70	3	56,400,000	7.4
1.71 - 1.90	4	125,782,500	16.4
1.91 - 2.25	5	110,300,000	14.4
2.26 - 4.46	3	125,000,000	16.3
Total:	29	$766,163,165	100.0%
Weighted Average:	1.92x
UNDERWRITTEN NCF DEBT YIELD
Range of U/W NCF Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
6.1 - 9.0	10	$293,491,000	38.3%
9.1 - 10.0	4	90,100,000	11.8
10.1 - 12.0	4	81,489,665	10.6
12.1 - 14.0	6	139,782,500	18.2
14.1 - 16.0	3	46,300,000	6.0
16.1 - 20.0	1	40,000,000	5.2
20.1 - 23.9	1	75,000,000	9.8
Total:	29	$766,163,165	100.0%
Weighted Average:	11.8%

(1)	With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus. Prepayment provisions for each mortgage loan reflects the entire life of the loan (from origination to maturity) and may be currently prepayable.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11

Wells Fargo Commercial Mortgage Trust 2026-5C8	Characteristics of the Mortgage Pool

ORIGINAL TERM TO MATURITY
Original Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
60	29	$766,163,165	100.0%
Total:	29	$766,163,165	100.0%
Weighted Average:	60 Months
REMAINING TERM TO MATURITY
Range of Remaining Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
55 - 60	29	$766,163,165	100.0%
Total:	29	$766,163,165	100.0%
Weighted Average:	58 Months
ORIGINAL AMORTIZATION TERM(1)
Original Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Non-Amortizing	28	$760,373,500	99.2%
360	1	5,789,665	0.8
Total:	29	$766,163,165	100.0%
Weighted Average(3):	360 Months
REMAINING AMORTIZATION TERM(2)
Range of Remaining Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Non-Amortizing	28	$760,373,500	99.2%
358	1	5,789,665	0.8
Total:	29	$766,163,165	100.0%
Weighted Average(3):	358 Months
LOCKBOXES
Type of Lockbox	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Hard / Springing Cash Management	14	$442,388,165	57.7%
Soft / Springing Cash Management	8	168,150,000	21.9
Springing	6	115,625,000	15.1
Hard / In Place Cash Management	1	40,000,000	5.2
Total:	29	$766,163,165	100.0%
PREPAYMENT PROVISION SUMMARY
Prepayment Provision	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Lockout / Defeasance / Open	21	$575,713,165	75.1%
Lockout / GRTR 1% or YM / Open	5	85,350,000	11.1
GRTR 0.5% or YM / GRTR 0.5% or YM or Defeasance / Open	1	75,000,000	9.8
Lockout / GRTR 2% or YM / Open	2	30,100,000	3.9
Total:	29	$766,163,165	100.0%

CUT-OFF DATE LOAN-TO-VALUE RATIO
Range of Cut-off Date LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
36.2 - 40.0	3	$148,000,000	19.3%
40.1 - 55.0	1	13,200,000	1.7
55.1 - 60.0	9	224,639,665	29.3
60.1 - 65.0	4	41,782,500	5.5
65.1 - 70.0	9	226,775,000	29.6
70.1 - 76.3	3	111,766,000	14.6
Total:	29	$766,163,165	100.0%
Weighted Average:	59.4%
BALLOON LOAN-TO-VALUE RATIO
Range of Balloon LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
36.2 - 40.0	3	$148,000,000	19.3%
40.1 - 55.0	1	13,200,000	1.7
55.1 - 60.0	9	224,639,665	29.3
60.1 - 65.0	4	41,782,500	5.5
65.1 - 70.0	9	226,775,000	29.6
70.1 - 76.3	3	111,766,000	14.6
Total:	29	$766,163,165	100.0%
Weighted Average:	59.4%
AMORTIZATION TYPE
Amortization Type	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Interest Only	28	$760,373,500	99.2%
Amortizing Balloon	1	5,789,665	0.8
Total:	29	$766,163,165	100.0%
SEASONING
Seasoning (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
0	1	$16,800,000	2.2%
1	8	272,300,000	35.5
2	12	207,247,165	27.1
3	6	197,650,000	25.8
5	2	72,166,000	9.4
Total:	29	$766,163,165	100.0%
Weighted Average:	2 Months

(1)	The original amortization term shown for any mortgage loan that is interest only for part of its term does not include the number of months in its interest only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.
(2)	The remaining amortization term shown for any mortgage loan that is interest only for part of its term does not include the number of months in its interest only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.
(3)	Excludes the non-amortizing mortgage loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$100,000,000
3730 South Las Vegas Boulevard and	CityCenter (Aria & Vdara)	Cut-off Date LTV:	36.2%
2600 West Harmon Avenue		UW NCF DSCR:	4.46x
Las Vegas, NV 89158		UW NOI Debt Yield:	24.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$100,000,000
3730 South Las Vegas Boulevard and	CityCenter (Aria & Vdara)	Cut-off Date LTV:	36.2%
2600 West Harmon Avenue		UW NCF DSCR:	4.46x
Las Vegas, NV 89158		UW NOI Debt Yield:	24.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$100,000,000
3730 South Las Vegas Boulevard and	CityCenter (Aria & Vdara)	Cut-off Date LTV:	36.2%
2600 West Harmon Avenue		UW NCF DSCR:	4.46x
Las Vegas, NV 89158		UW NOI Debt Yield:	24.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15

Mortgage Loan No. 1 – CityCenter (Aria & Vdara)

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	JPMCB, CREFI			Single Asset/Portfolio:	Single Asset
Credit Assessment (S&P/Fitch/MDBRS):	NR/AAA/AA			Location:	Las Vegas, NV 89158
Original Balance(1):	$75,000,000			General Property Type(5):	Hospitality
Cut-off Date Balance(1):	$75,000,000			Detailed Property Type(5):	Full Service
% of Initial Pool Balance:	9.8%			Title Vesting(5):	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2009/NAP
Borrower Sponsor:	Blackstone Real Estate Partners IX L.P.			Size(5):	5,349 Rooms
Guarantor:	Blackstone Real Estate Partners IX-TE			Cut-off Date Balance Per Room(1):	$476,313
	(AIV) L.P.			Maturity Date Balance Per Room(1):	$476,313
Mortgage Rate(1)(2):	6.07880916113333%			Property Manager:	MGM (borrower-related)
Note Date:	12/9/2025			Underwriting and Financial Information(1)
Maturity Date:	12/9/2030			UW NOI(6):	$632,399,759
Term to Maturity:	60 Months			UW NCF(6):	$607,952,887
Amortization Term:	0 Months			UW NOI Debt Yield(6):	24.8%
IO Period:	60 Months			UW NCF Debt Yield(6):	23.9%
Seasoning:	3 Months			UW NOI Debt Yield at Maturity(6):	24.8%
Prepayment Provisions:	YM0.5(27),DorYM0.5(26),O(7)			UW NCF DSCR(6):	4.46x
Lockbox/Cash Mgmt Status:	Hard/Springing			Most Recent NOI(6):	$635,387,355 (9/30/2025 TTM)
Additional Debt Type(1)(3):	Pari Passu/B-Note			2nd Most Recent NOI(6):	$583,734,452 (12/31/2024)
Additional Debt Balance(1)(3):	$2,472,800,000/$902,200,000			3rd Most Recent NOI(6):	$585,966,283 (12/31/2023)
Future Debt Permitted (Type):	Yes (Mezzanine)			Most Recent Occupancy(6):	94.2% (9/30/2025)
Reserves(4)				2nd Most Recent Occupancy(6):	95.2% (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(6):	93.4% (12/31/2023)
RE Taxes:	$0	Springing	NAP	Appraised Value (as of)(7):	$7,032,800,000 (11/25/2025)
Insurance:	$0	Springing	NAP	Appraised Value Per Room(7):	$1,314,788
Replacement Reserve:	$0	Springing	NAP	Cut-off Date LTV Ratio(7):	36.2%
TI/LC Reserve:	$0	Springing	NAP	Maturity Date LTV Ratio(7):	36.2%

Sources and Uses(8)
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan Amount:	$2,547,800,000	73.8%	Loan Payoff:	$3,150,000,400	91.3%
Subordinate Loan Amount:	$902,200,000	26.2%	Return of Equity:	$291,474,251	8.4%
			Closing Costs:	$8,525,349	0.2%
Total Sources:	$3,450,000,000	100.0%	Total Uses:	$3,450,000,000	100.0%

(1)	The CityCenter (Aria & Vdara) Mortgage Loan (as defined below) is part of the CityCenter (Aria & Vdara) Whole Loan (as defined below) evidenced by (i) 26 pari passu senior promissory notes with an aggregate original principal balance of $2,547,800,000 and (ii) four subordinate notes with an aggregate original principal balance of $902,200,000. The Cut-off Date Balance Per Room, Maturity Date Balance Per Room, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the CityCenter (Aria & Vdara) Senior Notes (as defined below) based on a weighted average mortgage rate of 5.280024422835390% per annum on the CityCenter (Aria & Vdara) Senior Notes. The Cut-off Date Balance Per Room, Maturity Date Balance Per Room, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the principal balance of the CityCenter (Aria & Vdara) Whole Loan are $644,980, $644,980, 18.3%, 17.6%, 18.3%, 3.28x, 49.1% and 49.1%, respectively.
(2)	Mortgage Rate represents the mortgage rate of components A-C of the CityCenter (Aria & Vdara) Whole Loan applicable to the CityCenter (Aria & Vdara) Senior Companion Notes (as defined below). The Mortgage Rate does not represent the mortgage rate attributable to component A (applicable to the CityCenter (Aria & Vdara) Senior SASB Notes (as defined below)) or component B and component C (applicable to the CityCenter (Aria & Vdara) B Notes (as defined below)).
(3)	See “Subordinate and Mezzanine Debt” below.
(4)	See “Escrows and Reserves” below.
(5)	The CityCenter (Aria & Vdara) Properties (as defined below) are leased to MGM Lessee III, LLC (the “MGM Tenant” or the “OpCo”), a subsidiary of MGM Resorts International (“MGM”), pursuant to a triple net master lease (the “Master Lease”). All property-specific financial information is based on the financial reporting package delivered by MGM. The CityCenter (Aria & Vdara) Whole Loan is not secured by the MGM Tenant’s leasehold interests in the CityCenter (Aria & Vdara) Properties and the MGM Tenant is not a borrower under the CityCenter (Aria & Vdara) Whole Loan. The Borrowers (as defined below) are entitled to the master rent payment under the Master Lease, as described under “The Properties” below, and the CityCenter (Aria & Vdara) Whole Loan is secured by the Borrowers’ rights under the Master Lease, among other things.
(6)	The CityCenter (Aria & Vdara) Whole Loan was underwritten based on the net cash flow and the net operating income of the CityCenter (Aria & Vdara) Properties reflective of the operating results of the MGM Tenant. The CityCenter (Aria & Vdara) Whole Loan (based on the Borrowers’ leased fee interest) is secured by all of the Borrowers’ rights under the Master Lease, not the MGM Tenant’s leasehold interests in the CityCenter (Aria & Vdara) Properties. With respect to the Master Lease rent of approximately $232.7 million, the UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity and UW NCF DSCR based on the principal balance of CityCenter (Aria & Vdara) Whole Loan are 6.75%, 6.75%, 6.75% and 1.26x, respectively.
(7)	Appraised Value of $7,032,800,000 represents the appraisal’s concluded “hypothetical – fee simple” value as of November 25, 2025 based on the hypothetical condition that the CityCenter (Aria & Vdara) Properties are not subject to the Master Lease. The appraisal’s concluded “as is” (based on the leased fee interest) value as of November 25, 2025 for CityCenter (Aria & Vdara) Properties is $4,450,000,000 which results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio for the CityCenter (Aria & Vdara) Whole Loan of 77.5% and 77.5%, respectively, and a Cut-off Date LTV Ratio and Maturity Date LTV Ratio for the CityCenter (Aria & Vdara) Senior Notes of 57.3% and 57.3%, respectively.
(8)	On December 9, 2025, a wholly-owned subsidiary of Realty Income Corporation (the “Investor LP”) and the borrower sponsor entered into a perpetual preferred equity agreement whereby the Investor LP contributed $800,000,000 in exchange for a preferred equity interest with a preferred return equal to 7.4% per annum, subject to escalations beginning in year six. See “Additional Indebtedness—Preferred Equity” in the prospectus.

The Mortgage Loan. The largest mortgage loan, the CityCenter (Aria & Vdara) mortgage loan (the “CityCenter (Aria & Vdara) Mortgage Loan”), is part of the CityCenter (Aria & Vdara) Whole Loan which is secured by the Borrowers’ leased fee interest in the Aria Resort & Casino (the “Aria”) and the Vdara Hotel & Spa (the “Vdara”, and together with the Aria, the “CityCenter (Aria & Vdara) Properties”) and a collateral assignment of the Master Lease (collectively with the CityCenter (Aria & Vdara) Properties, the “Collateral”). The CityCenter (Aria & Vdara) Whole Loan is evidenced by (i) 27 pari passu senior promissory notes with an aggregate original principal balance as of the Cut-off Date of $2,547,800,000 consisting of Notes A-1, A-2, A-3 and A-4 with an aggregate original principal balance of $1,947,800,000 (the “CityCenter (Aria & Vdara) Senior SASB Notes”) and Notes A-5-1, A-5-2, A-6, A-7, A-

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$75,000,000
3730 South Las Vegas Boulevard and	CityCenter (Aria & Vdara)	Cut-off Date LTV:	36.2%
2600 West Harmon Avenue		UW NCF DSCR:	4.46x
Las Vegas, NV 89158		UW NOI Debt Yield:	24.8%

8, A-9-1, A-9-2, A-10, A-11, A-12, A-13, A-14, A-15, A-16, A-17, A-18, A-19, A-20-1, A-20-2, A-21, A-22, A-23 and A-24 (the “CityCenter (Aria & Vdara) Senior Companion Notes” and, together with the CityCenter (Aria & Vdara) Senior SASB Notes, the “CityCenter (Aria & Vdara) Senior Notes”) and (ii) four subordinate promissory notes, with an aggregate original principal as of the Cut-off Date of $902,200,000 (collectively, the “CityCenter (Aria & Vdara) B Notes” and, together with the CityCenter (Aria & Vdara) Senior Notes, the “CityCenter (Aria & Vdara) Whole Loan”). The CityCenter (Aria & Vdara) Mortgage Loan is evidenced by the non-controlling Notes A-9-1, A-13 and A-14, with an aggregate original principal amount of $75,000,000. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The CityCenter (Aria & Vdara) Whole Loan” and “Pooling and Servicing Agreement” in the prospectus.

CityCenter (Aria & Vdara) Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$779,120,000	$779,120,000	BX 2025-ARIA	Yes
A-2	$389,560,000	$389,560,000	BX 2025-ARIA	No
A-3	$389,560,000	$389,560,000	BX 2025-ARIA	No
A-4	$389,560,000	$389,560,000	BX 2025-ARIA	No
A-5-1	$54,000,000	$54,000,000	JPMorgan Chase Bank, National Association(1)	No
A-5-2	$2,000,000	$2,000,000	JPMorgan Chase Bank, National Association(1)	No
A-6	$40,000,000	$40,000,000	BMO 2025-5C13	No
A-7	$48,000,000	$48,000,000	BANK5 2026-5YR20(4)	No
A-8	$48,000,000	$48,000,000	BANK5 2026-5YR20(4)	No
A-9-1	$35,000,000	$35,000,000	WFCM 2026-5C8	No
A-9-2	$13,000,000	$13,000,000	JPMorgan Chase Bank, National Association(1)	No
A-10	$30,000,000	$30,000,000	Citi Real Estate Funding Inc.(1)	No
A-11	$25,000,000	$25,000,000	BBCMS 2026-5C40(2)	No
A-12	$25,000,000	$25,000,000	BMARK 2026-V20(3)	No
A-13	$20,000,000	$20,000,000	WFCM 2026-5C8	No
A-14	$20,000,000	$20,000,000	WFCM 2026-5C8	No
A-15	$25,000,000	$25,000,000	BBCMS 2026-5C40(2)	No
A-16	$25,000,000	$25,000,000	BMARK 2026-V20(3)	No
A-17	$25,000,000	$25,000,000	German American Capital Corporation(1)	No
A-18	$25,000,000	$25,000,000	German American Capital Corporation(1)	No
A-19	$20,000,000	$20,000,000	German American Capital Corporation(1)	No
A-20-1	$25,000,000	$25,000,000	BMARK 2026-V20(3)	No
A-20-2	$25,000,000	$25,000,000	Goldman Sachs Mortgage Company(1)	No
A-21	$30,000,000	$30,000,000	Goldman Sachs Mortgage Company(1)	No
A-22	$25,000,000	$25,000,000	BBCMS 2026-5C40(2)	No
A-23	$10,000,000	$10,000,000	Goldman Sachs Mortgage Company(1)	No
A-24	$5,000,000	$5,000,000	Goldman Sachs Mortgage Company(1)	No
B-1	$360,880,000	$360,880,000	BX 2025-ARIA	No
B-2	$180,440,000	$180,440,000	BX 2025-ARIA	No
B-3	$180,440,000	$180,440,000	BX 2025-ARIA	No
B-4	$180,440,000	$180,440,000	BX 2025-ARIA	No
Whole Loan	$3,450,000,000	$3,450,000,000

(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.
(2)	Notes A-11, A-15 and A-22 are expected to be contributed to the BBCMS 2026-5C40 securitization, which is expected to close on or about February 12, 2026.
(3)	Notes A-12, A-16 and A-20-1 are expected to be contributed to the BMARK 2026-V20 securitization, which is expected to close on or about February 23, 2026.
(4)	Notes A-7 and A-8 are expected to be contributed to the BANK5 2026-5YR20 securitization, which is expected to close on or about February 19, 2026.

The Borrowers and the Borrower Sponsor. The borrowers for the CityCenter (Aria & Vdara) Properties are, with respect to the Aria, Ace A PropCo LLC, a Delaware limited liability company, and, with respect to the Vdara, Ace V PropCo LLC, a Delaware limited liability company (collectively the “Borrowers”).

The Borrowers own the fee interest in the CityCenter (Aria & Vdara) Properties and have leased the CityCenter (Aria & Vdara) Properties to a subsidiary of MGM pursuant to the Master Lease. The Borrowers, together with the MGM Tenant, are collectively referred to as the “WholeCo”.

The Properties. The CityCenter (Aria & Vdara) Properties are located in CityCenter, a 76-acre, mixed-use development located on South Las Vegas Boulevard (the “Las Vegas Strip”) in Las Vegas, Nevada, and are comprised of 5,349 keys, over 20 food and beverage (“F&B”) outlets, approximately 150,000 SF of casino space, as well as various other retail, entertainment and amenity offerings.

In October 2021, MGM consolidated its then ownership of the CityCenter (Aria & Vdara) Properties by acquiring a 50% non-controlling interest in the CityCenter (Aria & Vdara) Properties from Infinity World for a purchase price of approximately $2.125 billion ($397,271 per key). Concurrently, MGM entered into a sale-leaseback transaction with Blackstone Real Estate Partners IX L.P. (“Blackstone”), pursuant to which the Borrowers acquired the fee

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$75,000,000
3730 South Las Vegas Boulevard and	CityCenter (Aria & Vdara)	Cut-off Date LTV:	36.2%
2600 West Harmon Avenue		UW NCF DSCR:	4.46x
Las Vegas, NV 89158		UW NOI Debt Yield:	24.8%

interest in the CityCenter (Aria & Vdara) Properties from MGM for approximately $3.9 billion ($727,239 per key), inclusive of a $763.4 million equity investment from Blackstone, and simultaneously leased the CityCenter (Aria & Vdara) Properties to the OpCo pursuant to the Master Lease.

The Master Lease has an initial term of 30 years expiring in 2051, with three, 10-year renewal options and no termination options. The Borrowers are entitled to a current Master Lease rent of approximately $232.7 million per annum (the “Master Rent” or “PropCo EBITDA”), which is structured with 2.0% escalations through 2036. Thereafter, the escalation will be the greater of 2.0% or the consumer price index, capped at 3.0% per annum.

In addition to the cash flow generated by the CityCenter (Aria & Vdara) Properties, the Master Lease is structured with a corporate guaranty for all lease obligations from MGM (the “MGM Master Lease Guaranty”), a globally recognized and publicly traded company with a market cap of approximately $10.3 billion as of December 2025. The Master Lease and the MGM Master Lease Guaranty have been collaterally assigned to the lender. Moreover, the MGM Tenant is required to post a reserve in the amount of one year’s then current Master Rent if (i) both earnings before interest, taxes, depreciation, amortization and rent (“EBITDAR”) to Master Rent coverage falls below 1.60x and MGM’s market cap declines below $6.0 billion or (ii) both MGM is no longer listed on a major stock exchange and EBITDAR to Master Rent declines below a 2.0x coverage.

The Master Lease requires an ongoing capital expenditure (“CapEx”) reserve equal to 1.5% of revenues and a minimum CapEx spend based on a five-year rolling schedule equal to: (a) 4.0% of revenues for years one through five, (b) 2.5% of revenues for years six through ten, (c) 3.0% of revenues for years 11 through 20 and (d) 3.5% of revenues for years 21 and thereafter. The estimated CapEx spend during the term of the CityCenter (Aria & Vdara) Whole Loan based on the contractually required spend is approximately $498.8 million ($93,252 per room).

Since the prior securitization in 2021, the CityCenter (Aria & Vdara) Properties have rapidly recovered from the COVID-19 pandemic, achieving record performance as evidenced by TTM September 2025 occupancy, ADR, RevPAR and EBITDAR increases of approximately 69.3%, 46.5%, 148.1% and 124.0%, respectively. The CityCenter (Aria & Vdara) Properties had an overall EBITDAR of approximately $287.3 million as of TTM August 2021 and approximately $635.4 million as of TTM September 2025.

The Aria. Located in the heart of CityCenter on the Las Vegas Strip, the Aria is a premier, full-service luxury resort and casino spanning approximately 61.4 acres. The Aria comprises 4,002 guest rooms and suites, including 17 exclusive villas, distributed across a 61-story main tower that offers sweeping views of the Las Vegas Strip and the surrounding cityscape. The Aria is renowned for its award-winning hospitality, having received the AAA Five Diamond and Forbes Travel Guide Five-Star Awards, as well as seven additional Forbes Travel Guide distinctions. The Aria was designed with sustainability in mind, achieving LEED Gold certification and incorporating advanced energy and water efficiency measures. Entertainment options include the JEWEL Nightclub, a 24,000 SF venue featuring world-class DJs, as well as the Aria Fine Art Collection. Additional amenities include concierge services, a business center and direct access to the Las Vegas tram system.

The Aria offers a diverse mix of over 4,000 guest rooms, including 3,436 deluxe rooms, 258 recently renovated tower suites, 291 Sky Suites (as defined below) and 17 villas. Rooms average 638 SF and feature advanced technology, keyless entry and voice-activated controls in select suites. The “Sky Suites” are a Forbes Five-Star rated, hotel-within-a-hotel, offering exclusive luxury, personalized service and enhanced amenities for discerning guests, including private check-in, dedicated elevators, access to a private lounge with complimentary food/drinks and the secluded Sky Pool, all in spacious, modern suites with separate living areas and spa-like bathrooms. The Sky Suites provide an elevated experience with perks like luxury airport transfers, butler service and priority access to dining. As of TTM September 2025, the Aria maintained an occupancy rate of 94.2%, with an ADR of $346.79 and RevPAR of $326.83.

The Aria’s casino floor spans approximately 150,000 SF, featuring a comprehensive selection of 1,940 slot machines, 145 table games, a high-limit lounge and a racing and sports book catering to both casual and experienced players. Gaming revenue accounted for 30.8% of the Aria’s total property revenues as of TTM September 2025, reflecting a shift toward more durable, non-gaming demand drivers. Nominal gaming revenue grew approximately 31% at the Aria between 2019 and 2024.

The Aria offers over 500,000 SF of convention and meeting space, complemented by seven ballrooms, 51 meeting rooms and a dedicated event planning team. Dining options include over 20 F&B outlets, ranging from upscale, Michelin-starred and celebrity chef-driven restaurants such as Carbone, CATCH, Jean Georges Steakhouse, Bardot Brasserie and Blossom, to a variety of casual and quick-serve concepts. Additionally, Gymkhana, London’s two Michelin starred Indian restaurant, opened its first U.S. location at the Aria in December of 2025 and is expected to drive continued growth in the F&B segment. Additional amenities include a 215,000 SF pool deck with four pools and 12,000 SF of cabanas, a Forbes Five-Star spa and salon, the Aria Fine Art Collection and direct access to luxury retail and entertainment venues.

The Vdara. Located adjacent to the Aria within CityCenter, the Vdara is a luxury, non-gaming, all-suite hotel distinguished by its modern crescent design. The 57-story tower features 1,495 guest suites and offers a tranquil, smoke-free environment with direct access to the Las Vegas Strip. The Vdara is recognized for its upscale accommodations and LEED Gold-certified design, providing a sophisticated retreat within the vibrant CityCenter ecosystem. The Vdara features approximately 16,500 SF of meeting and event space, including a 3,923 SF grand ballroom and the flagship Silk Road meeting space which accommodates up to 200 guests and features a private dining room. Amenities include a two-level wellness spa, a rooftop pool with cabanas and daybeds, a state-of-the-art fitness center and a curated selection of luxury retail outlets. The Vdara offers seamless connectivity to the Aria, Bellagio and other CityCenter attractions via the express tram.

The Vdara’s 1,495 suites include deluxe, premium, luxury and premier options, with average room sizes of 660 SF. Suites feature open floor plans, horizontal windows with city and mountain views and fully equipped gourmet kitchens with designer appliances. As of TTM September 2025, the Vdara reported an occupancy rate of 94.2%, ADR of $328.90 and RevPAR of $309.68, reflecting strong demand for upscale, non-gaming accommodations on the Las Vegas Strip.

The Vdara offers a selection of premium dining options, including Elements, Maceoo Paris, Terrene and Radiance, as well as in-suite dining and access to the Aria’s extensive restaurant portfolio. The Vdara Spa & Salon spans two floors and features 11 treatment rooms, sauna, steam rooms, hot plunges and heated chaise loungers. The rooftop pool deck offers panoramic views, private cabanas and a relaxing retreat for guests. A state-of-the-art fitness center and luxury retail outlets complete the guest experience.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

18

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$75,000,000
3730 South Las Vegas Boulevard and	CityCenter (Aria & Vdara)	Cut-off Date LTV:	36.2%
2600 West Harmon Avenue		UW NCF DSCR:	4.46x
Las Vegas, NV 89158		UW NOI Debt Yield:	24.8%

The Market. The CityCenter (Aria & Vdara) Properties are located on the Las Vegas Strip within the master planned CityCenter in Las Vegas, Nevada. Las Vegas is one of the top three destinations in the United States for business conventions and a national leader in the hospitality industry, claiming three AAA Five Diamond hotels. According to a third party research report, hotel fundamentals in Las Vegas have considerably strengthened since the easing of COVID-19 impacts in 2021 with average ADR and average RevPAR increasing from 2019 to 2025 (through September) by approximately 56.1% and 48.1%, respectively. In 2024, Las Vegas welcomed approximately 41.7 million visitors, marking a 2.1% increase over 2023 and the fourth consecutive year of growth since the COVID-19 pandemic while slightly trailing it’s 2019 levels by approximately 2.0%. Las Vegas’ monthly visitor trend through 2025 (through September) is tracking 2019, with the average monthly visitor count reaching approximately 3.2 million compared to 2019’s monthly average of 3.5 million.

According to a third party research report, gaming revenue has been decreasing as an overall percentage of Las Vegas Strip revenue. Nominal gaming revenue grew approximately 31.0% from 2019 to 2024, while the monthly average gaming revenue grew approximately 30.6% from 2019 to 2025 (as of September). Gaming revenue has been strong strip-wide while hotels have continued to diversify revenue sources.

The introduction of professional sports and certain key entertainment attractions in recent years has accelerated non-gaming driven demand, propelling long-term sustainable gains in market performance. Las Vegas welcomed its first professional sports team in 2017, just a year after the T-Mobile Arena finished construction. The National Hockey League expansion team boasts the highest average attendance in the league, with roughly 18,000 fans each game. Additionally, the state-of-the-art, $1.9 billion Allegiant Stadium opened in 2020 to the National Football League’s Las Vegas Raiders. The team has helped to boost Sunday demand at hotels, a historically weak night, along with additional demand from year round events. The 65,000-seat stadium is walking distance from the Las Vegas Strip and hosts concerts, exhibitions and sporting events. Over the first five years of its existence, the stadium has helped to draw more than six million guests to over 700 events.

The Sphere, which opened in 2023, is the largest LED display in the world, measuring 366 feet high and 516 feet wide. Development was estimated to cost approximately $2.3 billion, making it the most expensive entertainment venue built in the Las Vegas valley. The groundbreaking entertainment venue has quickly become one of the most recognizable landmarks in Las Vegas. With seating capacity of up to 18,600 people, it combines cutting-edge visuals and sound with a striking exterior made of 1.2 million LED lights. In 2024, the Sphere grossed $420.5 million off of 1.3 million concert tickets sold, ranking as the top-grossing venue of any size that year.

Las Vegas will host the Formula 1 Las Vegas Grand Prix annually through 2032, with the inaugural race held in November 2023, and the Oakland Athletics Major League Baseball team plans to move to Las Vegas, with a new $2.0 billion, 33,000-seat stadium expected to be completed by 2028.

The following table presents certain information relating to the Occupancy, ADR and RevPAR of properties along the Las Vegas Strip:

Las Vegas Strip Hotel Occupancy, ADR and RevPAR(1)
Year	Occupancy	ADR	RevPAR
YTD Oct 2025	83.7%	$195.34	$163.50
2024	86.4%	$206.12	$178.09
2023	86.2%	$204.42	$176.21
2022	81.6%	$182.11	$148.60

(1)	Source: Appraisal.

Appraisal. According to the appraisal, the CityCenter (Aria & Vdara) Properties had a “hypothetical – fee simple” appraised value of $7,032,800,000 as of November 25, 2025, based on the hypothetical condition that the CityCenter (Aria & Vdara) Properties are not subject to the Master Lease, and an “as is – leased fee” appraised value of $4,450,000,000 as of November 25, 2025. The table below shows the appraisal’s “hypothetical – fee simple” conclusions:

Appraisal Valuation Summary
Property	Appraised Value	Capitalization Rate	Appraisal Approach
The Aria – Hypothetical Fee Simple	$6,375,000,000(1)	8.50%	Income Capitalization Approach
The Vdara – Hypothetical Fee Simple	$657,800,000(1)	7.43%	Income Capitalization Approach
Leased Fee	$4,450,000,000	5.25%	Income Capitalization Approach

Source: Appraisal.

(1)	Represents the WholeCo Appraised Value. The CityCenter (Aria & Vdara) Whole Loan is not secured by the MGM Tenant’s leasehold interests in the CityCenter (Aria & Vdara) Properties but is secured by the Borrowers’ rights under the Master Lease.

Environmental Matters. According to the Phase I environmental site assessment dated December 3, 2025, there was no evidence of any recognized environmental conditions at the CityCenter (Aria & Vdara) Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$75,000,000
3730 South Las Vegas Boulevard and	CityCenter (Aria & Vdara)	Cut-off Date LTV:	36.2%
2600 West Harmon Avenue		UW NCF DSCR:	4.46x
Las Vegas, NV 89158		UW NOI Debt Yield:	24.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the CityCenter (Aria & Vdara) Properties:

Cash Flow Analysis(1)(2)
	2022	2023	2024	9/30/2025 TTM	UW(3)	UW per Room(3)(4)
Occupancy	89.0%	93.4%	95.2%	94.2%	94.8%
ADR(4)	$300.03	$335.10	$340.58	$328.90	$336.06
RevPAR	$267.00	$312.90	$324.22	$309.68	$318.44

Room Revenue	$521,516,805	$613,499,702	$637,872,265	$606,971,605	$621,725,603	$116,232
Food & Beverage	$408,775,407	$445,587,845	$468,136,267	$443,366,197	$465,422,092	$87,011
Club Membership	$398,416,803	$379,429,580	$363,767,670	$445,674,245	$428,910,321	$80,185
Other Departmental Income(5)	$115,087,855	$115,820,055	$111,693,386	$115,354,233	$113,733,501	$21,263
Total Revenue	$1,443,796,870	$1,554,337,182	$1,581,469,587	$1,611,366,280	$1,629,791,517	$304,691

Room Expense	$151,452,587	$169,988,158	$185,046,225	$183,986,680	$188,651,419	$35,269
Food & Beverage Expenses	$280,374,257	$330,729,810	$341,847,365	$328,631,653	$345,361,697	$64,566
Club Membership Expense	$172,516,951	$198,058,944	$198,607,896	$198,748,960	$197,812,779	$36,981
Other Departmental Expense(5)	$42,444,516	$45,389,779	$45,077,711	$46,914,540	$46,305,073	$8,657
Total Departmental Expenses	$646,788,311	$744,166,692	$770,579,198	$758,281,833	$778,130,967	$145,472

Gross Operating Income	$797,008,559	$810,170,490	$810,890,390	$853,084,447	$851,660,549	$159,219

Administrative and General	$63,269,875	$70,348,977	$68,335,109	$64,439,497	$65,217,842	$12,193
Sales and Marketing	$32,315,100	$24,130,762	$24,723,051	$18,560,141	$18,779,491	$3,511
Property Operation and Maintenance	$22,382,967	$23,366,146	$25,675,346	$25,004,506	$25,269,661	$4,724
Total Undistributed Expenses	$117,967,943	$117,845,886	$118,733,506	$108,004,144	$109,266,994	$20,428

Gross Operating Profit	$679,040,616	$692,324,605	$692,156,884	$745,080,303	$742,393,555	$138,791

Total Management Fees	$64,857,314	$69,873,004	$71,104,350	$72,397,889	$72,698,736	$13,591

Real Estate Taxes	$19,280,539	$20,595,325	$21,694,635	$22,156,930	$22,156,930	$4,142
Insurance	$15,577,537	$15,889,993	$15,623,447	$15,138,129	$15,138,129	$2,830
Total Fixed Expenses	$34,858,076	$36,485,318	$37,318,082	$37,295,059	$37,295,059	$6,972

Net Operating Income	$579,325,226	$585,966,283	$583,734,452	$635,387,355	$632,399,759	$118,228

FF&E	$21,656,953	$23,315,058	$23,722,044	$24,170,494	$24,446,873	$4,570

Net Cash Flow	$557,668,273	$562,651,225	$560,012,408	$611,216,861	$607,952,887	$113,657

NOI DSCR(6)	4.25x	4.30x	4.28x	4.66x	4.64x
NCF DSCR(6)	4.09x	4.13x	4.11x	4.48x	4.46x
NOI Debt Yield(6)	22.7%	23.0%	22.9%	24.9%	24.8%
NCF Debt Yield(6)	21.9%	22.1%	22.0%	24.0%	23.9%

(1)	With respect to the Master Lease rent of approximately $232.7 million, the NOI DSCR, NFC DSCR, NOI Debt Yield and NCF Debt Yield based on the principal balance of CityCenter (Aria & Vdara) Whole Loan are 1.26x, 1.26x, 6.75% and 6.75%, respectively.
(2)	Financials are inclusive of revenue and expenses from the racing and sports book (“RSB”) operations at the Aria. The revenue and expenses associated with the racing and sports book operations were transferred to BetMGM (an affiliate of MGM) pursuant to the RSB services agreement. The RSB services agreement and any revenue and expenses derived from the RSB operations at the Aria are not a part of the Collateral for the CityCenter (Aria & Vdara) Whole Loan and are excluded from the calculations of EBITDAR and net cash flow. Any revenues or expenses or other amounts from the RSB operations belong to BetMGM. The Borrowers will not receive financial reporting from MGM with respect to the RSB operations and any revenues or expenses derived therefrom. The lender will not be entitled to receive any financial reporting or cash flow information from the RSB operations at the Aria property. However, the terms of the Master Lease provide that, upon the expiration or earlier termination of the Master Lease, which may include a termination of the Master Lease by the Borrowers following a default by MGM thereunder, the RSB services agreement will be terminated at MGM’s cost and expense. Upon such termination, subject to compliance with applicable gaming laws, the Borrowers may elect to operate or engage a separate operator for the RSB operations and collect all or a portion of the revenues and expenses derived from such RSB operations thereafter.
(3)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring items were adjusted and/or excluded from the historical presentation and are not considered for purposes of lender’s underwritten cash flow.
(4)	Per Room is based on 5,349 rooms.
(5)	Other Departmental Income and Other Departmental Expenses consists of retail, entertainment and other departmental revenues and expenses.
(6)	Based on the CityCenter (Aria & Vdara) Senior Notes. UW NOI DSCR, UW NCF DSCR, UW NOI Debt Yield and UW NCF Debt Yield are based on the principal balance of the CityCenter (Aria & Vdara) Whole Loan are 3.41x, 3.28x, 18.3% and 17.6%, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

20

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$75,000,000
3730 South Las Vegas Boulevard and	CityCenter (Aria & Vdara)	Cut-off Date LTV:	36.2%
2600 West Harmon Avenue		UW NCF DSCR:	4.46x
Las Vegas, NV 89158		UW NOI Debt Yield:	24.8%

Escrows and Reserves. For so long as the CityCenter (Aria & Vdara) Properties are subject to the Master Lease, there are no ongoing reserves required under the CityCenter (Aria & Vdara) Whole Loan documents.

Under the Master Lease, the MGM Tenant will be obligated to make monthly deposits of 1.50% of net revenue at an eligible institution to be used for furniture, fixtures and equipment (“FF&E”) and qualifying capital expenditures (the “OpCo FF&E Reserve Account”). On the origination date, the MGM Tenant granted the Borrowers a security interest in the OpCo FF&E Reserve Account and the Borrowers collaterally assigned the Borrowers’ security interest in the OpCo FF&E Reserve Account to the lender.

Real Estate Taxes – For so long as the CityCenter (Aria & Vdara) Properties are not subject to the Master Lease, on each payment date during the continuance of a Trigger Period (as defined below), the Borrowers are required to deposit 1/12th of an amount which would be sufficient to pay all taxes at least 30 days prior to their respective due dates. If taxes are reserved for or previously paid for by a brand manager pursuant to a brand management agreement or by a casino operator pursuant to a casino management agreement, then the required tax deposits will be reduced on a dollar-for-dollar basis by such amount.

Insurance – For so long as the CityCenter (Aria & Vdara) Properties are not subject to the Master Lease, on each payment date during the continuance of a Trigger Period, insurance deposits are required in an amount equal to 1/12th of an amount which would be sufficient to pay the insurance premium due for the renewal of the coverage afforded by the insurance policies at least 30 days prior to the expiration thereof. If the liability or casualty insurance policy maintained by the Borrowers covering the CityCenter (Aria & Vdara) Properties constitute an acceptable blanket policy, then no insurance deposits are required as described in “Description of the Mortgage Pool—Insurance Considerations” in the prospectus. An acceptable blanket policy was in place at origination. Further, if insurance premiums are reserved for or previously paid for by a brand manager pursuant to a brand management agreement or by a casino operator pursuant to a casino management agreement, then the required insurance deposits will be reduced on a dollar-for-dollar basis by such amount.

Replacement Reserve – For so long as the CityCenter (Aria & Vdara) Properties are not subject to the Master Lease, on each payment date during a Trigger Period, the Borrowers are required to make a deposit equal to (a) 4.0% of net revenue from guest rooms and Borrower-managed F&B operations and (b) 0.5% of all other net revenue (other than non-recurring items), in each case for the calendar month that is two months prior to the calendar month in which the applicable deposit to the Replacement Reserve Fund (as defined in the CityCenter (Aria & Vdara) Whole Loan documents) is to be made (the sum of (a) and (b), the “Replacement Reserve Monthly Deposit”) and if a Trigger Period does not exist, on the first payment date of each calendar quarter, an amount equal to the lesser of (x) the Replacement Reserve Current Year Lookback Deficiency (as defined below) and (y) the Replacement Reserve Five Year Lookback Deficiency (as defined below) (the lesser of (x) and (y), the “Replacement Reserve Quarterly Deposit”), provided that for so long as the CityCenter (Aria & Vdara) Properties are managed by (x) a brand manager pursuant to a brand management agreement and/or (y) a casino operator pursuant to a casino management agreement, the amounts required to be funded as a Replacement Reserve Monthly Deposit or a Replacement Reserve Quarterly Deposit will be reduced on a dollar-for-dollar basis by any amounts deposited into a manager account for replacements, property improvement plan (“PIP”) work or brand-mandated work for the applicable calendar months as set forth in the annual budget and required pursuant to the terms of the brand management agreement and/or casino management agreement if the Borrowers deliver evidence reasonably satisfactory to the lender that such deposit has been made.

“Replacement Reserve Current Year Lookback Deficiency” means an amount equal to (x) the aggregate amount of Replacement Reserve Monthly Deposits which would have been funded from the beginning of the then calendar year to the date of determination had a Trigger Period been in effect for the entirety of such period less (y) the sum of (1) the aggregate amount expended on replacements, PIP work and brand-mandated work during such calendar year to date and (2) the aggregate amount funded into the replacement reserve account during such calendar year to date; provided, if the foregoing calculation results in a negative number, the Replacement Reserve Current Year Lookback Deficiency will be deemed to be zero.

“Replacement Reserve Five Year Lookback Deficiency” means (i) zero, with respect to any period before December 31, 2025 and (ii) from and after January 1, 2026, an amount equal to (x) 4.0% of net revenue from guest rooms and the Borrower-managed F&B operations and 0.5% of all other net revenues (other than non-recurring items) during the Replacement Reserve Five Year Lookback Period (as defined below) less (y) the sum of (1) the aggregate amount expended on replacements, PIP work and brand mandated work during the Replacement Reserve Five Year Lookback Period (including amounts expended by MGM Tenant pursuant to the express terms and conditions of the Master Lease) and (2) the aggregate amounts funded into the Replacement Reserve Fund (as defined in the CityCenter (Aria & Vdara) Whole Loan documents) during such Replacement Reserve Five Year Lookback Period; provided, if the foregoing calculation results in a negative number, the Replacement Reserve Five Year Lookback Deficiency will be deemed to be zero.

“Replacement Reserve Five Year Lookback Period” means each five year period (on a rolling basis) with the first period commencing on January 1, 2021 and expiring on December 31, 2025 and the second period commencing on January 1, 2022 and expiring on December 31, 2026.

Lockbox and Cash Management. The CityCenter (Aria & Vdara) Whole Loan is subject to a hard lockbox with springing cash management. Unless a Trigger Period is continuing, amounts on deposit in the lockbox account will be disbursed to the Borrowers’ operating account in accordance with the clearing account agreement. After the occurrence and during the continuation of a Trigger Period, at least two times per week, the lockbox bank will be required to sweep funds from the lockbox accounts into the cash management account in accordance with the clearing account agreement and the cash management bank will apply funds on deposit in the order of priority described in the CityCenter (Aria & Vdara) Whole Loan documents, with the remaining excess cash flow to be held as additional collateral for the CityCenter (Aria & Vdara) Whole Loan, subject to the Borrowers’ ability to request disbursements of excess cash flow for certain items set forth in the CityCenter (Aria & Vdara) Whole Loan documents and subject to a cap on reserved excess cash flow in an amount equal to the DSCR Trigger Cure Prepayment Amount (as defined below).

A “Trigger Period” means a period (A) commencing upon the earliest of: (i) a CityCenter (Aria & Vdara) Whole Loan event of default, (ii) an event of default under any mezzanine loan, (iii) a bankruptcy action of the Borrowers or (iv) a DSCR Trigger Event (as defined below) and (B) terminating upon (i) in the event of a Trigger Period pursuant to clause (A)(i) above, no CityCenter (Aria & Vdara) Whole Loan event of default is continuing, (ii) in the event of a Trigger Period pursuant to clause (A)(ii) above, no event of default under such mezzanine loan is continuing, (iii) in the event of a Trigger Period pursuant to clause (A)(iii) above, such bankruptcy action was involuntary and not consented to by the Borrowers and is discharged, stayed or dismissed within 90 days of its filing and (iv) in the event of a Trigger Period pursuant to clause (A)(iv) above, the occurrence of a DSCR Trigger Event Cure (as defined below).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

21

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$75,000,000
3730 South Las Vegas Boulevard and	CityCenter (Aria & Vdara)	Cut-off Date LTV:	36.2%
2600 West Harmon Avenue		UW NCF DSCR:	4.46x
Las Vegas, NV 89158		UW NOI Debt Yield:	24.8%

“DSCR Trigger Event” means (i) for so long as the Master Lease is in effect and the Master Lease guarantor is publicly traded, the occurrence of both (a) a DSCR (as defined below) as determined by the lender, of less than 2.00:1.00 (the “Required DSCR”) on any calculation date for the two consecutive calendar quarters immediately preceding the calculation date, based upon the trailing 12-month period immediately preceding such calculation date and (b) the Master Lease guarantor’s market capitalization is less than $6,000,000,000 (the “Market Capitalization Requirement”) for such two consecutive calendar quarters and (ii) for so long as either the Master Lease is not in effect or the Master Lease guarantor is not publicly traded, a DSCR, as determined by the lender, of less than the Required DSCR on any calculation date for the two consecutive calendar quarters immediately preceding the calculation date, based upon the trailing 12-month period immediately preceding such calculation date.

“DSCR Trigger Event Cure” means the occurrence of any of the following: (i) the DSCR, as determined as of the first day of each of two consecutive calendar quarters following the occurrence of the applicable DSCR Trigger Event, is no less than the Required DSCR, (ii) the Borrowers prepay the CityCenter (Aria & Vdara) Whole Loan in an amount equal to the amount of the CityCenter (Aria & Vdara) Whole Loan and any mezzanine loan that if prepaid would result in a DSCR equal to the Required DSCR (the “DSCR Trigger Cure Prepayment Amount”) (provided that in the event of a prepayment pursuant to this clause (ii), the DSCR Trigger Period will cease upon such prepayment without any obligation to wait two consecutive calendar quarters) or, in each case to avoid a Trigger Period from occurring, (iii) the guarantor delivers a guaranty (the “DSCR Trigger Cure Guaranty”) in an amount equal to the DSCR Trigger Cure Prepayment Amount, (iv) the Borrowers deliver cash and/or a letter of credit in an amount equal to the DSCR Trigger Cure Prepayment Amount (the “DSCR Cure Collateral”) or (v) if the Master Lease is in effect and the Master Lease guarantor is publicly traded, the Master Lease guarantor satisfies the Market Capitalization Requirement without any obligation to wait two consecutive calendar quarters. In the event the DSCR Trigger Event Cure is achieved by delivery of the DSCR Cure Collateral or the DSCR Trigger Cure Guaranty to the lender, the applicable DSCR Trigger Period will cease upon delivery of such DSCR Cure Collateral or DSCR Trigger Cure Guaranty to the lender, without any obligation to wait two consecutive calendar quarters.

“DSCR” means the ratio for the period in question in which: (a) the numerator is (x) while the Master Lease is in effect: (i) if there are one or more MGM operating subtenants for an individual property, the sum of (A) the EBITDAR for each relevant MGM operating subtenant for that individual property (or part of it) and (B) the EBITDAR for MGM Tenant (allocated to any individual property or part of it without an MGM operating subtenant) or (ii) if no MGM operating subtenant exists for that individual property, the EBITDAR for the MGM Tenant allocated to that individual property, or (y) if the Master Lease is not in effect, the sum of EBITDAR for each individual property during that period; and (b) the denominator is the total debt service and mezzanine debt service payable during the 12 months following the calculation date.

Subordinate Debt. The subordinate debt (the “CityCenter (Aria & Vdara) Subordinate Loan”) is evidenced by the CityCenter (Aria & Vdara) B Notes in the aggregate original principal balance as of the Cut-off Date of $902,200,000.

The following table presents certain metrics related to CityCenter (Aria & Vdara) Subordinate Loan:

CityCenter (Aria & Vdara) Subordinate Loan
Cut-off Date Balance	Interest Rate	Whole Loan UW NOI Debt Yield(1)	Whole Loan UW NCF Debt Yield(1)	Whole Loan UW NOI Debt Yield at Maturity(1)	Whole Loan UW NCF DSCR(1)	Whole Loan Cut-off Date LTV Ratio(1)	Whole Loan Maturity Date LTV Ratio(1)
$902,200,000	5.33423162879628%	18.3%	17.6%	18.3%	3.28x	49.1%	49.1%

(1)	UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio are based on the principal balance of the CityCenter (Aria & Vdara) Whole Loan.

Permitted Future Subordinate or Mezzanine Debt. The Borrowers have a one-time right without the consent of the lender to cause a mezzanine borrower to incur additional indebtedness in the form of one or more mezzanine loans (the “Mezzanine Loan”), subject to satisfaction of certain conditions precedent set forth in the CityCenter (Aria & Vdara) Whole Loan documents, including that no CityCenter (Aria & Vdara) Whole Loan event of default is then continuing and the principal amount of the Mezzanine Loan will in no event exceed the amount which, after giving effect thereto, yields (x) an aggregate LTV ratio not greater than 77.5% and (y) a debt yield not less than 6.75%.

Release of Property. None.

Terrorism Insurance. The Borrowers are required to obtain and maintain property insurance and business interruption insurance for 36 months plus a 12-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism; provided that if the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) or a subsequent statute is in effect and covers both foreign and domestic acts of terror, the provisions of TRIPRA will determine the acts of terrorism for which coverage will be required. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

Preferred Equity. On December 9, 2025, a wholly-owned subsidiary of Realty Income Corporation and affiliates of the borrower sponsor entered into a perpetual preferred equity agreement whereby the Investor LP contributed $800,000,000 in exchange for a preferred equity interest with a preferred return equal to 7.4% per annum, subject to escalations beginning December 9, 2030.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

22

Industrial – Warehouse/Distribution	Loan #2	Cut-off Date Balance:	$71,000,000
609 South Kirby Street	Kirby Industrial	Cut-off Date LTV:	59.0%
Hemet, CA 92545		UW NCF DSCR:	1.28x
		UW NOI Debt Yield:	9.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

23

Industrial – Warehouse/Distribution	Loan #2	Cut-off Date Balance:	$71,000,000
609 South Kirby Street	Kirby Industrial	Cut-off Date LTV:	59.0%
Hemet, CA 92545		UW NCF DSCR:	1.28x
		UW NOI Debt Yield:	9.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

24

Mortgage Loan No. 2 – Kirby Industrial

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CREFI, AREF2			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/S&P/MDBRS):	NR/NR/NR			Location:	Hemet, CA 92545
Original Balance(1):	$71,000,000			General Property Type:	Industrial
Cut-off Date Balance(1):	$71,000,000			Detailed Property Type:	Warehouse/Distribution
% of Initial Pool Balance:	9.3%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2025/NAP
Borrower Sponsors(2):	Various			Size:	850,640 SF
Guarantors(2):	Various			Cut-off Date Balance PSF(1):	$120
Mortgage Rate:	6.7500%			Maturity Date Balance PSF(1):	$120
Note Date:	1/29/2026			Property Manager:	Newland Investment Management Services LLC (borrower-related)
Maturity Date:	2/6/2031
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$9,428,789
IO Period:	60 months			UW NCF:	$8,918,405
Seasoning:	1 month			UW NOI Debt Yield(1):	9.2%
Prepayment Provisions(3):	L(25),D(28),O(7)			UW NCF Debt Yield(1):	8.7%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	9.2%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1):	1.28x
Additional Debt Balance(1):	$31,000,000			Most Recent NOI(6):	NAV
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI(6):	NAV
Reserves(4)				3rd Most Recent NOI(6):	NAV
Type	Initial	Monthly	Cap	Most Recent Occupancy(6):	100.0% (3/6/2026)
RE Taxes:	$797,094	$132,849	NAP	2nd Most Recent Occupancy(6):	NAV
Insurance:	$369,841	$52,834	NAP	3rd Most Recent Occupancy(6):	NAV
Replacement Reserve:	$0	$7,089	NAP	Appraised Value (as of)(7):	$173,000,000 (11/12/2025)
TI/LC Reserve:	$0	$35,443	NAP	Appraised Value PSF:	$203
Other Reserves(5):	$3,851,294	Springing	NAP	Cut-off Date LTV Ratio(1):	59.0%
				Maturity Date LTV Ratio(1):	59.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$102,000,000	100.0%	Loan Payoff:	$92,036,855	90.2%
			Upfront Reserves:	$5,018,228	4.9%
			Closing Costs:	$2,945,502	2.9%
			Sponsor Equity:	$1,999,415	2.0%
Total Sources:	$102,000,000	100.0%	Total Uses:	$102,000,000	100.0%

(1)	The Kirby Industrial Mortgage Loan (as defined below) is part of a whole loan evidenced by five pari passu promissory notes with an aggregate original principal balance of $102,000,000. The information presented above is based on the Kirby Industrial Whole Loan (as defined below).
(2)	The borrower sponsors and non-recourse carveout guarantors are Ezra Danziger, as Trustee of the E Danziger Family Irrevocable Trust, dated July 15, 2022, Paul Reisz, as Investment Trustee and General Trustee of the Reisz Family Irrevocable Trust, dated July 15, 2022, Casey Mungo and Stacina Maxine Mungo, as Trustees of the Mungo Family Trust dated August 14, 2020, Newland Capital Investments, LLC (“Newland Capital Investments”), O5 LE, LLC (“O5 Group”), Reuben Antebi, Ezra Danziger and Paul Reisz.
(3)	Defeasance of the Kirby Industrial Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Kirby Industrial Whole Loan to be securitized and (b) January 29, 2029. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the WFCM 2026-5C8 securitization in March 2026. The actual lockout period may be longer.
(4)	See the “Escrows and Reserves” section below for further discussion.
(5)	Initial Other Reserves are comprised of (i) an outstanding construction expenses reserve of approximately $1,979,142, (ii) a security deposit reserve of approximately $1,056,955, and (iii) a rent abatement reserve of approximately $815,197. Monthly Other Reserves are comprised of a springing construction expenses reserve. See the “Escrows and Reserves” section below for further discussion.
(6)	Most recent and historical NOI and historical occupancy information are not available because the Kirby Industrial Property (as defined below) was recently constructed in 2025.
(7)	The appraisal also concluded to a “hypothetical as stabilized” value of $177,000,000 and a “hypothetical go dark – investor value” of $149,000,000.

The Mortgage Loan. The second largest mortgage loan (the “Kirby Industrial Mortgage Loan”) is part of a whole loan (the “Kirby Industrial Whole Loan”) evidenced by five pari passu promissory notes with an aggregate original principal amount of $102,000,000. The Kirby Industrial Whole Loan was co-originated by Citi Real Estate Funding Inc. (“CREFI”) and Argentic Real Estate Finance 2 LLC (“AREF2”). The Kirby Industrial Whole Loan is secured by a first priority mortgage on a fee interest in an industrial warehouse/distribution center totaling 850,640 SF located in Hemet, California (the “Kirby Industrial Property”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

25

Industrial – Warehouse/Distribution	Loan #2	Cut-off Date Balance:	$71,000,000
609 South Kirby Street	Kirby Industrial	Cut-off Date LTV:	59.0%
Hemet, CA 92545		UW NCF DSCR:	1.28x
		UW NOI Debt Yield:	9.2%

The Kirby Industrial Mortgage Loan is evidenced by the controlling Note A-1 to be contributed by CREFI and the non-controlling Note A-3 and Note A-4 to be contributed by AREF2, with an aggregate original principal balance of $71,000,000. The Kirby Industrial Whole Loan will be serviced pursuant to the pooling and servicing agreement for the WFCM 2026-5C8 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

Kirby Industrial Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$30,000,000	$30,000,000	WFCM 2026-5C8	Yes
A-2(1)	$21,000,000	$21,000,000	CREFI	No
A-3	$30,000,000	$30,000,000	WFCM 2026-5C8	No
A-4	$11,000,000	$11,000,000	WFCM 2026-5C8	No
A-5(1)	$10,000,000	$10,000,000	AREF2	No
Total	$102,000,000	$102,000,000

(1)	Expected to be contributed to one or more future securitization trust(s).

The Borrowers and the Borrower Sponsors. The borrowers are South Kirby A TIC LLC, Ediphin Kirby LLC, Fitref Kirby LLC, NCI Kirby LLC and New CA DC LLC as tenants in common, each a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrowers provided a non-consolidation opinion in connection with the origination of the Kirby Industrial Whole Loan.

The borrower sponsors and non-recourse carveout guarantors are Ezra Danziger, as Trustee of the E Danziger Family Irrevocable Trust, dated July 15, 2022, Paul Reisz, as Investment Trustee and General Trustee of the Reisz Family Irrevocable Trust, dated July 15, 2022, Casey Mungo and Stacina Maxine Mungo, as Trustees of the Mungo Family Trust dated August 14, 2020, Newland Capital Investments, O5 Group, Reuben Antebi, Ezra Danziger and Paul Reisz. The guaranty of Ezra Danziger and Paul Reisz in their individual capacities solely covers springing recourse obligations related to bankruptcy of the borrowers and partition of the Kirby Industrial Property.

Ezra Danziger is the chief executive officer and Paul Reisz is the chief commercial officer of Rialto Distribution, LLC (“Rialto Distribution”). Rialto Distribution is a global logistics and transportation company specializing in warehousing and third-party logistics. Founded in 2013, Rialto Distribution operates strategically located facilities in California, New Jersey and Pennsylvania.

Newland Capital Investments is an investor, developer and asset manager of properties designed to service the next generation of e-commerce, omnichannel and distribution companies across the United States. Newland Capital Investments’ properties are strategically located within major U.S. port markets and with buildings specs for tenants focused on expanding their e-commerce and omnichannel experience.

The O5 Group is a multi-faceted firm that is invested in multiple business lines including apparel, finance, logistics, and realty. One of the O5 Group’s apparel business lines is the sole tenant at the Kirby Industrial Property. See “Sole Tenant” below.

The Property. The Kirby Industrial Property consists of an 850,640 SF industrial warehouse and distribution facility located in Hemet, California, which is approximately 85 miles southwest of Los Angeles, California and 85 miles north of San Diego, California. The Kirby Industrial Property was constructed in 2025 and is comprised of one building situated on an approximately 41.9-acre site. The Kirby Industrial Property features 132 dock high doors, four grade-level doors, 40-foot clear heights, and 955 surface parking spaces, with an additional 163 excess trailer parking stalls, resulting in a parking ratio of 1.31 spaces per 1,000 SF. The Kirby Industrial Property includes 845,640 SF of warehouse space and 5,000 SF of office space.

The Kirby Industrial Property was originally fully leased to Rialto Pacific LLC (and such lease was originally guaranteed by Rialto Distribution), which signed a 10-year lease that commenced on October 25, 2025, with no termination options and abated rent through March 2026. Officers of Rialto Distribution have a 30% indirect ownership interest in the Kirby Industrial Property. The lease was subsequently assigned on January 29, 2026 to Premium 5 Kids LLC (“5 Star Kids”), which is an affiliate of the O5 Group’s apparel business, 5 Star Apparel, LLC (“5 Star Apparel”). 5 Star Apparel also has a 30% indirect ownership interest in the Kirby Industrial Property. According to the borrowers, although 5 Star Kids is the named tenant on the lease, other 5 Star Apparel companies are also expected to operate at the Kirby Industrial Property. According to the borrowers, as of January 29, 2026, the original tenant, Rialto Distribution, was still in occupancy but had commenced winding down its operations. 5 Star Kids and its affiliates are expected to take full occupancy of the Kirby Industrial Property within six to 12 months. There can be no assurance that 5 Star Kids will take occupancy as expected, or at all. In addition, 5 Star Kids has abated rent through March 2026. A Lease Sweep Period (as defined below) will be triggered if 5 Star Kids fails to be in physical occupancy and in possession of 75% of the rentable SF demised under the lease to 5 Star Kids as of December 31, 2026.

Sole Tenant.

5 Star Kids (850,640 SF, 100.0% of NRA, 100.0% of UW Rent). 5 Star Kids is an affiliate of 5 Star Apparel which is a privately-owned fashion group headquartered in New York City with a portfolio of global brands in the men’s, women’s and children’s apparel categories. 5 Star Kids and its affiliates manufacture goods on behalf of fashion brands via licensing agreements and currently have licensing agreements with 17 brands, including Champion, Lands’ End, Quicksilver, Wranglers, and Eddie Bauer. The 5 Star Kids Lease (as defined below) is guaranteed by 5 Star Apparel.

According to the borrowers, Rialto Distribution manages all of 5 Star Apparel’s U.S. distribution operations (and is expected to do so at the Kirby Industrial Property), with 5 Star Apparel entities paying operating costs (rent, labor, utilities, supplies, etc.) and paying Rialto Distribution a management fee. According to the borrowers, Rialto Distribution separately funds the warehouse management system platform and senior operational leadership.

5 Star Kids leases 100.0% of net rentable area (“NRA”) at the Kirby Industrial Property with a lease term through October 2035 with two, five-year renewal options and no termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26

Industrial – Warehouse/Distribution	Loan #2	Cut-off Date Balance:	$71,000,000
609 South Kirby Street	Kirby Industrial	Cut-off Date LTV:	59.0%
Hemet, CA 92545		UW NCF DSCR:	1.28x
		UW NOI Debt Yield:	9.2%

The following table presents certain information relating to the sole tenant, 5 Star Kids, at the Kirby Industrial Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Exp.	Renewal Options	Term. Option (Y/N)
Major Tenants
5 Star Kids(2)	NR/NR/NR	850,640	100.0%	$9,782,360	100.0%	$11.50	10/31/2035	2 x 5-year	N
Major Tenants Subtotal/Wtd. Avg.		850,640	100.0%	$9,782,360	100.0%	$11.50
Other Tenants		0	0.0%	$0	0.0%	$0.00
Occupied Subtotal/Wtd. Avg.		850,640	100.0%	$9,782,360	100.0%	$11.50
Vacant Space		0	0.0%
Total/Wtd. Avg.		850,640	100.0%

(1)	Based on the underwritten rent roll dated March 6, 2026.
(2)	According to the borrowers, as of January 29, 2026, the original tenant, Rialto Distribution, was still in occupancy but had commenced winding down its operations. 5 Star Kids and its affiliates are expected to take full occupancy of the Kirby Industrial Property within six to 12 months. There can be no assurance that 5 Star Kids will take occupancy as expected, or at all. 5 Star Kids has abated rent through March 2026, however, $815,197 was deposited on the Kirby Industrial Whole Loan origination date into a rent abatement reserve, to simulate payment of March 2026 rent under the 5 Star Lease.

The following table presents certain information relating to the lease rollover schedule at the Kirby Industrial Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2028	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2029	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2030	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2031	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2032	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2033	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2034	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2035	1	850,640	100.0%	100.0%	$9,782,360	100.0%	100.0%	$11.50
2036 & Thereafter	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Vacant	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	1	850,640		100.0%	$9,782,360		100.0%	$11.50

(1)	Information is based on the underwritten rent roll dated March 6, 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the lease rollover schedule.

The Market. The Kirby Industrial Property is located at 609 South Kirby Street in Hemet, California, approximately 85 miles west of Los Angeles, California and 85 miles north of San Diego, California. The Kirby Industrial Property is part of the Riverside-San Bernardino-Ontario, California metropolitan statistical area which according to the appraisal had a 2024 population of 4,720,603 with average household income of $117,499. The Kirby Industrial Property benefits from its proximity to Interstate 10, approximately 14 miles to the north, and Interstate 215, approximately 12 miles to the west of the Kirby Industrial Property.

According to a third-party market research report, the Kirby Industrial Property is located within the Beaumont / Hemet industrial submarket of the Riverside-San Bernardino-Ontario, California metropolitan statistical area. As of January 28, 2026, the Beaumont / Hemet industrial submarket had inventory of 15,225,331 SF, a vacancy rate of 1.1%, and average asking rent of $10.98 PSF.

According to the appraisal, the 2024 population within a one-, three- and five-mile radius of the Kirby Industrial Property was 15,508, 94,758 and 172,717, respectively. The 2024 average household income within the same radii was $63,392, $78,356 and $86,166, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

27

Industrial – Warehouse/Distribution	Loan #2	Cut-off Date Balance:	$71,000,000
609 South Kirby Street	Kirby Industrial	Cut-off Date LTV:	59.0%
Hemet, CA 92545		UW NCF DSCR:	1.28x
		UW NOI Debt Yield:	9.2%

The following table presents certain information relating to comparable industrial leases with respect to the Kirby Industrial Property:

Market Rental Comparables(1)
Property Name/Address	Distance from Subject	Year Built	NRA (SF)	Clear Heights	Tenant	Suite Size (SF)	Lease Commencement	Lease Term (yrs)	Rent (PSF)
Kirby Industrial	-	2025	850,640(2)	40.0'	5 Star Kids(2)	850,640(2)	Oct-25(2)	10(2)	$11.50(2)
Core 5 Menifee 26250 Sherman Road Menifee, CA	10 mi	2026	1,046,539	42.0'	NAV	1,046,539	Nov-25	10.0	$13.80
Perris Logistics Center North 801 South Redlands Avenue Perris, CA	13 mi	2025	1,018,178	42.0'	Lowe’s Home Center, LLC	1,018,178	Apr-25	10.4	$14.39
Perris Gateway 3690 Webster Avenue Perris, CA	16 mi	2025	855,330	40.0'	Komar Distribution	855,330	Dec-25	15.0	$13.20
Agua Mansa Commerce Center - Amazon 6120 Clinker Drive Jurupa Valley, CA	30 mi	2023	1,025,132	40.0'	Amazon	1,025,132	Jun-24	10.0	$16.20
LogistiCenter at Ontario Ranch 4000 Hamner Avenue Ontario, CA	37 mi	2024	1,003,918	42.0'	Amazon	1,003,918	Jul-24	10.0	$21.00
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated March 6, 2026. Rent (PSF) represents the underwritten base rent excluding contractual rent steps.

Appraisal. The appraisal concluded to an “as is” value of $173,000,000 as of November 12, 2025, resulting in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 59.0% and 59.0%, respectively. The appraisal also concluded to a “hypothetical as stabilized” value of $177,000,000 and a “hypothetical go dark – investor value” of $149,000,000. The “hypothetical as stabilized” value results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio for the Kirby Industrial Whole Loan of 57.6% and 57.6%, respectively. The “hypothetical go dark – investor value” results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio for the Kirby Industrial Whole Loan of 68.5% and 68.5%, respectively.

Environmental Matters. According to the Phase I environmental site assessment dated November 26, 2025, there was no evidence of any recognized environmental conditions at the Kirby Industrial Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

28

Industrial – Warehouse/Distribution	Loan #2	Cut-off Date Balance:	$71,000,000
609 South Kirby Street	Kirby Industrial	Cut-off Date LTV:	59.0%
Hemet, CA 92545		UW NCF DSCR:	1.28x
		UW NOI Debt Yield:	9.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Kirby Industrial Property:

Cash Flow Analysis
	UW(1)(2)	UW PSF
Base Rent	$9,782,360	$11.50
Contractual Rent Steps	$0	$0.00
Potential Income from Vacant Space	$0	$0.00
Gross Potential Rent	$9,782,360	$11.50
Reimbursements	$2,750,061	$3.23
Net Rentable Income	$12,532,421	$14.73
(Vacancy / Credit Loss)	($438,635)	($0.52)
Effective Gross Income	$12,093,786	$14.22

Management Fee	$362,814	$0.43
Real Estate Taxes	$1,570,858	$1.85
Insurance	$603,822	$0.71
Other Operating Expenses(3)	$127,503	$0.15
Total Operating Expenses	$2,664,997	$3.13

Net Operating Income	$9,428,789	$11.08
Replacement Reserves	$85,064	$0.10
TI/LC	$425,320	$0.50
Net Cash Flow	$8,918,405	$10.48

Occupancy (%)	96.5%(4)
NOI DSCR(5)	1.35x
NCF DSCR(5)	1.28x
NOI Debt Yield(5)	9.2%
NCF Debt Yield(5)	8.7%
(1)	Historical financial information is not available as the Kirby Industrial Property was recently constructed in 2025 and the sole tenant, 5 Star Kids, at the Kirby Industrial Property subsequently signed a lease in October 2025.
(2)	Information is based on the underwritten rent roll dated March 6, 2026.
(3)	Other Operating Expenses represent common area maintenance and general & administrative expenses.
(4)	UW Occupancy represents economic occupancy.
(5)	Metrics are based on the Kirby Industrial Whole Loan.

Escrows and Reserves. At origination of the Kirby Industrial Whole Loan, the borrowers deposited approximately (i) $797,094 into a reserve for real estate taxes, (ii) $369,841 into a reserve for insurance premiums, (iii) $815,197 into a rent abatement reserve, to simulate payment of March 2026 rent under the 5 Star Lease (as defined below), (iv) $1,979,142 into a construction expenses reserve, to pay retainage and expenses to a construction firm associated with the Remaining Work (as defined below), and (v) $1,056,955 (the “Initial Security Deposit Amount”) into an account relating to security deposits. In the event that the borrowers receive a letter of credit in the Initial Security Deposit Amount in accordance with the requirements of the 5 Star Lease, the borrowers are required to transfer such letter of credit to the name of the lender and deliver it to the lender, and provided no event of default exists under the Kirby Industrial Whole Loan, the lender is required to release the cash deposited in the Initial Security Deposit Amount to the lockbox account. In the event that the borrowers are entitled to draw upon any such letter of credit, the lender is required to re-transfer such letter of credit to the borrowers in trust for the benefit of the lender, in order to allow the borrowers to make such drawing, which is required to be either applied to reduce the debt in such order as the lender elects or be deposited into the security deposit account, and thereafter the borrowers are required to re-transfer the letter of credit to the lender.

“5 Star Lease” means the lease between the borrowers and 5 Star Kids.

Real Estate Taxes – On each monthly payment date, the borrowers are required to deposit an amount equal to 1/12th of the annual real estate tax payments that the lender estimates will be payable during the next ensuing 12 months into the real estate tax reserve account (initially estimated to be approximately $132,849).

Insurance – On each monthly payment date, the borrowers are required to deposit an amount equal to 1/12th of the amount which would be sufficient to pay the insurance premiums due for the renewal of coverage afforded by the insurance policies into the insurance reserve account (initially estimated to be approximately $52,834). Notwithstanding the foregoing, the borrowers are not required to make such deposit if an acceptable blanket policy is in place. An acceptable blanket policy was not in place at origination of the Kirby Industrial Whole Loan.

Replacement Reserve – On each monthly payment date, the borrowers are required to deposit an amount equal to 1/12th of the product obtained by multiplying $0.10 by the aggregate number of rentable SF at the Kirby Industrial Property (initially approximately $7,089) into a reserve for replacements to the Kirby Industrial Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

29

Industrial – Warehouse/Distribution	Loan #2	Cut-off Date Balance:	$71,000,000
609 South Kirby Street	Kirby Industrial	Cut-off Date LTV:	59.0%
Hemet, CA 92545		UW NCF DSCR:	1.28x
		UW NOI Debt Yield:	9.2%

TI/LC Reserve – On each monthly payment date the borrowers are required to deposit an amount equal to 1/12th of the product obtained by multiplying $0.50 by the aggregate number of rentable SF at the Kirby Industrial Property (initially approximately $35,443) into a reserve for future tenant improvements and leasing commissions.

Security Deposit Reserve – In addition to the deposit of the Initial Security Deposit Amount, the borrowers are required to deposit into the security deposit account any other security deposits made under leases at the Kirby Industrial Property.

Construction Expenses Reserve – In the event that the Remaining Work is not substantially completed prior to July 29, 2026, the borrowers are required to deposit an amount equal to 125% of the costs to complete the Remaining Work, as determined by the lender, into the construction and remaining work reserve account.

The “Remaining Work” is construction work at the Kirby Industrial Property identified in a schedule to the related Kirby Industrial Whole Loan agreement, and includes installation of 100 linear feet of storm drain connection, concrete driveway approach, asphalt pavement of approximately 40’ by 60’ in two separate locations and final inspections and punch list by the City of Hemet. The borrowers have represented that as of the origination date of the Kirby Industrial Whole Loan, the total of the unpaid costs related to the Remaining Work is approximately $417,389.

Lockbox and Cash Management. The Kirby Industrial Whole Loan is structured with a hard lockbox and springing cash management. The borrowers were required at origination of the Kirby Industrial Whole Loan to deliver direction letters to the sole tenant at the Kirby Industrial Property, 5 Star Kids, directing it to pay rent and other sums due to the lender-controlled lockbox account. Without limiting the foregoing, if the borrowers or property manager receive any rents, they are required to deposit them into the lender-controlled lockbox account within two business days after receipt. All funds deposited into the lockbox account are required to be transferred daily to the borrowers’ operating account unless a Cash Management Period (as defined below) exists, in which case all such funds will be required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the Kirby Industrial Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Kirby Industrial Whole Loan documents are required to be deposited in an excess cash flow reserve account as additional collateral for the Kirby Industrial Whole Loan; provided that so long as no event of default exists; (i) if a Lease Sweep Period is continuing, the borrowers will have the right, subject to the lender’s reasonable approval, to reallocate funds from the excess cash flow reserve to the TI/LC reserve, and (ii) at the borrowers’ request, the funds in the excess cash flow reserve account may be applied to pay budgeted monthly expenses and approved additional expenses. Upon the cure of the applicable Cash Management Period, so long as no other Cash Management Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrowers. Upon an event of default under the Kirby Industrial Whole Loan documents, the lender may apply funds to the debt in such priority as it may determine.

A “Cash Management Period” means a period (A) commencing upon the occurrence of any of the following (i) the occurrence and continuance of an event of default under the Kirby Industrial Whole Loan documents, (ii) the commencement of a Lease Sweep Period or (iii) the borrowers failing to deliver to the lender reasonably satisfactory evidence that the Remaining Work has been completed by January 29, 2027; and (B) expiring upon (x) with regard to clause (i) above, the cure (if applicable) of such event of default under the Kirby Industrial Whole Loan documents, the lender’s acceptance of such cure (the lender has no obligation to accept a cure of an event of default) and no other event of default has occurred and is continuing, (y) with regard to clause (ii) above, the Lease Sweep Period ceasing to exist or (z) with regard to clause (iii) above, the borrowers deliver reasonably satisfactory evidence that the Remaining Work has been completed.

A “Lease Sweep Period” will commence upon the occurrence of any of the following:

(i) any Lease Sweep Lease (as defined below), or any material portion thereof, is surrendered, cancelled or terminated prior to its then current expiration date (including, without limitation, a rejection of a Lease Sweep Lease in any bankruptcy of similar insolvency proceeding) or any Lease Sweep Lease fails to be in full force and effect;

(ii) any tenant under a Lease Sweep Lease gives written notice of its intention to terminate, surrender or cancel its Lease Sweep Lease (or any material portion thereof);

(iii) any tenant under a Lease Sweep Lease fails to operate in and be in actual, physical possession of the space demised under the Lease Sweep Lease (unless such portion of the premises is being renovated and/or repaired, with the tenant planning to re-occupy upon completion of the same);

(iv) the occurrence of (x) a monetary default under any Lease Sweep Lease by the applicable tenant beyond any applicable notice and cure periods or (y) a material non-monetary default under any Lease Sweep Lease by the applicable tenant beyond any applicable notice and cure periods and such material non-monetary default would permit the borrowers to terminate the Lease Sweep Lease;

(v) the occurrence of certain bankruptcy or insolvency events with respect to a tenant under a Lease Sweep Lease, its parent entity or its lease guarantor; provided, however, a Lease Sweep Period will not be deemed to commence if such event was caused by or on account of one or more of the O5 Guarantors (as defined below) that are then a debtor in a bankruptcy proceeding (each, a “BK Lease Guarantor” and collectively, the BK Lease Guarantors”) and (a) such BK Lease Guarantor(s) contributed in the aggregate 10% or less of the O5 Lease Guarantor EBITDA (as defined below) , calculated as of the most recent May 31 using trailing 12-month income and trailing 12-month expenses (provided, however, in the event the initial May 31 during the term of the Kirby Industrial Whole Loan has not yet occurred, such calculation will be based on the financial statements provided to the lender in connection with origination of the Kirby Industrial Whole Loan), (b) the O5 Lease Guarantor EBITDAR Ratio (as defined below) is greater than 6.0x, as of the most recent calendar quarter using trailing 12-month income and trailing 12-month expenses, (c) the O5 Lease Guarantor Debt to EBITDA Ratio (as defined below) is less than 4.0x, as calculated as of the most recent calendar quarter using trailing 12-month income and trailing 12-month expenses and (d) this was the first occurrence of such a bankruptcy or insolvency event caused by or on account of one or more of the O5 Guarantors;

(vi) the tenant under the 5 Star Lease or any replacement lease failing to be in physical possession of 75% of the rentable SF demised under the 5 Star Lease as of December 31, 2026, as certified in an officer’s certificate delivered by the borrowers;

(vii) the failure of the O5 Guarantors to maintain an O5 Lease Guarantor EBITDAR Ratio of 4.0x or greater, as calculated on each May 31 using trailing 12-month income and trailing 12-month expenses;

(viii) the failure of the O5 Guarantors to maintain an O5 Lease Guarantor Debt to EBITDA Ratio equal to or less than 5.50x, as calculated on each May 31 using trailing 12-month income and trailing 12-month expenses;

(ix) at all times from and after February 6, 2030, unless the O5 Guarantors have maintained (x) an O5 Lease Guarantor EBITDAR Ratio of 6.0x or greater and (y) an O5 Lease Guarantor Debt to EBITDA Ratio of less than 4.0x, each as calculated as of the most recent calendar quarter using trailing 12-month income and trailing 12-month expenses; or

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30

Industrial – Warehouse/Distribution	Loan #2	Cut-off Date Balance:	$71,000,000
609 South Kirby Street	Kirby Industrial	Cut-off Date LTV:	59.0%
Hemet, CA 92545		UW NCF DSCR:	1.28x
		UW NOI Debt Yield:	9.2%

(x) at all times from and after August 6, 2030, unless the borrowers deposit with the lender on August 6, 2030 the amount of excess cash flow expected to be generated from the operation of the Kirby Industrial Property from August 6, 2030 until the stated maturity date of the Kirby Industrial Whole Loan, as determined by the lender, which amount is required to be held by the lender as cash collateral for the Kirby Industrial Whole Loan.

A “Lease Sweep Period” will end upon the earlier to occur of any of the following:

(1) with respect to clause (ii) above, either (a) the applicable tenant revoked or rescinded in writing the notice giving rise to such Lease Sweep Period and re-affirmed its lease as being in full force and effect or (b) a new lease to a new third party tenant in replacement thereof has been entered into in accordance with the Kirby Industrial Whole Loan documents, and (x) there are no tenant improvement obligations of the borrowers and/or free rent unless such funds are reserved with the lender or (y) such tenant is fully operating in its space and paying full unabated rent (i.e. with no remaining tenant improvement obligations of the borrowers and/or free rent);

(2) with respect to clause (i) or (iii) above (as applicable), the lender’s receipt of satisfactory evidence that the applicable vacant or dark tenant space is leased, the tenant is fully operating in its space demised under the applicable lease and the tenant is paying full unabated rent (i.e. with no remaining tenant improvement obligations of the borrowers and/or free rent);

(3) with respect to clause (iv) above, the lender has received satisfactory evidence that the default under the Lease Sweep Lease has been cured;

(4) with respect to clause (v) above, if (x) the applicable bankruptcy or insolvency proceeding has been dismissed or (y) the applicable Lease Sweep Lease has been affirmed pursuant to a final, non-appealable order of a court of competent jurisdiction;

(5) with respect to clause (vi) above, the tenant under the 5 Star Lease or any replacement lease being in physical possession of 75% of the rentable SF demised under the 5 Star Lease, as certified in an officer’s certificate delivered by the borrowers, as of any subsequent calendar quarter during the term;

(6) with respect to clause (vii) above, the O5 Guarantors achieving an O5 Lease Guarantor EBITDAR Ratio of 4.0x or greater, as calculated on a subsequent May 31 using trailing 12-month income and trailing 12-month expenses; or

(7) with respect to clause (viii) above, O5 Guarantors achieving an O5 Lease Guarantor Debt to EBITDA Ratio equal to or less than 5.50x, as calculated on a subsequent May 31 using trailing 12-month income and trailing 12-month expenses.

“Lease Sweep Lease” means (x) the 5 Star Lease or (y) any lease in replacement of the 5 Star Lease (or a portion thereof) that, either individually or when taken together with any other lease with the same tenant or its affiliates, and assuming the exercise of all expansion rights and preferential rights to lease additional space contained in such lease (a) covers 170,128 or more rentable SF of the Kirby Industrial Property or (b) has a gross annual rent of more than 20.0% of the total annual rents of the Kirby Industrial Property.

“O5 Guarantors” means during any period that the 5 Star Lease is in effect and there is a lease guaranty of such lease, any entity that is a guarantor of such lease. As of the origination date of the Kirby Industrial Whole Loan the O5 Guarantors (collectively, “O5 Lease Guarantor”) are 5 Star Apparel, LLC, 5 Star Boys LLC, 5 Star Girls Apparel, LLC, 5 Star Kids Apparel, LLC, 5 Star Men’s Apparel, LLC, 5 Star Vintage LLC, Active House LLC, Five Star Blue LLC, Five Star Premium LLC, Genstar Girls, LLC, Kemistre 8, LLC, O5 Ecom LLC, O5 Essentials, LLC, O5 UK LLC, O5-MD, LLC, O5-NY LLC, Outdoor 5, LLC, Oved Mens LLC, Oved Premium LLC, Premium 5 Kids LLC, Star Denim Sales, LLC, O5 Star, LLC, O5W, LLC, O5 LE, LLC, O5 BNG, LLC, O5 CMP, LLC, O5 North, LLC, O5 Doc LLC, O5 Bill LLC, O5 Bop LLC, O5 North ULC and WRK Apparel LLC.

“O5 Lease Guarantor Debt to EBITDA Ratio” means (as more fully defined in the Kirby Industrial Whole Loan documents), for any period:

(I) all indebtedness of the O5 Guarantors and their subsidiaries (excluding all liabilities resulting from the capitalization of leases in accordance with ASC 842), as a ratio to;

(II) an amount equal to the O5 Lease Guarantor’s net income (calculated using trailing 12-month income and expense) plus (a) the following to the extent deducted in calculating such net income: (i) the O5 Lease Guarantor’s interest charges for such period, (ii) the provision for federal, state, local and foreign income taxes payable by the O5 Guarantors for such period and (iii) depreciation and amortization expense, all of the foregoing determined in accordance with generally accepted accounting principles, and minus (b) the following to the extent included in calculating such net income: (i) federal, state, local and foreign income tax credits of the O5 Guarantors for such period, (ii) all non-cash items increasing net income for such period, (iii) gains from any sale of assets, other than sales in the ordinary course of business, and (iv) all other non-recurring or extraordinary income of the O5 Guarantors and/or its subsidiaries increasing such net income for such period ((a) and (b) calculated using annualized trailing twelve-month income and expenses)) (this clause (II), “O5 Lease Guarantor EBITDA”).

“O5 Lease Guarantor EBITDAR Ratio” means (as more fully defined in the Kirby Industrial Whole Loan documents), for any period:

(I) an amount equal to the O5 Lease Guarantor’s net income (calculated using trailing 12-month income and expense) plus (a) the following to the extent deducted in calculating such net income: (i) the O5 Lease Guarantor’s interest charges for such period, (ii) the provision for federal, state, local and foreign income taxes payable by the O5 Guarantors for such period, (iii) depreciation and amortization expense and (iv) rents paid by the O5 Guarantors and any of its subsidiaries under any leases one or more of them are a party to, all of the foregoing determined in accordance with generally accepted accounting principles, and minus (b) the following to the extent included in calculating such net income: (i) federal, state, local and foreign income tax credits of the O5 Guarantors for such period, (ii) all non-cash items increasing net income for such period, (iii) gains from any sale of assets, other than sales in the ordinary course of business, and (iv) all other non-recurring or extraordinary income of the O5 Guarantors and/or its subsidiaries increasing such net income for such period ((a) and (b) calculated using annualized trailing 12-month income and expenses)), as a ratio to

(II) rents paid by the O5 Guarantors and any of their subsidiaries under any leases one or more of them are a party to.

Terrorism Insurance. The borrowers are required to maintain or cause to be maintained an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Kirby Industrial Property and business interruption insurance that includes coverage for terrorism for a period of 18 months and contains an extended period of indemnity for up to six months. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

31

Multifamily – Garden	Loan #3	Cut-off Date Balance:	$62,500,000
12 Northeast 188th Street	Cottage Cove Apartments	Cut-off Date LTV:	69.9%
Miami, FL 33179		UW NCF DSCR:	1.26x
		UW NOI Debt Yield:	8.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

32

Multifamily – Garden	Loan #3	Cut-off Date Balance:	$62,500,000
12 Northeast 188th Street	Cottage Cove Apartments	Cut-off Date LTV:	69.9%
Miami, FL 33179		UW NCF DSCR:	1.26x
		UW NOI Debt Yield:	8.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33

Mortgage Loan No. 3 – Cottage Cove Apartments

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	AREF2			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/S&P/MDBRS):	NR/NR/NR			Location:	Miami, FL 33179
Original Balance(1):	$62,500,000			General Property Type:	Multifamily
Cut-off Date Balance(1):	$62,500,000			Detailed Property Type:	Garden
% of Initial Pool Balance:	8.2%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1969-1971/2022
Borrower Sponsors:	Joseph Ehrman and Barry Schreiber			Size:	468 Units
Guarantors(2):	Various			Cut-off Date Balance per Unit(1):	$186,966
Mortgage Rate:	6.4500%			Maturity Date Balance per Unit(1):	$186,966
Note Date:	1/26/2026			Property Manager:	OptimumProp LLC (borrower-affiliated)
Maturity Date:	2/6/2031
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$7,317,952
IO Period:	60 months			UW NCF:	$7,200,952
Seasoning:	1 month			UW NOI Debt Yield(1):	8.4%
Prepayment Provisions(3):	L(25),D(30),O(5)			UW NCF Debt Yield(1):	8.2%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NOI Debt Yield at Maturity(1):	8.4%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1):	1.26x
Additional Debt Balance(1):	$25,000,000			Most Recent NOI:	$6,700,039 (11/30/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$6,343,469 (12/31/2024)
				3rd Most Recent NOI(5):	NAV
Reserves(4)				Most Recent Occupancy:	97.2% (11/30/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	93.8% (12/31/2024)
RE Taxes:	$409,412	$102,353	NAP	3rd Most Recent Occupancy(5):	NAV
Insurance:	$237,082	$50,205	NAP	Appraised Value (as of):	$125,200,000 (12/29/2025)
Replacement Reserve:	$351,000	$9,750	NAP	Appraised Value per Unit:	$267,521
Supplemental Replacement Reserve:	$0	$19,500	$234,000	Cut-off Date LTV Ratio(1):	69.9%
Deferred Maintenance:	$26,105	$0	NAP	Maturity Date LTV Ratio(1):	69.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$87,500,000	97.3%	Loan Payoff:	$84,826,888	94.4%
Sponsor Equity:	$2,399,733	2.7%	Closing Costs:	$4,049,245	4.5%
			Reserves	$1,023,600	1.1%

Total Sources:	$89,899,733	100.0%	Total Uses:	$89,899,733	100.0%
(1)	The Cottage Cove Apartments Mortgage Loan (as defined below) is part of a whole loan evidenced by four pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of approximately $87.5 million (the “Cottage Cove Apartments Whole Loan”). The financial information in the chart above reflects the Cottage Cove Apartments Whole Loan.
(2)	See “The Borrower and the Borrower Sponsors” for more information.
(3)	The lockout period will be at least 25 payments beginning with and including the first payment date of March 6, 2026. Defeasance of the Cottage Cove Apartments Whole Loan is permitted after the date that is the earlier to occur of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) January 26, 2029. The assumed lockout of 25 payments is based on the expected WFCM 2026-5C8 securitization closing date in February 2026. The actual lockout period may be longer.
(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(5)	3rd Most Recent NOI and 3rd Most Recent Occupancy are not available because the Cottage Cove Apartments Property (as defined below) underwent significant renovations beginning in 2022, with units being taken offline while renovations were ongoing.

The Mortgage Loan. The third largest mortgage loan (the “Cottage Cove Apartments Mortgage Loan”) is part of a whole loan secured by the borrower’s fee simple interest in a 468-unit garden style multifamily property located in Miami, Florida (the “Cottage Cove Apartments Property”). The Cottage Cove Apartments Whole Loan was co-originated by Argentic Real Estate Finance 2 LLC (“AREF2”) and Starwood Mortgage Capital LLC (“SMC”) on January 26th, 2026 and consists of four pari passu promissory notes. The Cottage Cove Apartments Mortgage Loan is evidenced by the controlling Note A-1 and non-controlling Note A-2 with an aggregate original principal amount of $62,500,000. The Cottage Cove Apartments Whole Loan has a 5-year term, is interest-only for the entire term and accrues interest at a rate of 6.4500 per annum. The Cottage Cove Apartments Whole Loan will be serviced pursuant to the pooling and servicing agreement for the WFCM 2026-5C8 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34

Multifamily – Garden	Loan #3	Cut-off Date Balance:	$62,500,000
12 Northeast 188th Street	Cottage Cove Apartments	Cut-off Date LTV:	69.9%
Miami, FL 33179		UW NCF DSCR:	1.26x
		UW NOI Debt Yield:	8.4%

The table below summarizes the promissory notes that comprise the Cottage Cove Apartments Whole Loan:

Cottage Cove Apartments Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$28,125,000	$28,125,000	WFCM 2026-5C8	Yes
A-2	$34,375,000	$34,375,000	WFCM 2026-5C8	No
A-3(1)	$13,750,000	$13,750,000	SMC	No
A-4(2)	$11,250,000	$11,250,000	SMC	No
Whole Loan	$87,500,000	$87,500,000

(1)	Expected to be contributed to a future securitization.
(2)	Such note, as of the date of the prospectus, is held by AREF2 but expected to be sold to SMC and subsequently contributed to a future securitization.

The Borrower and the Borrower Sponsors. The borrower is Cottage Cove Owner LLC, a Delaware limited liability company and single purpose entity with one independent director. The borrower sponsors are Joseph Ehrman and Barry Schreiber, and the non-recourse carveout guarantors are Joseph Ehrman, Barry Schreiber, Joseph Ehrman as Trustee of the Esther Ehrman 2020 Family Trust, Chananya Ehrman as Trustee of the Esther Ehrman 2020 Family Trust, Shraga Zeldes as Trustee of the Joseph Ehrman 2020 Family Trust and Chananya Ehrman as Trustee of the Joseph Ehrman 2020 Family Trust. Joseph Ehrman and Barry Schreiber serve as the principals of OptimumProp, a New Jersey based owner and manager of multifamily properties. OptimumProp’s portfolio currently consists of over 3,000 multifamily units across 83 properties located in New Jersey and Florida.

The Property. The Cottage Cove Apartments Property is a 100 building, 468-unit garden style multifamily property located in Miami, Florida, approximately 13 miles north of downtown Miami, Florida. The Cottage Cove Apartments Property was constructed from 1969-1971, most recently renovated in 2022, and consists of 100 one-, two- and three-story apartment buildings situated on an approximately 23.69-acre site. The borrower sponsors acquired the Cottage Cove Apartments Property in December 2021 for $90,000,000 and subsequently commenced significant renovations to unit interiors and exterior upgrades at a total cost of approximately $15.6 million ($33,333 per unit). For unit renovations, all 468 units received tier one upgrades that included new stainless-steel appliances, washer/dryer, A/C units, bedroom fans, outlets, switches, shower heads, doors, shutters, blinds and water heaters. In addition to the base improvements, 80 units received tier two upgrades that included interior painting, dishwashers, baseboard replacement and new toilets, while 350 units received tier three upgrades that included interior painting, dishwashers, microwaves, plank flooring in kitchens, living rooms and bedrooms, tile flooring, new toilets and bathtubs, plumbing upgrades, sheetrock, door molding and additional interior replacements. Exterior upgrades included new landscaping, painting, lighting, security cameras, security systems for each unit, wiring, masonry, painting, sidewalks and roof replacement. The Cottage Cove Apartments Property features community amenities such as a playground and on-site management. At origination, a replacement reserve of $351,000 was deposited which is equal to $150 per unit per year for five years, in addition to an ongoing reserve of $250 per unit per year as required under the Cottage Cove Apartments Whole Loan documents. Additionally, on a monthly basis, until the date on which at least $234,000, in the aggregate, has been deposited, the borrower is required to deposit the lesser of (i) $19,500 and (ii) available cash flow from the previous month, which amounts may be used for general capital expenditures.

As of November 30, 2025, the Cottage Cove Apartments Property was 97.2% occupied. Excluding the eight quarters during renovations when units were taken offline, the Cottage Cove Apartments Property has averaged 94.8% occupancy since 2015. All 468 units are fair market and are not subject to affordable housing or rent stabilization. The unit mix includes six studio floorplans, 254 one-bedroom floorplans and 208 two-bedroom floorplans with a weighted average unit size of 707 SF. All units feature in-unit laundry, central air conditioning and granite countertops, with some units also offering private outdoor space. The Cottage Cove Apartments Property features 797 surface parking spaces, resulting in a parking ratio of 1.70 spaces per unit.

The Cottage Cove Apartments Property unit mix is summarized in the table below:

Unit Mix(1)
Unit Mix / Type	Units	Occupied Units	% Occupied	Average SF per Unit	Total SF	Monthly Average Rent per Unit(2)	Monthly Average Market Rent per Unit(3)
Studio	6	6	100.0%	406	2,436	$1,521	$1,525
One Bedroom	254	247	97.2%	591	150,016	$1,663	$1,700
Two Bedroom	208	202	97.1%	857	178,342	$2,037	$2,085
Total/Wtd. Avg.	468	455	97.2%	707	330,794	$1,827	$1,869

(1)	Based on the underwritten rent roll dated November 30, 2025.
(2)	Monthly Average Rent per Unit is based on occupied units only.
(3)	Source: Appraisal.

The Market. The Cottage Cove Apartments Property is located in Miami, Florida, approximately 13 miles north of downtown Miami. Primary access is provided by Interstate 95 (1.4 miles away), Florida Turnpike (1.9 miles away) and US 1 (3.7 miles away), with public transportation provided by the Miami-Dade bus route with multiple stops located adjacent to the Cottage Cove Apartments Property. Nearby retailers include grocers such as Walmart Supercenter, Publix, ALDI and Presidente Supermarket, which are all located within four miles of the Cottage Cove Apartments Property. The Cottage

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

35

Multifamily – Garden	Loan #3	Cut-off Date Balance:	$62,500,000
12 Northeast 188th Street	Cottage Cove Apartments	Cut-off Date LTV:	69.9%
Miami, FL 33179		UW NCF DSCR:	1.26x
		UW NOI Debt Yield:	8.4%

Cove Apartments Property is also 3.5 miles from Hard Rock Stadium, 2.6 miles from the Jackson North Medical Center and approximately 15.4 miles northeast of Miami International Airport.

According to the appraisal, the 2024 estimated population within a one-, three- and five-mile radius of the Cottage Cove Apartments Property was 22,633, 198,442 and 552,345, respectively. The 2024 estimated average median household income within the same radii was approximately $62,187, $65,101 and $65,825, respectively.

According to the appraisal, the Cottage Cove Apartments Property is located in the Miami Gardens apartment submarket within the Miami-Fort Lauderdale-West Palm Beach, Florida apartment market. As of the third quarter of 2025, the Miami Gardens apartment submarket reported a total inventory of 21,877 units, an occupancy rate of 94.4% and an average rental rate of $2,153 per unit. The appraisal concluded to market rents of $1,525 for studio units, $1,700 for one-bedroom units and $2,085 for two-bedroom units at the Cottage Cove Apartments Property.

The following table presents recent multifamily leasing data at comparable properties with respect to the Cottage Cove Apartments Property:

Competitive Rental Properties Summary(1)
Property Name/Location	Year Built/Renovated	# Units	Occupancy	Unit Mix	In-Place Average Monthly Rent per Unit
Cottage Cove Apartments Miami, FL	1969-1971/2022	468(2)	97.2%(2)	Studio	$1,521(2)(3)
				1BR	$1,663(2)(3)
				2BR	$2,037(2)(3)
Arbors Aventura North Miami Beach, FL	1969/NAV	156	96.2%	1BR	$1,865
				2BR	$2,350-$2,511
Grand Court Lakes Miami, FL	1984/NAV	180	92.2%	1BR	$1,600-$1,700
				2BR	$2,085
Oak Grove Miami, FL	1972/NAV	369	93.5%	1BR	$1,538 - $1,638
				2BR	$1,943-$2,150
Suncoast Place North Miami Beach, FL	1965/NAV	101	97.0%	Studio	$1,665
				1BR	$1,777-$1,937
				2BR	$1,950-$2,266
Ashley Place North Miami, FL	1968/NAV	96	96.9%	Studio	$1,400
				1BR	$1,650
				2BR	$1,950
Park Towers Miami, FL	1973/NAV	208	95.2%	Studio	$1,530
				1BR	$1,600-$1,800
				2BR	$2,360

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Information is based on the underwritten rent roll dated November 30, 2025.
(3)	In-Place Average Monthly Rent per Unit is based on occupied units.

Appraisal. The appraisal concluded to an “As Is” value for the Cottage Cove Apartments Property of $125,200,000 as of December 29, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated September 30, 2025, there was no evidence of any recognized environmental conditions at the Cottage Cove Apartments Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36

Multifamily – Garden	Loan #3	Cut-off Date Balance:	$62,500,000
12 Northeast 188th Street	Cottage Cove Apartments	Cut-off Date LTV:	69.9%
Miami, FL 33179		UW NCF DSCR:	1.26x
		UW NOI Debt Yield:	8.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Cottage Cove Apartments Property:

Cash Flow Analysis
	2024	11/30/2025 TTM	UW	UW Per Unit
Gross Potential Rent	$9,061,682	$9,507,589	$10,275,300	$21,956
Other Income(1)	$1,084,368	$1,122,770	$1,264,432	$2,702
Vacancy, Credit Loss & Concessions	$0	$0	($513,765)	($1,098)
Effective Gross Income	$10,146,050	$10,630,359	$11,025,967	$23,560

Taxes	$991,354	$1,106,847	$1,144,765	$2,446
Insurance	$873,590	$851,031	$602,456	$1,287
Other Operating Expenses	$1,937,638	$1,972,441	$1,960,795	$4,190
Total Operating Expenses	$3,802,582	$3,930,319	$3,708,016	$7,923

Net Operating Income	$6,343,469	$6,700,039	$7,317,952	$15,637
Capital Expenditures	$0	$0	$117,000	$250
Net Cash Flow	$6,343,469	$6,700,039	$7,200,952	$15,387

Occupancy %(2)	93.8%	97.2%	95.0%
NOI DSCR(3)	1.11x	1.17x	1.28x
NCF DSCR(3)	1.11x	1.17x	1.26x
NOI Debt Yield(3)	7.2%	7.7%	8.4%
NCF Debt Yield(3)	7.2%	7.7%	8.2%

(1)	Other Income is comprised of parking income, utility reimbursement income and other miscellaneous fees.
(2)	2024 Occupancy % represents the average occupancy during the year. 11/30/2025 TTM Occupancy represents the occupancy as of the underwritten rent roll dated November 30, 2025. UW Occupancy % represents underwritten economic occupancy.
(3)	DSCR’s and Debt Yields are based on the Cottage Cove Apartments Whole Loan.

Escrows and Reserves.

Real Estate Taxes – The Cottage Cove Apartments Whole Loan documents require an upfront reserve of approximately $409,412 and an ongoing monthly deposit in an amount equal to 1/12th of the estimated annual property taxes, initially estimated at $102,353.

Insurance – The Cottage Cove Apartments Whole Loan documents require an upfront reserve of approximately $237,082 and an ongoing monthly deposit in an amount equal to 1/12th of the estimated annual insurance premium, initially estimated at $50,205.

Replacement Reserve – The Cottage Cove Apartments Whole Loan documents require an upfront reserve of approximately $351,000 and an ongoing monthly deposit in an amount equal to approximately $9,750 for replacement reserves.

Deferred Maintenance – The Cottage Cove Apartments Whole Loan documents require an upfront reserve of approximately $26,105 for deferred maintenance.

Supplemental Replacement Reserve – On a monthly basis, until the date on which at least $234,000, in the aggregate, has been deposited, the borrower is required to deposit the lesser of (i) $19,500 and (ii) available cash flow from the previous month, which amounts may be used for general capital expenditures.

Lockbox and Cash Management. The Cottage Cove Apartments Whole Loan is structured with a soft lockbox and springing cash management. The Cottage Cove Apartments Whole Loan documents require the borrower to deposit, or cause the property manager to deposit, all rents into the lockbox account within two business days of receipt. Prior to the occurrence of a Sweep Event Period (as defined below), all funds in the lockbox account are required to be swept daily to an account designated by the borrower. Upon the occurrence and during the continuance of a Sweep Event Period, all funds in the lockbox account are required to be swept daily into a cash management account controlled by the lender and applied in accordance with the Cottage Cove Apartments Whole Loan documents.

A “Sweep Event Period” will commence upon the earliest of the following:

(i)	the occurrence of an event of default; or
(ii)	from and after March 6, 2027, the debt service coverage ratio (based on the trailing 12-month period as calculated by the lender) falling below 1.10x.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

37

Multifamily – Garden	Loan #3	Cut-off Date Balance:	$62,500,000
12 Northeast 188th Street	Cottage Cove Apartments	Cut-off Date LTV:	69.9%
Miami, FL 33179		UW NCF DSCR:	1.26x
		UW NOI Debt Yield:	8.4%

A Sweep Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion; or
●	with regard to clause (ii), the debt service coverage ratio (based on the trailing 12-month period as calculated by the lender) is at least 1.15x for one calendar quarter.

Terrorism Insurance. The Cottage Cove Apartments Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Cottage Cove Apartments Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 365-day extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38

Retail – Anchored	Loan #4	Cut-off Date Balance:	$60,000,000
5555 Whittlesey Boulevard	Columbus Park Crossing	Cut-off Date LTV:	67.3%
Columbus, GA 31909		UW NCF DSCR:	1.72x
		UW NOI Debt Yield:	11.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39

Retail – Anchored	Loan #4	Cut-off Date Balance:	$60,000,000
5555 Whittlesey Boulevard	Columbus Park Crossing	Cut-off Date LTV:	67.3%
Columbus, GA 31909		UW NCF DSCR:	1.72x
		UW NOI Debt Yield:	11.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40

Retail – Anchored	Loan #4	Cut-off Date Balance:	$60,000,000
5555 Whittlesey Boulevard	Columbus Park Crossing	Cut-off Date LTV:	67.3%
Columbus, GA 31909		UW NCF DSCR:	1.72x
		UW NOI Debt Yield:	11.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41

Mortgage Loan No. 4 – Columbus Park Crossing

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/S&P/MDBRS):	NR/NR/NR			Location:	Columbus, GA 31909
Original Balance:	$60,000,000			General Property Type:	Retail
Cut-off Date Balance:	$60,000,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	7.8%			Title Vesting:	Fee/Leasehold(2)
Loan Purpose:	Refinance			Year Built/Renovated:	2002/2024
Borrower Sponsor:	AVR Realty			Size:	587,087 SF
Guarantor:	AVR Enterprises LLC			Cut-off Date Balance PSF:	$102
Mortgage Rate:	5.8570%			Maturity Date Balance PSF:	$102
Note Date:	11/26/2025			Property Manager:	AVR Forum Management Corp.
Maturity Date:	12/1/2030				(borrower-related)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$6,600,609
IO Period:	60 months			UW NCF:	$6,119,772
Seasoning:	3 months			UW NOI Debt Yield:	11.0%
Prepayment Provisions:	L(27),D(26),O(7)			UW NCF Debt Yield:	10.2%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	11.0%
Additional Debt Type:	NAP			UW NCF DSCR:	1.72x
Additional Debt Balance:	NAP			Most Recent NOI:	$6,716,673 (TTM 9/30/2025)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$6,370,049 (12/31/2024)
Reserves(1)				3rd Most Recent NOI:	$6,083,555 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	86.0% (10/22/2025)
RE Taxes:	$76,771	$76,771	NAP	2nd Most Recent Occupancy:	87.9% (12/31/2024)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy:	76.7% (12/31/2023)
Replacement Reserve:	$0	$10,321	NAP	Appraised Value (as of):	$89,200,000 (9/25/2025)
Rollover Reserve	$0	$39,583	$1,425,000	Appraised Value PSF:	$152
Ground Rent Reserve:	$165,420	$0	NAP	Cut-off Date LTV Ratio:	67.3%
Free Rent Reserve	$61,723	$0	NAP	Maturity Date LTV Ratio:	67.3%
Fee Conversion Reserve:	$3,669,814	$0	NAP
Outstanding TI/LC Reserve:	$549,615	$0	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$60,000,000	91.1%	Loan Payoff:	$60,961,859	92.5%
Borrower Equity	$5,897,132	8.9%	Closing Costs:	$411,930	0.6%
			Reserves:	$4,523,343	6.9%
Total Sources:	$65,897,132	100.0%	Total Uses:	$65,897,132	100.0%
(1)	See “Escrows and Reserves” below.
(2)	See “Ground Lease” below. The Columbus Park Crossing Property (as defined below) is currently comprised of a fee portion (20.84 acres) and a leasehold portion (54.30 acres). The ground lease provides that the borrower has the option to purchase the leasehold beginning 180 days prior to the expiration of the 25th lease term (approximately December 18, 2025) and ending 180 days prior to the 30th lease year (approximately December 18, 2030). The Columbus Park Crossing Mortgage Loan (as defined below) documents require that the borrower exercise its Fee Conversion Option (as defined below) and convert its leasehold interest to a fee interest or before June 30, 2026, subject to certain extension provisions, A Fee Conversion Deposit (as defined below) in the amount of $3,669,814 was required at closing to fund the exercise of the Fee Conversion Option. The borrower has given notice to its ground lessor that it will exercise the Fee Conversion Option on February 26, 2026.

The Mortgage Loan. The fourth largest mortgage loan (the “Columbus Park Crossing Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $60,000,000 and secured by the fee and leasehold interest in a 587,087 SF anchored retail property located in Columbus, Georgia (the “Columbus Park Crossing Property”). The Columbus Park Crossing Mortgage Loan documents require that the borrower exercise its option (the “Fee Conversion Option”) and convert its leasehold interest to a fee interest or before June 30, 2026, subject to certain extension provisions. A deposit in the amount of $3,669,814.35 (the “Fee Conversion Deposit”) was required at closing to fund the Fee Conversion Option. The borrower has given notice to its ground lessor that it will exercise the Fee Conversion Option on February 26, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42

Retail – Anchored	Loan #4	Cut-off Date Balance:	$60,000,000
5555 Whittlesey Boulevard	Columbus Park Crossing	Cut-off Date LTV:	67.3%
Columbus, GA 31909		UW NCF DSCR:	1.72x
		UW NOI Debt Yield:	11.0%

The Borrower and the Borrower Sponsor. The borrower is AVR CPC Associates, LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Columbus Park Crossing Mortgage Loan. The borrower sponsor is AVR Realty and the non-recourse carveout guarantor is AVR Enterprises LLC.

AVR Realty is a privately held national real estate firm founded over 70 years ago by Allan V. Rose. Headquartered in New York, AVR Realty’s portfolio spans 70 cities across 20 states and includes commercial, hotel, and residential properties located throughout the continental United States. The firm also maintains a robust hotel asset management program, overseeing performance and capital projects through its experienced in-house team. AVR Realty’s current retail portfolio includes over 3,000,000 SF.

The Property. The Columbus Park Crossing Property is a multi-tenant anchored retail center totaling 587,087 SF, located in Columbus, Georgia. Built in 2002, the Columbus Park Crossing Property is situated on a 75.1-acre site and comprised of nine single-story buildings configured as a movie theater, two buildings with anchor/in-line space, four freestanding restaurant buildings and two buildings that are multi-tenant structures. The current owner, AVR CPC Associates, LLC, acquired the Columbus Park Crossing Property on November 30, 2007, for $96.3 million. The Columbus Park Crossing Property was the subject of a COVID-related loan modification in November 2020. The Columbus Park Crossing Property is anchored by Barnes and Noble, HomeGoods, Ross Dress for Less, Burlington, Havertys, Marshall’s and Staples, along with AMC Classic Columbus Park 15, and other notable tenants including Bath and Body Works, Gap Outlet and Old Navy. The Columbus Park Crossing Property contains 3,545 surface parking spaces, resulting in a parking ratio of 6.0 spaces per 1,000 SF of rentable area. As of October 22, 2025, the Columbus Park Crossing Property was 86.0% leased to 51 tenants and has a weighted-average remaining lease term of 5.3 years. See “Description of the Mortgage Pool – Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the prospectus.

Major Tenants.

AMC Classic Columbus Park 15 (84,156 SF; 14.3% of NRA; 11.5% of underwritten base rent). Founded in 1920 and headquartered in Leawood, Kansas, American Multi-Cinema, Inc. (“AMC”) is the largest movie theater chain in the United States. AMC is the largest movie exhibition company in the United States and the largest throughout the world with approximately 860 theatres and 9,600 screens across the globe. AMC Classic Columbus Park 15 Inc. (“AMC Classic Columbus Park 15”) has been a tenant at the Columbus Park Crossing Property since September 2003, has a lease expiration in September 2028, has three, five-year renewal options remaining and no termination options.

Barnes and Noble (23,959 SF; 4.1% of NRA; 6.3% of underwritten base rent). Barnes & Noble, Inc. (“Barnes and Noble”) is the largest retail bookseller in the United States, operating approximately 600 bookstores nationwide, alongside its online platform BN.com and its digital NOOK business. Barnes and Noble was founded in 1917 and headquartered in New York, New York. Barnes and Noble has been a tenant at the Columbus Park Crossing Property since August 2002, has a lease expiration in August 2035, and has no renewal options or termination options.

Ross Dress for Less (30,125 SF; 5.1% of NRA; 5.9% of underwritten base rent). Ross Dress for Less operates as the one of the largest off-price apparel and home fashion retailers in the United States, offering brand-name clothing, footwear, accessories, home décor, and more at discounts. The off-price retailer has 2,273 stores in 44 states, the District of Columbia, and Guam as of October 2025. Ross Dress for Less has been a tenant at the Columbus Park Crossing Property since December 2002, has a lease expiration in January 2028, and has one five-year renewal option but no termination options.

The following table presents certain information relating to the tenancy at the Columbus Park Crossing Property:

Tenant Summary(1)(2)
Tenant Name	Credit Rating (Fitch/Moody's/ S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Termination Option (Y/N)
Major Tenants
AMC Classic Columbus Park 15	NR/NR/NR	84,156	14.3%	$850,000	11.5%	$10.10	9/30/2028	3 x 5 yrs	N
Barnes and Noble	NR/NR/NR	23,959	4.1%	$467,201	6.3%	$19.50	8/31/2035	N	N
Ross Dress for Less	NR/A2/BBB+	30,125	5.1%	$437,712	5.9%	$14.53	1/31/2028	1 x 5 yrs	N
HomeGoods	NR/A2/A	24,946	4.2%	$424,082	5.7%	$17.00	10/31/2034	4 x 5 yrs	N
Burlington	NR/BB+/NR	28,150	4.8%	$380,025	5.2%	$13.50	2/28/2033	4 x 5 yrs	N
Major Tenant Subtotal/Wtd. Avg.		191,336	32.6%	$2,559,020	34.7%	$13.37

Non-Major Tenants		313,816	53.5%	$4,819,144	65.3%	$15.36
Occupied Collateral Subtotal/Wtd. Avg.		505,152	86.0%	$7,378,164	100.0%	$14.61
Vacant Space		81,935	14.0%
Total/Wtd. Avg.		587,087	100.0%
(1)	Information is based on the underwritten rent roll dated October 22, 2025.
(2)	Credit ratings are those of the parent company whether or not the parent guarantees the lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43

Retail – Anchored	Loan #4	Cut-off Date Balance:	$60,000,000
5555 Whittlesey Boulevard	Columbus Park Crossing	Cut-off Date LTV:	67.3%
Columbus, GA 31909		UW NCF DSCR:	1.72x
		UW NOI Debt Yield:	11.0%

The following table presents certain information relating to the lease rollover schedule at the Columbus Park Crossing Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	UW Rent PSF Rolling
MTM/2026	3	16,800	2.9%	2.9%	$354,702	4.8%	4.8%	$21.11
2027	7	48,313	8.2%	11.1%	$815,855	11.1%	15.9%	$16.89
2028	11	189,748	32.3%	43.4%	$2,437,069	33.0%	48.9%	$12.84
2029	3	9,641	1.6%	45.1%	$248,860	3.4%	52.3%	$25.81
2030	1	32,899	5.6%	50.7%	$318,132	4.3%	56.6%	$9.67
2031	5	26,615	4.5%	55.2%	$531,076	7.2%	63.8%	$19.95
2032	3	7,600	1.3%	56.5%	$199,520	2.7%	66.5%	$26.25
2033	2	30,550	5.2%	61.7%	$456,417	6.2%	72.7%	$14.94
2034	3	32,446	5.5%	67.2%	$656,278	8.9%	81.6%	$20.23
2035	4	35,259	6.0%	73.2%	$801,321	10.9%	92.4%	$22.73
Thereafter	9	75,281	12.8%	86.0%	$558,934	7.6%	100.0%	$7.42
Vacant	0	81,935	14.0%	100.0%	0	0	100.0%	0
Total/Wtd. Avg.	51	587,087	100.0%		$7,378,164	100.0%		$14.61(3)
(1)	Information is based on the underwritten rent roll dated October 22, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.
(3)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Columbus Park Crossing Property is located in Columbus, Georgia, within Muscogee County. The Columbus Park Crossing Property is positioned in the Greater Columbus submarket, approximately 100 miles southwest of Atlanta, Georgia and 85 miles east of Montgomery, Alabama, making it a key retail destination in the Chattahoochee Valley region. The Columbus Park Crossing Property benefits from strong transportation connectivity and is near major highways including Interstate 185, U.S. Route 27, U.S Route 85, and U.S. Route 280, all within a few miles. Air travel is supported by Columbus Airport, located approximately three miles southeast of the Columbus Park Crossing Property. Major employers in the region include Fort Benning, TSYS, Aflac, Muscogee County School District and Kia Motor Manufacturing of Georgia.

According to the appraisal, the estimated 2024 population within a one-, three- and five-mile radius was approximately 5,504, 51,969 and 113,695, respectively, and the average household income within the same radii was approximately $79,351, $95,377 and $93,210, respectively.

According to the appraisal, the Columbus Park Crossing Property is located within the Greater Columbus Retail submarket of the Columbus retail market. As of the third quarter of 2025, the submarket reported total inventory of approximately 13,930,000 SF with an 4.8% vacancy rate and average asking rent of $14.74 PSF. The appraisal concluded market rents for the Columbus Park Crossing Property ranging from $14.00 PSF for the anchor space to $34.00 for restaurant space (see table below).

The following table presents certain information relating to the appraisal’s market rent conclusion for the Columbus Park Crossing Property:

Market Rent Summary
	Inline	Superior Inline	Anchor	Jr. Anchor	Restaurant	Movie Theater
Market Rent (PSF)	$26.00	$31.00	$14.00	$18.00	$34.00	$14.00
Lease Term (Months)	60	60	120	120	120	120
Lease Type (Reimbursements)	NNN	NNN	NNN	NNN	NNN	NNN
Tenant Improvements New (PSF)	$20.00	$25.00	$10.00	$10.00	$25.00	$10.00
Rent Increase Projection	3.0% Increase	3.0% Increase	10.0% bump Every 5 Years	10.0% bump Every 5 Years	10.0% bump Every 5 Years	10.0% bump Every 5 Years
Source:	Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44

Retail – Anchored	Loan #4	Cut-off Date Balance:	$60,000,000
5555 Whittlesey Boulevard	Columbus Park Crossing	Cut-off Date LTV:	67.3%
Columbus, GA 31909		UW NCF DSCR:	1.72x
		UW NOI Debt Yield:	11.0%

The table below presents certain information relating to comparable inline leases to the Columbus Park Crossing Property identified by the appraiser:

Comparable Retail Leases(1)
Property Name / Location	Year Built	Total NRA (SF)	Tenant Names	Tenant Type	Lease Date	Lease Term (Yrs.)	Lease Size (SF)	Base Rent PSF
Columbus Park Crossing Columbus, GA	2002	587,087(2)	-	-	-	-	-	-
Midland Commons Columbus, GA	2023	66,524	Polanco Tacos & Tequilas	Retail	11/2025	10.0	3,045	$30.00
Veterans Parkway Retail Columbus, GA	2016	15,334	Vape King	Retail	01/2025	5.0	1,521	$23.00
The Gateway at Lake Martin Alexander City, AL	2024	87,827	Jersey Mike's	Retail	10/2024	10.0	1,400	$36.00
The Gateway at Lake Martin Alexander City, AL	2024	87,827	Nail Spa	Retail	10/2024	10.0	1,675	$33.00
Phenix Corners Phenix City, AL	1992	185,226	Sky Tobacco and Vape	Retail	09/2024	5.0	1,400	$20.00
Midland Commons Columbus, GA	2023	66,524	Woof Gang Bakery & Grooming	Retail	05/2024	10.0	1,550	$30.00

(1)	Source: Appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated October 22, 2025.

The table below presents certain information relating to comparable anchor leases to the Columbus Park Crossing Property identified by the appraiser:

Comparable Retail Leases(1)
Property Name / Location	Year Built	Total NRA (SF)	Tenant Names	Tenant Type	Lease Date	Lease Term (Yrs.)	Lease Size (SF)	Base Rent PSF
Columbus Park Crossing Columbus, GA	2002	587,087(2)	-	-	-	-	-	-
Covington Town Center Covington, GA	2026	225,665	Marshalls	Retail	01/2027	10.0	26,000	$20.00
Covington Town Center Covington, GA	2026	225,665	Dick's Sporting Goods	Retail	01/2027	10.0	50,000	$19.90
Virginia College Plaza Montgomery, AL	1989	93,998	Beauty & Beyond	Retail	10/2024	15.0	20,535	$5.75
Goodwill Columbus, GA	2014	20,868	Goodwill	Retail	09/2024	10.0	20,868	$5.49
Rivergate Shopping Center Macon, GA	1989	205,810	Onelife Fitness	Retail	08/2024	15.0	36,535	$15.12
River Ridge Birmingham, AL	2001	148,486	Marshalls	Retail	06/2024	10.0	23,892	$13.00

(1)	Source: Appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated October 22, 2025.

The table below presents certain information relating to comparable movie theaters to the Columbus Park Crossing Property identified by the appraiser:

Comparable Retail Leases(1)
Property Name / Location	Year Built	Total NRA (SF)	Movie Theatre Names	Tenant Type	Lease Date	Lease Term (Yrs.)	Lease Size (SF)	Base Rent PSF
Columbus Park Crossing Columbus, GA	2002	587,087(2)	-	-	-	-	-	-
The Landmark Greenwood Village, CO	2006	82,776	Landmark Theaters	Retail	01/2025	4.0	26,000	$16.00
B&B Theaters North Richland Hills, TX	2018	42,191	Alamo Drafthouse Cinema	Retail	07/2024	9.9	42,191	$17.80
Cobb Theaters Clearwater, FL	1975	53,729	Cobb Theater	Retail	07/2024	12.5	53,729	$13.96
Alamo Drafthouse -Laredo Laredo, TX	2015	33,800	Reel Dinner Partners	Retail	06/2024	20.0	33,800	$16.48
Marcus Imax Rochester, MN	2007	63,425	Marcus Theatres	Retail	01/2024	9.0	63,425	$15.65
EVO Entertainment Kyle, TX	2014	70,000	EVO Entertainment	Retail	01/2023	10.0	70,000	$21.09

(1)	Source: Appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated October 22, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45

Retail – Anchored	Loan #4	Cut-off Date Balance:	$60,000,000
5555 Whittlesey Boulevard	Columbus Park Crossing	Cut-off Date LTV:	67.3%
Columbus, GA 31909		UW NCF DSCR:	1.72x
		UW NOI Debt Yield:	11.0%

Appraisal. The appraisal concluded to a “Hypothetical as-is” value for the Columbus Park Crossing Property of $89,200,000 as of September 25, 2025, based on the borrower’s exercise of the Fee Conversion Option.

Environmental Matters. According to the Phase I environmental site assessment dated September 29, 2025, there was no evidence of any recognized environmental conditions at the Columbus Park Crossing Property

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Columbus Park Crossing Property:

Cash Flow Analysis
	2022	2023	2024	TTM 09/30/2025	UW	UW PSF
Base Rent	$6,399,855	$6,631,781	$7,089,166	$7,253,341	$7,378,164	$12.57
Grossed Up Vacant Space	$0	$0	$0	$0	$1,593,810	$2.71
Gross Potential Rent	$6,399,855	$6,631,781	$7,089,166	$7,253,341	$8,971,974	$15.28

Other Income	$39,047	$24,243	$27,474	$24,218	$24,218	$0.04
Percentage Rent	$0	$63,794	$0	$0	$0	$0.00
Total Recoveries	$1,403,892	$1,526,109	$1,689,989	$1,692,567	$1,781,988	$3.04
Net Rental Income	$7,842,794	$8,245,928	$8,806,629	$8,970,126	$10,778,180	$18.36
(Vacancy/Credit Loss)	$0	$0	$0	$0	($1,593,810)	($2.71)
Effective Gross Income	$7,842,794	$8,245,928	$8,806,629	$8,970,126	$9,184,370	$15.64

Real Estate Taxes	$748,598	$787,820	$783,621	$784,970	$858,778	$1.46
Insurance	$135,043	$136,916	$139,525	$155,594	$109,453	$0.19
Management Fee	$55,514	$67,659	$145,763	$188,828	$275,531	$0.47
Other Operating Expenses	$1,525,670	$1,169,978	$1,367,672	$1,124,061	$1,340,000	$2.28
Total Expenses	$2,464,824	$2,162,373	$2,436,580	$2,253,453	$2,583,761	$4.40

Net Operating Income	$5,377,970	$6,083,555	$6,370,049	$6,716,673	$6,600,609	$11.24
Replacement Reserves	$0	$0	$0	$0	$123,857	$0.21
TI/LC	$0	$0	$0	$0	$356,980	$0.61
Net Cash Flow	$5,377,970	$6,083,555	$6,370,049	$6,716,673	$6,119,772	$10.42

Occupancy (%)	76.5%	76.7%	87.9%	86.0%(1)	82.2%(2)
NOI DSCR	1.51x	1.71x	1.79x	1.89x	1.85x
NCF DSCR	1.51x	1.71x	1.79x	1.89x	1.72x
NOI Debt Yield	9.0%	10.1%	10.6%	11.2%	11.0%
NCF Debt Yield	9.0%	10.1%	10.6%	11.2%	10.2%
(1)	Occupancy is as of the 10/22/2025 rent roll.
(2)	Represents economic occupancy.

Escrows and Reserves.

Real Estate Taxes – The Columbus Park Crossing Mortgage Loan documents require an upfront deposit of $76,771 and ongoing monthly deposit into an tax reserve equal to 1/12th of the tax amount that the lender reasonably estimates will be payable during the next ensuing 12 months, initially estimated at $76,771.

Insurance – The Columbus Park Crossing Mortgage Loan documents require an ongoing monthly deposit into an insurance reserve equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months. Notwithstanding the foregoing, insurance escrows will be suspended provided the Columbus Park Crossing Property is covered by an acceptable blanket policy, there is no event of default, and the borrower provides ongoing evidence of acceptable renewals and timely-paid premiums.

Replacement Reserve – The Columbus Park Crossing Mortgage Loan documents require ongoing monthly replacement reserve deposits of $10,321.

Rollover Reserve – The Columbus Park Crossing Mortgage Loan documents require a monthly deposit of approximately $39,583, capped at $1,425,000. However, during the occurrence and continuance of AMC Trigger Event (as defined below), the required monthly deposit amount increases to $34,333, capped at $1,236,000.

Ground Rent Reserve – The Columbus Park Crossing Mortgage Loan documents require an upfront deposit of $165,420 for ground rents due under ground leases commencing from November 26, 2025 to June 30, 2026.

Free Rent Reserve – The Columbus Park Crossing Mortgage Loan documents require an upfront deposit of $61,723 to cover free rent, gap rent or rent abatement for the tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46

Retail – Anchored	Loan #4	Cut-off Date Balance:	$60,000,000
5555 Whittlesey Boulevard	Columbus Park Crossing	Cut-off Date LTV:	67.3%
Columbus, GA 31909		UW NCF DSCR:	1.72x
		UW NOI Debt Yield:	11.0%

Fee Conversion Reserve – The Columbus Park Crossing Mortgage Loan documents require an upfront deposit of $3,669,814 to pay all costs and expenses in connection with the Fee Conversion Option.

Outstanding TI/LC Reserve – The Columbus Park Crossing Mortgage Loan documents require an upfront deposit of $549,615 for any outstanding tenant improvement allowances and/or leasing commissions due in connection with Sketcher’s lease at the Columbus Park Crossing Property.

Springing AMC TI/LC Reserve - Upon the occurrence and continuance of a Cash Trap Period (as defined below) all excess cash flow is required to held by the lender for approved leasing expenses incurred by the borrower in connection with AMC replacement leases.

Lockbox and Cash Management. The Columbus Park Crossing Mortgage Loan is structured with is structured with a hard lockbox and springing cash management. The borrower is required to direct tenants to pay rent directly into such lockbox account within five business days and all rents received directly by the borrower or the Columbus Park Crossing Property manager are required to be deposited into the lockbox account within two business day(s) of receipt. Prior to the occurrence of a Cash Trap Period, all funds in the lockbox account are required to be distributed to borrower. During a Cash Trap Period, funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account. Any excess cash flow remaining after satisfaction of the waterfall items outlined in the Columbus Park Crossing Mortgage Loan documents is required to be swept to an excess cash flow subaccount controlled by the lender as additional security for the Columbus Park Crossing Mortgage Loan during the continuance of the Cash Trap Period.

A “Cash Trap Period” will commence upon the earliest of the following:

(i)	an event of default;
(ii)	bankruptcy of the borrower, guarantor or property manager;
(iii)	the debt service coverage ratio (“DSCR”) falling below 1.20x (interest-only) for two consecutive calendar quarters; or
(iv)	subject to the borrower’s deposit of $2,500,000 into the AMC TI/LC reserve, an AMC Trigger Event; provided that from and after first occurrence of an AMC Trigger Event and an AMC Trigger Event Cure (as defined below), no AMC Trigger Event will occur so long as the debt yield is not less than 10.2% and there are no co-tenancy provisions in any other leases at the Columbus Park Crossing Property related to the existence of the AMC lease.

A Cash Trap Period will end upon the occurrence of the following:

●	with regard to clause (i), the lender’s acceptance of cure of the related event of default;
●	with regard to clause (ii), as to a property manager bankruptcy only, the borrower replaces the manager with a qualified manager having obtained a rating agency confirmation (and no other Cash Trap Period is then continuing);
●	with regard to clause (iii), DSCR’s being at least 1.25x for two consecutive calendar quarters; or
●	with regard to clause (iv), an AMC Trigger Event Cure.

“AMC Renewal Criteria” means evidence reasonably satisfactory to the lender that AMC has renewed its lease for a term of lot less than five years at a renewal term rent that is equal or greater to its rent immediately preceding renewal.

“AMC Replacement Lease Criteria” means satisfying the following criteria with respect space currently leased to AMC, among other things: (a) the new tenant’s being reasonably approved by the lender; (b) the borrower‘s having entered into one or more AMC replacement leases; (c) Each AMC replacement tenant’s being in physical occupancy, being open for business and paying full contractual rent.

“AMC Trigger Event” means (a) the borrower’s failing to satisfy AMC Renewal Criteria 12 months before the expiration of the AMC lease; (b) AMC’s giving notice of non-renewal of its lease; (c) AMC’s terminating its lease; (d) AMC’s giving notice of its intent to terminate its lease; (e) AMC’s going dark as to any portion of its leased space other than customary upgrades or renovations or restoration following casualty or condemnation; (f) AMC, its parent or lease guarantor’s bankruptcy or (g) AMC’s monetary default under its lease beyond the applicable cure period therefor.

“AMC Trigger Event Cure” means the following:

●	with regard to clauses (a) or (b) of the AMC Trigger Event definition above, the satisfaction of either AMC Renewal Criteria or AMC Replacement Lease Criteria;
●	with regard to clause (c) of the AMC Trigger Event definition above, either (1) satisfaction of AMC Replacement Lease Criteria or (2) AMC’s revocation of its intent to terminate its lease and its providing an updated estoppel reasonably acceptable to the lender;
●	with regard to clause (d) of the AMC Trigger Event definition above, the satisfaction of AMC Replacement Lease Criteria;
●	with regard to clause (e) of the AMC Trigger Event definition above, either (1) satisfaction of AMC Replacement Lease Criteria or (2) AMC’s resuming occupancy of its space and its providing an updated estoppel reasonably acceptable to the lender;
●	with regard to clause (f) of the AMC Trigger Event definition above, either (1) satisfaction of AMC Replacement Lease Criteria or (2) (A) the borrower providing the lender with reasonably satisfactory evidence that the assets of the applicable AMC-related party are not subject to bankruptcy court jurisdiction, (B) the borrower’s providing the lender with reasonably satisfactory evidence that the bankruptcy court has affirmed the AMC lease or guaranty as applicable, and (C) AMC’s providing an updated estoppel reasonably acceptable to the lender;
●	with regard to clause (g) of the AMC Trigger Event definition above, either (1) satisfaction of AMC Replacement Lease Criteria or (2) the borrower providing the lender with reasonably satisfactory evidence that AMC has cured the default and AMC’s providing an updated estoppel reasonably acceptable to the lender; or
●	with regard to any of clauses (a) through (g) of the AMC Trigger Event definition above, the amount on deposit in the AMC TI/LC reserve is $2,500,000.

Ground Lease. The Columbus Park Crossing Property is currently comprised of a fee portion (20.84 acres) and a leasehold portion (54.30 acres). The leasehold portion represents a large portion of the retail center’s interior. The ground lease is with Geo. M. Adams Co., Inc, as ground lessor, and expires on June 18, 2076 with the exercise of available renewal options. The ground lease provides that the borrower has the option to purchase the leasehold beginning 180 days prior to the expiration of the 25th lease term (approximately December 18, 2025) and ending 180 days prior to the 30th lease year

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47

Retail – Anchored	Loan #4	Cut-off Date Balance:	$60,000,000
5555 Whittlesey Boulevard	Columbus Park Crossing	Cut-off Date LTV:	67.3%
Columbus, GA 31909		UW NCF DSCR:	1.72x
		UW NOI Debt Yield:	11.0%

(approximately December 18, 2030). The Columbus Park Crossing Mortgage Loan documents require that the borrower exercise its option and convert its leasehold interest to a fee interest on or before June 30, 2026, subject to an extension to September 30, 2026 under certain circumstances. A Fee Conversion Deposit in the amount of $3,669,814 was required at the Columbus Park Crossing Mortgage Loan origination to fund the Fee Conversion Option. The borrower has given notice to its ground lessor that it will exercise its purchase option on February 26, 2026. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in the prospectus for additional information.

Terrorism Insurance.  The Columbus Park Crossing Mortgage Loan documents require that the property insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Columbus Park Crossing Property, as well as business interruption insurance covering up to 18 months following a casualty event, with an extended period of indemnity covering up to 12 months following the physical repair of the subject improvements. See “Risk Factors-Risks Relating to the Mortgage Loans-Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48

Industrial - Various	Loan #5	Cut-off Date Balance:	$52,166,000
Various, Various	Olive Industrial 4-Pack	Cut-off Date LTV:	71.6%
		UW NCF DSCR:	1.21x
		UW NOI Debt Yield:	8.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

49

Industrial - Various	Loan #5	Cut-off Date Balance:	$52,166,000
Various, Various	Olive Industrial 4-Pack	Cut-off Date LTV:	71.6%
		UW NCF DSCR:	1.21x
		UW NOI Debt Yield:	8.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50

Mortgage Loan No. 5 – Olive Industrial 4-Pack

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	AREF2			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/S&P/MDBRS):	NR/NR/NR			Location(3):	Various, Various
Original Balance(1):	$52,166,000			General Property Type:	Industrial
Cut-off Date Balance(1):	$52,166,000			Detailed Property Type(3)	Various
% of Initial Pool Balance:	6.8%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated(3):	Various/Various
Borrower Sponsors:	Jeffery Rhett Wiseman, Thomas J. O'Brien and Rodney L. Provience			Size:	1,128,397 SF
Guarantors:	Jeffery Rhett Wiseman, Thomas J. O'Brien and Rodney L. Provience			Cut-off Date Balance PSF:	$46
Mortgage Rate(1):	6.47500%			Maturity Balance PSF:	$46
Note Date:	10/3/2025			Property Manager:	Momentum Commercial Management LLC (borrower-related)
Maturity Date:	10/6/2030
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$4,625,889
IO Period:	60 months			UW NCF	$4,140,678
Seasoning:	5 months			UW NOI Debt Yield:	8.9%
Prepayment Provisions:	L(29),D(24),O(7)			UW NCF Debt Yield:	7.9%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	8.9%
Additional Debt Type:	NAP			UW NCF DSCR:	1.21x
Additional Debt Balance:	NAP			Most Recent NOI:	$4,818,051 (5/31/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$4,708,000 (12/31/2024)
Reserves(2)				3rd Most Recent NOI:	$4,460,460 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	100.0% (7/15/2025)
RE Taxes:	$157,171	$28,577	NAP	2nd Most Recent Occupancy:	100.0% (12/31/2024)
Insurance:	$23,958	$2,662	NAP	3rd Most Recent Occupancy:	100.0% (12/31/2023)
Immediate Repairs:	$280,801	$0	NAP	Appraised Value (as of):	$72,820,000 (Various)
Replacement Reserve:	$0	$16,926	NAP	Appraised Value per SF:	$65
TI/LC Reserve:	$0	$23,508	NAP	Cut-off Date LTV Ratio:	71.6%
Liquidity Reserve:	$250,000	$0	NAP	Maturity Date LTV Ratio:	71.6%

Sources and Uses(1)
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$52,166,000	100.0%	Loan Payoff	$45,917,995	88.0%
			Closing Costs	$3,046,481	5.8%
			Return of Equity	$2,489,593	4.8%
			Upfront Reserves	$711,930	1.4%
Total Sources:	$52,166,000	100.0%	Total Uses	$52,166,000	100.0%

(1)	At origination, the Olive Industrial 4-Pack Mortgage Loan (as defined below) had a principal balance of $61,366,000 and was secured by an additional property, which property was subsequently released on January 23, 2026. All information shown herein is based on the Olive Industrial 4-Pack Mortgage Loan post release including reserves and sources and uses which were adjusted to exclude reserves and uses associated with the released property. See “The Mortgage Loan” below for more information.
(2)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(3)	See “The Properties” below for more information.

The Mortgage Loan. The fifth largest mortgage loan (the “Olive Industrial 4-Pack Mortgage Loan”) is evidenced by a promissory note in the principal balance of $52,166,000 and secured by a first-priority mortgage encumbering the borrowers’ overlapping fee and leasehold interests in a portfolio of four industrial properties comprising 1,128,397 SF located in Missouri, Ohio, South Dakota and Kentucky (the “Olive Industrial 4-Pack Properties”). At origination, the Olive Industrial 4-Pack Mortgage Loan had a principal balance of $61,366,000 and was secured by an additional property, which property was subsequently released pursuant to a certain modification agreement dated as of January 23, 2026, by and among the borrowers, the guarantors and the lender. In addition, such modification agreement modified certain terms relating to the release including, but not limited to, reduction of the Olive Industrial 4-Pack Mortgage Loan principal balance by $9,200,000 (resulting in a cut-off date balance of $52,166,000). All information shown herein is based on the Olive Industrial 4-Pack Mortgage Loan post the release.

The Borrowers and the Borrower Sponsors.

The borrowers are comprised of 122 entities, including the tenant-in-common (“TIC”) borrower parties, the shareholder LLC parties and the Master Tenants (as defined below). Each borrower is a special purpose, bankruptcy-remote entity structured with one independent director. Legal counsel to the borrowers provided a non-consolidation opinion in connection with the origination of the Olive Industrial 4-Pack Mortgage Loan.

The borrower sponsors and non-recourse carve-out guarantors are Thomas J. O'Brien, Rodney L. Provience and Jeffery Rhett Wiseman. Thomas J. O’Brien, Rodney L. Provience and Jeffrey Rhett Wiseman are principals of Olive Co., a real estate investment firm focusing on the acquisition and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

51

Industrial - Various	Loan #5	Cut-off Date Balance:	$52,166,000
Various, Various	Olive Industrial 4-Pack	Cut-off Date LTV:	71.6%
		UW NCF DSCR:	1.21x
		UW NOI Debt Yield:	8.9%

management of industrial assets throughout the Midwest and East Coast of the United States. Since inception, Olive Co. has acquired and developed 154 properties comprising over 14,400,000 SF of industrial and distribution space.

The ownership structure includes a total of 109 TICs, including 28 TIC borrowers and two TIC accommodation mortgagors for the Joplin Property (as defined below), 31 TIC borrowers and two TIC accommodation mortgagors for the Massillon Property (as defined below), 28 TIC borrowers and three TIC accommodation mortgagors for the Watertown Property (as defined below) and 15 TICs for the Louisville Property (as defined below). The seven TIC accommodation mortgagors under the Olive Industrial 4-Pack Mortgage Loan could not be borrowers due to having S-corporation parents and consequently the shareholder LLC parties were formed to be borrowers under the Olive Industrial 4-Pack Mortgage Loan. Each TIC entity is managed by an entity solely owned and controlled by the borrower sponsors and non-recourse carveout guarantors. In connection with the origination of the Olive Industrial 4-Pack Mortgage Loan, for each of the Olive Industrial 4-Pack Properties, the applicable TIC entities (as “Landlord”) and an entity that is a co-borrower under the Olive Industrial 4-Pack Mortgage Loan and controlled by the guarantors (as “Master Tenant”) entered into a master lease structure with an expiration date of October 6, 2050. The master lease structure enables the Master Tenant to manage and operate the applicable Olive Industrial 4-Pack Property and assume the Landlord’s obligations under the applicable tenant leases. Furthermore, in the event of foreclosure, the master lease structure enables the lender to become the Master Tenant. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” in the prospectus.

The Properties. The Olive Industrial 4-Pack Properties are comprised of four industrial properties located in in Joplin, Missouri (the “Joplin Property”), Massillon, Ohio (the “Massillon Property”), Watertown, South Dakota (the “Watertown Property”) and Louisville, Kentucky (the “Louisville Property”). The Olive Industrial 4-Pack Properties total 1,128,397 SF of net rentable area (“NRA”). The Olive Industrial 4-Pack Properties are 100% leased to four tenants as their headquarter locations. The leases are all on a triple-net basis with leases expiring post the Olive Industrial 4-Pack Mortgage Loan maturity with no termination options. The borrower sponsors acquired the Olive Industrial 4-Pack Properties between 2021 and 2022 for an aggregate purchase price of approximately $68.3 million.

The Joplin Property. The Joplin Property is a three building, warehouse/distribution industrial property totaling 567,000 SF located in Joplin, Missouri, approximately 150 miles southeast of Kansas City, Missouri. The Joplin Property consists of three single-story buildings situated on a combined 33.79-acre site constructed in 1993, 1998 and 2007 and renovated in 2018. Approximately 97.0% of NRA at the Joplin Property is used for warehouse and distribution purposes and approximately 3.0% is built out as office space. The improvements include 27 dock-height loading doors, four grade-level loading doors and 20- to 30-foot clear heights. The Joplin Property has rail spur access which is located in between the three buildings. The site also features 117 surface parking spaces, resulting in a parking ratio of approximately 0.2 spaces per 1,000 SF of NRA. As of July 15, 2025, the Joplin Property was 100.0% leased by Standard Transportation Services, Inc (“STS”)

The Massillon Property. The Massillon Property is a 243,000 SF manufacturing industrial property located in Massillon, Ohio approximately eight miles west of Canton, Ohio. The Massillon Property consists of one single-story building situated on a 15.51-acre site constructed in 1995 and renovated in 2015. Approximately 86.0% of NRA at the Massillon Property is used for manufacturing purposes, 11.0% is used as mezzanine space and 3.0% is built out as office space. The improvements include approximately 12- to 22-foot clear heights, eight dock-height loading doors and 11 grade-level loading doors. The site also features 281 surface parking spaces, resulting in a parking ratio of approximately 1.2 spaces per 1,000 SF of NRA. As of July 15, 2025, the Massillon Property was 100.0% leased by A.R.E. Accessories, LLC (“A.R.E. Accessories”).

The Watertown Property. The Watertown Property is a 183,345 SF manufacturing industrial property located in Watertown, South Dakota approximately 202 miles west of Minneapolis, Minnesota. The Watertown Property consists of three single-story buildings situated on a combined 20.75-acre tract constructed in 2004, 2011 and 2018 and renovated in 2020. Approximately 91.5% of the NRA at the Watertown Property is used for manufacturing purposes and 8.5% is built out as office space. The improvements include approximately 14- to 40-foot clear heights, two dock-height loading doors and 12 grade-level loading doors. The site also features 156 surface parking spaces, resulting in a parking ratio of approximately 0.9 spaces per 1,000 SF of NRA. As of July 15, 2025, the Watertown Property was 100.0% leased by Dakota Bodies, LLC (“Dakota Bodies”).

The Louisville Property. The Louisville Property is a 135,052 SF warehouse industrial property located in Louisville, Kentucky approximately 13.5 miles southwest of downtown Louisville, Kentucky. The Louisville Property consists of one single-story building situated on a 11.27-acre tract constructed in 1994. Approximately 96.8% of the NRA at the Louisville Property is used for warehouse purposes and 3.2% is built out as office space. The improvements include approximately 32-foot clear heights, 12 dock-height loading doors and six grade-level loading doors. The site also features 27 surface parking spaces, resulting in a parking ratio of approximately 0.2 spaces per 1,000 SF of NRA. As of July 15, 2025, the Massillon Property was 100.0% leased by HTI Logistics Corporation (“HTI Logistics”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

52

Industrial - Various	Loan #5	Cut-off Date Balance:	$52,166,000
Various, Various	Olive Industrial 4-Pack	Cut-off Date LTV:	71.6%
		UW NCF DSCR:	1.21x
		UW NOI Debt Yield:	8.9%

The following table presents a summary of the Olive Industrial 4-Pack Properties:

Portfolio Summary(1)
Property Name	Location	Year Built / Renovated	Property Subtype	SF	Allocated Cut-off Date Mortgage Loan Amount (“ALA”)	% of ALA	"As-Is" Appraised Value(1)	UW NOI	% of UW NOI
Joplin Property	Joplin, MO	1993, 1998, 2007 / 2018	Warehouse / Distribution	567,000	$25,164,000	48.2%	$34,700,000	$2,233,444	48.3%
Massillon Property	Massillon, OH	1995 / 2015	Manufacturing	243,000	$12,601,000	24.2%	$18,000,000	$1,111,182	24.0%
Watertown Property	Watertown, SD	2004, 2011, 2018 / 2020	Manufacturing	183,345	$8,569,000	16.4%	$11,820,000	$769,263	16.6%
Louisville Property	Louisville, KY	1994 / NAP	Warehouse	135,052	$5,832,000	11.2%	$8,300,000	$512,001	11.1%
Total / Wtd. Avg.				1,128,397	$52,166,000	100.0%	$72,820,000	$4,625,889	100.0%

(1)	Source: Appraisal.

Major Tenants.

Standard Transportation Services, Inc. (567,000 SF; 50.2% of NRA; 47.7% of underwritten base rent): Founded in 1984, Standard Transportation Services, Inc. ("STS") is a provider of freight transportation and logistics services headquartered at the Joplin Property. STS commenced its initial lease for 567,000 SF at the Joplin Property in 2013 before executing a new 10-year lease that commenced in 2022 and expires in December 2032. STS has three, five-year renewal options remaining and no termination options. The Joplin Property serves as STS’s headquarters.

STS currently subleases 252,000 SF of its space to two subtenants at the Joplin Property. Refresco Beverages US Inc. (“Refresco”) subleases 150,000 SF under two five-year subleases, with 90,000 SF expiring in August 2028 and 60,000 SF expiring in January 2028. Refresco’s initial rent was $4.80 PSF with 1.0% annual escalations. Amcor Packaging, Inc. (“Amcor”) subleases 102,000 SF under a three-year sublease expiring in April 2028. Amcor’s initial rent was $7.80 PSF with 3.5% annual escalations. Both subtenants are responsible for their respective pro-rata share of common area expenses. The lender underwrote to the in place rent of $4.31 PSF.

A.R.E. Accessories, LLC (243,000 SF; 21.5% of NRA; 24.3% of underwritten base rent): A.R.E. Accessories, a subsidiary of RealTruck, is a manufacturer of fiberglass and aluminum truck caps, toppers, camper shells, canopies, hard tonneau covers and other truck accessories headquartered at the Massillon Property. A.R.E. Accessories commenced its initial lease at the Massillon Property in 2004 for an original term of 20 years before extending the lease in 2020 to a September 2032 expiration. A.R.E. Accessories has four, five-year renewal options remaining and no termination options.

Dakota Bodies, LLC (183,345 SF; 16.2% of NRA; 16.7% of underwritten base rent): Dakota Bodies is a manufacturer of custom utility and service truck bodies, serving industries such as construction, mining, transportation, and utilities since 1997 headquartered at the Watertown Property. Operating from two facilities in Watertown, South Dakota and a 90,000 SF facility in Liberty, Missouri, Dakota Bodies employs over 400 professionals specializing in designing, engineering and manufacturing made-to-order truck bodies. Dakota Bodies commenced its initial lease at the Watertown Property in 2020 with an expiration date of December 2035. Dakota Bodies has two, five-year renewal options remaining and no termination options.

HTI Logistics Corporation (135,052 square feet; 12.0% of NRA; 11.3% of underwritten base rent): Founded in 2009, HTI Logistics specializes in warehousing and logistics services, primarily for the metal handling industry, with a focus on steel and aluminum products like rolled products, sheets, plates, beams, bars, pipes, sows, slabs and ingots. The Louisville Property serves as HTI Logistics’ headquarters, with an additional facility in East Chicago, Indiana. HTI Logistics commenced its initial lease at the Louisville Property in 2021 for a term of 12 years with an expiration date of December 2033. HTI Logistics has no renewal or termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53

Industrial - Various	Loan #5	Cut-off Date Balance:	$52,166,000
Various, Various	Olive Industrial 4-Pack	Cut-off Date LTV:	71.6%
		UW NCF DSCR:	1.21x
		UW NOI Debt Yield:	8.9%

The following table presents certain information relating to the tenancy at the Olive Industrial 4-Pack Properties:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/ S&P)	Tenant SF	% of Total SF	Annual UW Rent(2)	% of Total Annual UW Rent(2)	Annual UW Rent PSF(2)	Lease Expiration	Term. Option (Y/N)	Renewal Options
Standard Transportation Services, Inc.(3)	NR/NR/NR	567,000	50.2%	$2,442,388	47.7%	$4.31	12/31/2032	No	3 x 5 Years
A.R.E. Accessories, LLC	NR/NR/NR	243,000	21.5%	$1,243,141	24.3%	$5.12	9/30/2032	No	4 x 5 Years
Dakota Bodies, LLC	NR/NR/NR	183,345	16.2%	$857,430	16.7%	$4.68	12/31/2035	No	2 x 5 Years
HTI Logistics Corporation	NR/NR/NR	135,052	12.0%	$579,027	11.3%	$4.29	12/31/2033	No	None
Subtotal/Wtd. Avg.		1,128,397	100.0%	$5,121,986	100.0%	$4.54
Vacant Space		0	0.0%
Total		1,128,397	100.0%

(1)	Based on the underwritten rent roll dated July 15, 2025.
(2)	UW Base Rent, UW Base Rent PSF and % of Total UW Base Rent are inclusive of contractual rent steps underwritten through January 2026.
(3)	STS currently subleases 252,000 SF of its space to two subtenants at the Joplin Property. Refresco subleases 150,000 SF under two five-year subleases, with 90,000 SF expiring in August 2028 and 60,000 SF expiring in January 2028. Amcor subleases 102,000 SF under a three-year sublease expiring in April 2028.

The following table presents certain information with respect to the lease rollover at the Olive Industrial 4-Pack Properties:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(2)	Approx. % of Total UW Rent Rolling(2)	Approx. Cumulative % of Total UW Rent Rolling(2)	UW Rent PSF Rolling(2)
MTM/2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2028	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2029	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2030	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2031	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2032	2	810,000	71.8%	71.8%	$3,685,529	72.0%	72.0%	$4.55
2033	1	135,052	12.0%	83.8%	$579,027	11.3%	83.3%	$4.29
2034	0	0	0.0%	83.8%	$0	0.0%	83.3%	$0.00
2035	1	183,345	16.2%	100.0%	$857,430	16.7%	100.0%	$4.68
2036 & Thereafter	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Vacant	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	4	1,128,397	100.0%		$5,121,986	100.0%		$4.54

(1)	Based on the underwritten rent roll dated July 15, 2025.
(2)	Total UW Rent Rolling, Approx. % of Total UW Rent Rolling, Approx. Cumulative % of Total UW Rent Rolling and UW Rent PSF Rolling are inclusive of contractual rent steps underwritten through January 2026.

The Markets.

Joplin Property. The Joplin Property is located in Joplin, Missouri, approximately 150 miles southeast of Kansas City, Missouri. The Joplin Property is located in the Joplin, MO-KS Metropolitan Statistical Area, which has a population of 205,599. The top three industries within the area are manufacturing, health care/social assistance and retail trade. Primary access to the Joplin Property is provided by Enterprise Avenue, while Range Line Road is located just west of the Joplin Property and acts as the primary commercial corridor in the Joplin market. The Joplin Property is located approximately six miles southeast of the Joplin Regional Airport.

According to the appraisal, the Joplin Property is located in the Joplin – MO USA Warehouse Market. As of the first quarter 2025, the Joplin – MO USA Warehouse Market had an inventory of 16,929,846 SF with an occupancy rate of 99.1% and an average asking rent of $5.60 PSF. The 2024 estimated population within a one-, three- and five-mile radius of the Joplin Property was 4,424, 29,768 and 72,203, respectively, and the 2024 estimated median household income within the same radii was approximately $65,644, $60,219 and $57,031, respectively.

Massillon Property. The Massillon Property is located in Massillon, Ohio, approximately eight miles west of Canton, Ohio. The Massillon Property is within the Canton – Massillon Metropolitan Statistical Area, which had a 2024 population of 398,721. The top three industries within the area are health care/social assistance, manufacturing and retail trade. Primary access to the Massillon Property is provided by Highway 77, Highway 30, Highway 62 and State Road 21. The Massillon Property is located approximately 18.6 miles southwest of the Akron-Canton Airport.

According to the appraisal, the Massillon Property is located in the Canton – OH USA Warehouse Market. As of the first quarter 2025, the Canton – OH USA Warehouse Market had an inventory of 53,804,237 SF with an occupancy rate of 97.4% and an average asking rent of $5.78 PSF. The 2024 estimated

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

54

Industrial - Various	Loan #5	Cut-off Date Balance:	$52,166,000
Various, Various	Olive Industrial 4-Pack	Cut-off Date LTV:	71.6%
		UW NCF DSCR:	1.21x
		UW NOI Debt Yield:	8.9%

population within a one-, three- and five-mile radius of the Massillon Property was 1,884, 31,639 and 74,016, respectively, and the 2024 estimated median household income within the same radii was approximately $53,619, $58,448 and $63,237, respectively.

Watertown Property. The Watertown Property is located in Watertown, South Dakota, approximately 202 miles west of Minneapolis, Minnesota. The Watertown Property is within the Watertown Micropolitan Statistical Area, which has a population of 29,145. The top three industries within the area are manufacturing, retail trade and health care/social assistance. Primary access to the Watertown Property is provided by Highway 81. The Watertown Property is located approximately five miles southeast of the Watertown Regional Airport.

According to the appraisal, the Watertown Property is located in the Northeastern South Dakota industrial market. As of the second quarter 2025, the Northeastern South Dakota industrial market had an inventory of 11,558,100 SF with an occupancy rate of 93.4% and an average asking rent of $7.31 PSF. The 2024 estimated population within a one-, three- and five-mile radius of the Watertown Property was 578, 18,779 and 24,024, respectively, and the 2024 estimated median household income within the same radii was approximately $42,337, $57,723 and $63,656, respectively.

Louisville Property. The Louisville Property is located in Louisville, Kentucky, approximately 13.5 miles southwest of downtown Louisville, Kentucky. The Louisville Property is within the Louisville-Jefferson County Metropolitan Statistical Area, which has a population of 1,304,433. The top three industries within the area are manufacturing, health care/social assistance and retail trade. Primary access to the Louisville Property is provided by Highway 1934. The Louisville Property is located approximately 12.8 miles west of Louisville International Airport.

According to the appraisal, the Louisville Property is located in the Louisville industrial market. As of the first quarter 2025, the Louisville industrial market had an inventory of 180,036,111 SF with an occupancy rate of 96.2% and an average asking rent of $6.19 PSF. The 2024 estimated population within a one-, three- and five-mile radius of the Louisville Property was 2,901, 41,307 and 98,632, respectively, and the 2024 estimated median household income within the same radii was approximately $49,938, $60,791 and $60,994, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Olive Industrial 4-Pack Properties:

Market Rent Summary(1)
	Joplin Property	Massillon Property	Watertown Property	Louisville Property
Rentable Area	567,000	243,000	183,345	135,052
Market Rent (PSF per Year)	$4.35	$5.25	$4.75	$4.50
Lease Term (Years)	10	5	10	5
Lease Type (Reimbursements)	Net	Net	NNN	Net
Rent Increase Projection (per Year)	2.50% /Yr	2.75% /Yr	None	3.00% /Yr
Tenant Improvements (New Tenant) (PSF)	$0.00	$2.00	$1.00	$2.00
Tenant Improvements (Renewal) (PSF)	$0.00	$1.00	$0.00	$0.50

(1)	Source: Appraisal.

The following table presents recent leasing data at comparable industrial properties with respect to the Joplin Property:

Comparable Industrial Leases(1)
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Major Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (years)	Annual Base Rent PSF
Joplin Property(2) Joplin, MO	1993, 1998, 2007 / 2018	567,000	Standard Transportation Services,Inc	567,000	December-22	10.1	$4.31
Pepsi Warehouse Tulsa, OK	2026 / NAP	401,221	Pepsi	401,221	September-26	12.0	$8.55
KCI Raymore South Building 5 Raymore, MO	2025 / NAP	555,871	Church & Dwight Co.	555,871	December-25	10.5	$6.50
Wagner Industries Kansas City, MO	1964 / 2000	484,000	Wagner Industries	484,000	July-25	10.0	$4.00
I-35 Logistics Park Olathe, KS	2023 / NAP	569,584	GXO Logistics Supply Chain	200,703	February-24	8.0	$5.78
Lone Elm Logistics Center Olathe, KS	2015 / NAP	499,084	Professional Packaging Systems	247,589	December-23	5.0	$3.81
Clorox I-35 Distribution Center Olathe, KS	2022 / NAP	569,584	Clorox	569,584	January-23	6.7	$4.15
Therma Tru Building Roland, OK	1973 / NAP	561,761	Citi Trends, Inc	561,761	September-22	15.0	$4.84

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Information is based on the underwritten rent roll dated July 15, 2025, inclusive of rent steps taken through January 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

55

Industrial - Various	Loan #5	Cut-off Date Balance:	$52,166,000
Various, Various	Olive Industrial 4-Pack	Cut-off Date LTV:	71.6%
		UW NCF DSCR:	1.21x
		UW NOI Debt Yield:	8.9%

The following table presents recent leasing data at comparable industrial properties with respect to the Massillon Property:

Comparable Industrial Leases(1)
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Major Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (years)	Annual Base Rent PSF
Massillon Property(2) Massillon, OH	1995 / 2015	243,000	A.R.E. Accessories, LLC	243,000	October-24	8.0	$5.12
BIG Aggregation Fund III- Universal Polymer Middlefield, OH	1963 / 1969	107,093	Universal Polymer and Rubber	107,093	November-23	20.0	$4.92
Wooster Industrial Wooster, OH	2022 / NAP	198,900	Pepsico Global Real Estate	198,900	March-22	7.0	$5.94
4555 Lyman Drive Hilliard, OH	1985 / NAP	138,000	Forsee Power, Inc.	138,000	November-22	10.4	$5.75
LMA Building D Akron, OH	1942 / NAP	773,483	Quoted	286,381	NAV	NAV	$6.95
Stow Industrial Stow, OH	1996 / 2019	184,329	ChromaScape Holdings, LLC	184,329	November-23	10.0	$5.00
Emerald Valley II Solon, OH	2002 / NAP	143,524	Quoted	59,964	NAV	NAV	$7.00
41 Cairns Road Mansfield, OH	1994 / NAP	187,386	American Standard	187,386	July-22	8.0	$4.41
ECS Tuning Wadsworth, OH	1968 / NAP	220,335	ECS Tuning	220,335	November-25	10.0	$7.85

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Information is based on the underwritten rent roll dated July 15, 2025, inclusive of rent steps taken through January 2026.

The following table presents recent leasing data at comparable industrial properties with respect to the Watertown Property:

Comparable Industrial Leases(1)
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Major Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (years)	Annual Base Rent PSF
Watertown Property(2) Watertown, SD	2004, 2011, 2018 / 2020	183,345	Dakota Bodies, LLC	183,345	December-20	15.1	$4.68
Thermotech Facility Sauk Rapids, MN	1977 / 1993	194,911	Thermo-Tech Windows LLC	191,209	October-24	16.8	$4.15
Phillips Manufacturing Omaha, NE	2003 / NAP	162,677	Phillips Manufacturing Co.	162,677	April-19	15.0	$4.62
EIMCo Farley, IA	1994 / NAP	123,042	EIMCo	123,042	April-20	5.0	$4.29
Nortech Systems Mankato, MN	1994 / NAP	58,768	Nortech Systems Inc.	58,768	August-20	15.0	$5.51
TPI Composites Newton, IA	2008 / NAP	337,960	TPI Composites	337,960	February-23	10.0	$4.90
Altor Solutions Fort Madison, IA	2001 / NAP	113,400	Foam Fabricators/Altor	113,400	May-25	11.8	$4.32
Applegate Greenfiber Norfolk, NE	1994 / 2006	104,930	Applegate Greenfiber	104,930	December-23	20.0	$4.67
Watertown Development Company Lot 1 Watertown, SD	2024 / NAP	57,715	North Star Logistics	57,715	January-24	5.0	$8.85

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Information is based on the underwritten rent roll dated July 15, 2025, inclusive of rent steps taken through January 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

56

Industrial - Various	Loan #5	Cut-off Date Balance:	$52,166,000
Various, Various	Olive Industrial 4-Pack	Cut-off Date LTV:	71.6%
		UW NCF DSCR:	1.21x
		UW NOI Debt Yield:	8.9%

The following table presents recent leasing data at comparable industrial properties with respect to the Louisville Property:

Comparable Industrial Leases(1)
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Major Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (years)	Annual Base Rent PSF
Louisville Property(2) Louisville, KY	1994 / NAP	135,052	HTI Logistics Corporation	135,052	December-21	12.0	$4.29
Heller VII Partnership, LP Louisville, KY	1969 / 2015	25,748	Heritage Environmental Services, Inc.	25,748	August-24	3.0	$5.07
Tradepoint 1 Louisville, KY	1998 / NAP	212,500	EJOOV Holdings	212,500	September-24	5.0	$5.05
Industrial Building Louisville, KY	1920 / NAP	58,316	Pegasus Transportation	27,700	June-24	3.0	$3.00
Riverport Logistics Center Louisville, KY	2020 / NAP	314,501	Purem Novi	130,538	May-23	5.8	4.00

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Information is based on the underwritten rent roll dated July 15, 2025, inclusive of rent steps taken through January 2026.

Appraisal. The appraisal concluded to an “as-is” value for the Joplin Property of $34,700,000 as of July 17, 2025, an “as-is” value for Massillon Property of $18,000,000 as of July 23, 2025, an “as-is” value for the Watertown Property of $11,820,000 as of July 24, 2025 and an “as-is” value for the Louisville Property of $8,300,000 as of July 24, 2025, resulting in an aggregate “as-is” value of $72,820,000 for the Olive Industrial 4-Pack Properties.

Environmental Matters. According to the Phase I environmental reports dated between July 25, 2025 and August 1, 2025, there was evidence of one recognized environmental condition (a “REC”) at the Joplin Property. The respective report identified one REC arising from potential groundwater contamination related to historical mining, though no mining activities occurred onsite or in the immediate vicinity of the Joplin Property. There was no evidence of any recognized environmental conditions at the remaining Olive Industrial 4-Pack Properties. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

57

Industrial - Various	Loan #5	Cut-off Date Balance:	$52,166,000
Various, Various	Olive Industrial 4-Pack	Cut-off Date LTV:	71.6%
		UW NCF DSCR:	1.21x
		UW NOI Debt Yield:	8.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Olive Industrial 4-Pack Properties:

Cash Flow Analysis
	2023	2024	TTM(1)	UW	UW PSF
Gross Potential Rent(2)	$4,822,263	$4,930,071	$4,872,249	$5,121,986	$4.54
Reimbursements	$43,223	$90,045	$257,843	$744,348	$0.66
Other Income	$0	$0	$329	$0	$0.00
(Vacancy/Credit Loss/Concessions)	$0	$0	$0	($293,317)	($0.26)
Effective Gross Income	$4,865,487	$5,020,116	$5,130,421	$5,573,017	$4.94

Real Estate Taxes	$101,948	$97,390	$120,678	$587,852	$0.52
Insurance	$3,013	$3,033	$2,824	$156,496	$0.14
Other Operating Expenses	$300,065	$211,693	$188,869	$202,780	$0.18
Total Operating Expenses	$405,026	$312,116	$312,370	$947,128	$0.84

Net Operating Income	$4,460,460	$4,708,000	$4,818,051	$4,625,889	$4.10
Replacement Reserves	$0	$0	$0	$203,111	$0.18
TI/LC	$0	$0	$0	$282,099	$0.25
Net Cash Flow	$4,460,460	$4,708,000	$4,818,051	$4,140,679	$3.67

Occupancy (%)(3)	100.0%	100.0%	100.0%	95.0%
NOI DSCR	1.30x	1.37x	1.41x	1.35x
NCF DSCR	1.30x	1.37x	1.41x	1.21x
NOI Debt Yield	8.6%	9.0%	9.2%	8.9%
NCF Debt Yield	8.6%	9.0%	9.2%	7.9%

(1)	TTM column reflects the trailing 12 months ending January 31, 2025.
(2)	UW Gross Potential Rent includes rent steps taken through January 2026.
(3)	UW Occupancy % represents underwritten economic occupancy. The Olive Industrial 4-Pack Properties are 100.0% physically occupied as of July 15, 2025.

Escrows and Reserves.

Real Estate Taxes – The Olive Industrial 4-Pack Mortgage Loan documents require an upfront reserve of approximately $157,171 and an ongoing monthly deposit in an amount equal to 1/12th of the estimated annual property taxes, initially estimated at approximately $28,577 monthly.

Insurance Premiums – The Olive Industrial 4-Pack Mortgage Loan documents require an upfront reserve of approximately $23,958 and an ongoing monthly deposit in an amount equal to 1/12th of the estimated annual insurance premium, initially estimated at $2,662 monthly.

Immediate Repairs – The Olive Industrial 4-Pack Mortgage Loan documents require an upfront reserve of approximately $280,801 for immediate repairs.

Replacements Reserve – The Olive Industrial 4-Pack Mortgage Loan documents require an ongoing monthly deposit in an amount equal to approximately $16,926 for replacement reserves (equal to $0.18 PSF annually).

TI/LC Reserve – The Olive Industrial 4-Pack Mortgage Loan documents require an ongoing monthly deposit in an amount equal to approximately $23,508 for future tenant improvements and leasing commissions (equal to $0.25 PSF annually).

Liquidity Reserve – The Olive Industrial 4-Pack Mortgage Loan documents require an upfront reserve of approximately $250,000. On the payment date occurring immediately after the borrowers demonstrate to the satisfaction of the lender, in its sole discretion, that the guarantors collectively have liquid assets of $2,575,000 or greater (exclusive of sums on deposit in the liquidity reserve subaccount), as evidenced by bank or investment statements in the name of the guarantors, provided no event of default has occurred and is continuing, the lender will disburse funds on deposit in the liquidity reserve subaccount to the borrowers.

Lockbox and Cash Management. The Olive Industrial 4-Pack Mortgage Loan is structured with a hard lockbox and springing cash management. The borrowers are required to cause all rents to be transmitted directly by the tenants at the Olive Industrial 4-Pack Properties into a lender-controlled lockbox account. In addition, the borrowers are required to cause all rents received by the borrowers or the property manager, as applicable, to be deposited into such lockbox account within one business day of receipt. All amounts in the lockbox account are remitted on a daily basis to the borrowers at any time

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

58

Industrial - Various	Loan #5	Cut-off Date Balance:	$52,166,000
Various, Various	Olive Industrial 4-Pack	Cut-off Date LTV:	71.6%
		UW NCF DSCR:	1.21x
		UW NOI Debt Yield:	8.9%

other than during the continuance of a Cash Management Period (as defined below). Upon the occurrence and during the continuance of a Cash Management Period, all amounts are required to be remitted to a lender-controlled cash management account on a daily basis to be applied and disbursed in accordance with the Olive Industrial 4-Pack Mortgage Loan documents. During the continuance of a Cash Management Period, all available cash remaining after the required applications and disbursements will be held in a lender-controlled subaccount; provided, that during a Cash Management Period continuing solely as a result of a Trigger Lease Sweep Period (as defined below), all available cash will be held in a special rollover reserve subaccount.

A “Cash Management Period” will commence upon the earlier of the following:

(i)	nine months prior to the stated maturity date;
(ii)	a default or an event of default;
(iii)	the net cash flow debt service coverage ratio (“NCF DSCR”) falling below 1.10x as of the end of any calendar quarter; or
(iv)	the commencement of Trigger Lease Sweep Period.

A Cash Management Period will end upon the occurrence of the following:

●	the Olive Industrial 4-Pack Mortgage Loan has been repaid in full or the stated maturity date has not occurred;
●	with respect to clause (i) above, the borrowers deposit with the lender a cash deposit or a letter of credit pursuant to the requirements of the loan agreement, in the amount, as determined by the lender, of all available cash that would be swept to the cash collateral subaccount during the nine-month period prior to the stated maturity date;
●	with respect to clause (ii) above, such default or event of default is no longer continuing and no other default or event of default has occurred and is continuing;
●	with respect to clause (iii) above, the date that the NCF DSCR, as calculated in accordance with the Olive Industrial 4-Pack Mortgage Loan documents, is equal to or greater than 1.25x for two consecutive calendar quarters; or
●	with respect to clause (iv) above, the termination of such Trigger Lease Sweep Period or the borrowers deposit with the lender a cash deposit or a letter of credit pursuant to the requirements of the Olive Industrial 4-Pack Mortgage Loan agreement, in a sufficient amount, as determined by the lender, to pay for all anticipated expenses in connection with the re-leasing of the space under the applicable lease that gave rise to the subject Trigger Lease Sweep Period, including brokerage commissions and tenant improvements, and any anticipated shortfalls of payments required pursuant to the Olive Industrial 4-Pack Mortgage Loan agreement during any period of time that rents are insufficient as a result of down-time or free rent periods.

A “Trigger Lease Sweep Period” commences upon the earlier to occur of any of the following: (i) the date that is 12 months prior to the end of the term of any Trigger Lease (as defined below) or the date the applicable trigger tenant gives notice of its intention not to renew or extend; (ii) the date required under a Trigger Lease by which the applicable tenant is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised) or the date the applicable trigger tenant gives notice of its intention not to renew or extend; (iii) any Trigger Lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then-current expiration date or any tenant under a Trigger Lease gives notice of its intention to terminate, surrender or cancel its Trigger Lease (or any material portion thereof); (iv) any tenant under a Trigger Lease discontinues its business in any material portion of its premises (i.e., “goes dark”) or gives notice that it intends to do the same; (v) the occurrence and continuance (beyond any applicable notice and cure periods) of a default under any Trigger Lease by the applicable tenant thereunder; or (vi) the occurrence of an insolvency or bankruptcy proceeding, among other things, by any tenant under a Trigger Lease, its parent company or the lease guarantor under a Trigger Lease, as described in the Olive Industrial 4-Pack Mortgage Loan documents (a “Trigger Tenant Insolvency Proceeding”).

A Trigger Lease Sweep Period ends upon the earlier to occur of (x) the lender’s determination that sufficient funds have been accumulated in the special rollover reserve subaccount to pay for all anticipated expenses in connection with the re-letting of the space under the applicable lease(s) that gave rise to the subject Trigger Lease Sweep Period, including brokerage commissions and tenant improvements, and any anticipated shortfalls of payments required during any period of time that rents are insufficient as a result of down-time or free rent periods, or (y) any of the following events: with respect to a Trigger Lease Sweep Period caused by a matter described in clauses (i), (ii), (iii) or (iv) above, upon the earlier to occur of the date on which (A) the subject tenant irrevocably exercises any renewal or extension option (or otherwise enters into an extension agreement with the borrowers that is acceptable to the lender) with respect to all of the space demised under its Trigger Lease, and in the lender’s reasonable judgment, sufficient funds have been accumulated in the special rollover reserve subaccount (during the continuance of the subject Trigger Lease Sweep Period) to pay for all anticipated approved leasing expenses for such Trigger Lease and any other anticipated expenses in connection with such renewal or extension, or (B) all of the space demised under the subject Trigger Lease that gave rise to the subject Trigger Lease Sweep Period has been fully leased pursuant to a replacement lease or replacement leases approved by the lender, and all approved leasing expenses (and any other expenses in connection with the re-tenanting of such space) have been paid in full; with respect to a Trigger Lease Sweep Period caused by a matter described in clause (v) above, if the subject tenant default has been cured and no other tenant default has occurred for a period of six consecutive months following such cure; or with respect to a Trigger Lease Sweep Period caused by a matter described in clause (vi) above, if the applicable Trigger Tenant Insolvency Proceeding has terminated and the applicable Trigger Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender.

A “Trigger Lease” means any of the four master leases, any key tenant sublease, and any other lease which (a) covers 15% or more of the rentable SF at the Olive Industrial 4-Pack Properties in the aggregate and/or (b) has a gross annual rent of 15% or more of the total annual rent at the Olive Industrial 4-Pack Properties in the aggregate.

Partial Release. The borrowers are permitted to release one of the Olive Industrial 4-Pack Properties at any time after two years from the closing of the WFCM 2026-5C8 securitization, subject to satisfaction of the conditions set forth in the Olive Industrial 4-Pack Mortgage Loan documents, including, among other conditions, (i) the debt yield after giving effect to the release is at least the greater of the debt yield immediately prior to the release and 7.95%, (ii) the NCF DSCR after giving effect to the release is at least the greater of the NCF DSCR immediately prior to the release and 1.24x, (iii) the borrowers defease an amount of principal equal to 130% of the allocated loan amount of the released property and (iv) satisfaction of all REMIC requirements.

Terrorism Insurance. The borrowers are required to obtain and maintain property insurance that covers perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the Olive Industrial 4-Pack Property and business interruption insurance for at least 12 months. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

59

Office - Suburban	Loan #6	Cut-off Date Balance:	$45,000,000
4900, 5500, 5700, 5770 South Eastern Avenue,	Commerce Office Park	Cut-off Date LTV:	59.3%
5801 East Slauson Avenue		UW NCF DSCR:	1.87x
Commerce, CA 90040		UW NOI Debt Yield:	13.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60

Office - Suburban	Loan #6	Cut-off Date Balance:	$45,000,000
4900, 5500, 5700, 5770 South Eastern Avenue,	Commerce Office Park	Cut-off Date LTV:	59.3%
5801 East Slauson Avenue		UW NCF DSCR:	1.87x
Commerce, CA 90040		UW NOI Debt Yield:	13.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

61

Office - Suburban	Loan #6	Cut-off Date Balance:	$45,000,000
4900, 5500, 5700, 5770 South Eastern Avenue,	Commerce Office Park	Cut-off Date LTV:	59.3%
5801 East Slauson Avenue		UW NCF DSCR:	1.87x
Commerce, CA 90040		UW NOI Debt Yield:	13.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

62

Mortgage Loan No. 6 – Commerce Office Park

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/S&P/MDBRS):	NR/NR/NR			Location:	Commerce, CA 90040
Original Balance:	$45,000,000			General Property Type:	Office
Cut-off Date Balance:	$45,000,000			Detailed Property Type:	Suburban
% of Initial Pool Balance:	5.9%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1958-1988 / 2016-2017, 2019
Borrower Sponsor:	Omninet Capital			Size:	283,948 SF
Guarantors:	Neil Kadisha and Benjamin Nazarian			Cut-off Date Balance PSF:	$158
Mortgage Rate:	6.4730%			Maturity Date Balance PSF:	$158
Note Date:	12/19/2025			Property Manager:	Omninet Property Management,
Maturity Date:	1/11/2031				LLC (Borrower-related)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$5,832,985
IO Period:	60 months			UW NCF:	$5,516,986
Seasoning:	2 months			UW NOI Debt Yield:	13.0%
Prepayment Provisions:	L(26),D(27),O(7)			UW NCF Debt Yield:	12.3%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	13.0%
Additional Debt Type:	NAP			UW NCF DSCR:	1.87x
Additional Debt Balance:	NAP			Most Recent NOI:	$5,884,804 (8/31/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$5,586,775 (12/31/2024)
				3rd Most Recent NOI:	$5,435,288 (12/31/2023)
Reserves(1)				Most Recent Occupancy:	99.6% (12/1/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	99.4% (12/31/2024)
RE Taxes:	$235,144	$58,786	NAP	3rd Most Recent Occupancy:	99.0% (12/31/2023)
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$75,900,000 (12/1/2025)
Replacement Reserve:	$0	$5,916	$212,961	Appraised Value PSF:	$267
Leasing Reserve:	$2,717,298	Springing	$735,036	Cut-off Date LTV Ratio:	59.3%
Immediate Repair Reserve:	$10,350	$0	NAP	Maturity Date LTV Ratio:	59.3%
Rent Concession Reserve:	$241,258	$0	NAP

Sources and Uses(1)
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$45,000,000	97.5%	Purchase Price:	$42,661,741	92.4%
Borrower Sponsor Equity:	$1,163,664	2.5%	Closing Costs:	$297,872	0.6%
			Upfront Reserves:	$3,204,050	6.9%
Total Sources:	$46,163,664	100.0%	Total Uses:	$46,163,664	100.0%

(1)	See “Escrows and Reserves” below.

The Mortgage Loan. The sixth largest mortgage loan (the “Commerce Office Park Mortgage Loan”) is a mortgage loan in the original principal amount of $45,000,000 secured by the borrower’s fee interest in five individual office buildings containing 283,948 SF, located in Commerce, California (the “Commerce Office Park Property”).

The Borrower and the Borrower Sponsor. The borrower is Omninet Commerce Owner, LLC (“Borrower”), a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the Borrower delivered a non-consolidation opinion in connection with the origination of the Commerce Office Park Mortgage Loan. The non-recourse carveout guarantors are Neil Kadisha and Benjamin Nazarian.

Neil Kadisha and Benjamin Nazarian are co-founders and managing partners of Omninet Capital (“Omninet Capital” or “Borrower Sponsor”). Omninet Capital, founded in the early 1980s and headquartered in Beverly Hills, California, is a privately held investment firm specializing in commercial real estate and venture capital. The firm manages a diversified portfolio exceeding 10,000,000 SF of commercial space and 13,000 multifamily residential units across the United States. With experience across all property types, Omninet Capital is actively acquiring value-added commercial real estate.

The Property. The Commerce Office Park Property is a Class A multi-tenant, low to mid-rise office building property and consists of five buildings ranging from two to three stories across the buildings, totaling 283,948 SF, and a four-story parking garage, located in Commerce, California. Built in phases from 1958 to 1988 and most recently renovated in 2019, the Commerce Office Park Property is constructed on 15.61-acres of land and contains 816 parking spaces (2.9 spaces per 1,000 SF). As of December, 1, 2025, the Commerce Office Park Property was 99.6% leased to eight unique tenants and has a weighted-average remaining lease term of 7.1 years.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

63

Office - Suburban	Loan #6	Cut-off Date Balance:	$45,000,000
4900, 5500, 5700, 5770 South Eastern Avenue,	Commerce Office Park	Cut-off Date LTV:	59.3%
5801 East Slauson Avenue		UW NCF DSCR:	1.87x
Commerce, CA 90040		UW NOI Debt Yield:	13.0%

Major Tenants.

County of Los Angeles, Child Support Services Department (137,238 SF; 48.3% of NRA; 47.3% of underwritten rent). County of Los Angeles, Child Support Services Department provides child support services for families that were on welfare in order to recover public aid paid to those families. The County of Los Angeles, Child Support Services Department was established as an independent county department whose responsibility is to manage the child support program in Los Angeles County. The County of Los Angeles, Child Support Services Department has been at the Commerce Office Park Property since 2004 and has a lease expiration date of January 31, 2041 (subject to termination rights described in the Tenant Summary below) with one five-year renewal option.

State of California, Department of Justice (65,529 SF; 23.1% of NRA; 23.5% of underwritten rent). State of California, Department of Justice is the department in the California executive branch under the leadership of the California Attorney General who has the duty to collect, analyze, and report statistical data, which provides valid measures of crime and the criminal justice process to government and the citizens of California. The tenant has been located at the Commerce Office Park Property since 2002 and has lease expiration dates of January 31, 2034, as to its Building 5500 space and April 12, 2029 as to its Building 5770 space (subject to termination rights described in the Tenant Summary below) with no renewal option.

County of Los Angeles, Sheriff Department (38,936 SF; 13.7% of NRA; 13.7% of underwritten rent). County of Los Angeles, Sheriff Department is the nation's largest Sheriff's Department and the second largest policing agency in the United States. It is the largest contract policing agency in the nation, sole policing agency for 42 of 88 cities in the County of Los Angeles, 10 community colleges, and over one million daily commuters of Metrolink and the Metropolitan Transportation Authority trains and buses. The County of Los Angeles, Sheriff Department manages the nation's largest local jail system with a housing capacity of nearly 20,000 inmates. The County of Los Angeles, Sheriff Department has been located at the Commerce Office Park Property since 2000 and has a lease expiration date of July 31, 2036 (subject to termination rights described in the Tenant Summary below) with one five-year renewal option.

The following table presents certain information relating to the tenancy at the Commerce Office Park Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)	Tenant SF	Approx. % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Exp.	Renewal Options	Term Option (Y/N)
Major Tenants
County of Los Angeles, Child Support Services Department	Aa1/AAA/AAA	137,238	48.3%	$4,192,560	47.3%	$30.55	Various	1 x 5 Yr	Y(2)
State of California, Department of Justice	Aa2/AA/AA-	65,529	23.1%	$2,086,416	23.5%	$31.84	1/31/2034	None	Y(3)
County of Los Angeles, Sheriff Department	Aa1/AAA/AAA	38,936	13.7%	$1,215,114	13.7%	$31.21	7/31/2036	1 x 5 Yr	Y(4)
County of Los Angeles, Department of Health Services	Aa1/AAA/AAA	26,360	9.3%	$830,851	9.4%	$31.52	4/30/2027	1 x 5 Yr	Y(5)
State of California, Department of Motor Vehicles	Aa2/AA/AA-	8,630	3.0%	$326,259	3.7%	$37.81	12/31/2030	None	Y(6)
Major Tenants Subtotal/Wtd. Avg.		276,693	97.4%	$8,651,200	97.6%	$31.27
Other Tenants		6,080	2.1%	$209,926	2.4%	$34.53
Occupied Subtotal/Wtd. Avg.		282,773	99.6%	$8,861,126	100.0%	$31.34
Vacant Space		1,175	0.4%
Total/Wtd. Avg.		283,948	100.0%

(1)	Based on the underwritten rent roll dated December 1, 2025.
(2)	County of Los Angeles, Child Support Services Department has the right to terminate its lease (A) with respect to its space at Building 5500 (48,794 SF) at any time after February 1, 2038 (12th anniversary of renewal term commencement) with nine months prior notice (Lease expiration date of 01.31.2041) and (B) with respect to its space at Building 5770 (88,444 SF), at any time after May 1, 2027 with 6 months prior notice (Lease expiration date of 04.12.2029). Further, with respect to its space at Building 5500 only, the tenant has an appropriations-based right to terminate its lease prior to October 1, 2030 if the County of Los Angeles, reduces the related departmental budget by 17% or more and, as a direct result thereof, program services at Building 5500 are terminated.
(3)	State of California, Department of Justice has the right to terminate its lease at any time on or August 31, 2029 with 60 days prior notice (Lease expiration date of 01.31.2034).
(4)	County of Los Angeles, Sheriff’s Department has the right to terminate its lease at any time after August 1, 2034 with nine months prior notice (Lease expiration date of 07.31.2036).
(5)	County of Los Angeles, Department of Health Services has right to terminate its lease at any time after April 30, 2027 with six months prior notice. (Lease expiration date of 04.30.2029).
(6)	State of California, Department of Motor Vehicles has the right to terminate its lease at any time on or after September 30, 2026 with one month prior notice. (Lease expiration date of 12.31.2030).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

64

Office - Suburban	Loan #6	Cut-off Date Balance:	$45,000,000
4900, 5500, 5700, 5770 South Eastern Avenue,	Commerce Office Park	Cut-off Date LTV:	59.3%
5801 East Slauson Avenue		UW NCF DSCR:	1.87x
Commerce, CA 90040		UW NOI Debt Yield:	13.0%

The following table presents certain information relating to the lease rollover schedule at the Commerce Office Park Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Base Rent Rolling	Approx. % of Total UW Base Rent Rolling	Approx. Cumulative % of Total UW Base Rent Rolling	UW Base Rent PSF Rolling
MTM/2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	2	31,112	11.0%	11.0%	$991,303	11.2%	11.2%	$31.86
2028	0	0	0.0%	11.0%	$0	0.0%	11.2%	$0.00
2029	1	88,444	31.1%	42.1%	$2,601,773	29.4%	40.5%	$29.42
2030	2	9,958	3.5%	45.6%	$375,733	4.2%	44.8%	$37.73
2031	0	0	0.0%	45.6%	$0	0.0%	44.8%	$0.00
2032	0	0	0.0%	45.6%	$0	0.0%	44.8%	$0.00
2033	0	0	0.0%	45.6%	$0	0.0%	44.8%	$0.00
2034	2	65,529	23.1%	68.7%	$2,086,416	23.5%	68.3%	$31.84
2035	0	0	0.0%	68.7%	$0	0.0%	68.3%	$0.00
Thereafter	2	87,730	30.9%	99.6%	$2,805,901	31.7%	100.0%	$31.98
Vacant	0	1,175	0.4%	100.0%	$0	0%	100.0%	$0.00
Total/Wtd. Avg.(2)	9	283,948	100.0%		$8,861,126	100.0%		$31.34

(1)	Based on the underwritten rent roll dated December 1, 2025.
(2)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Commerce Office Park Property is a low to mid-rise office complex located in the City of Commerce, Los Angeles County, California with frontage along South Eastern Avenue and East Slauson Avenue, offering access to major transportation routes, including Interstate 5 and Interstate 710. The Commerce Office Park Property is located within the Los Angeles – Long Beach – Anaheim, CA Metropolitan Statistical Area adjacent to Interstate 10 and Interstate 405. The Commerce Office Park Property is situated approximately 19.8 miles from Los Angeles International Airport. Demand generators in the area include 99 Cents Only Stores, Smart & Final, Commerce Casino, Unified Grocers, and Uniserve Facilities Services. Major employers in the area include Allied Universal, County of Los Angeles, Los Angeles Unified School District, The Walt Disney Company, and Kaiser Foundation Health Plan.

According to the appraisal, the Commerce Office Park Property is located within the Southeast Los Angeles submarket of the Los Angeles office market. As of the second quarter of 2025, the submarket had an inventory of approximately 10,200,000 SF with a vacancy rate of 5.2% and asking rent of $31.48 PSF. The appraiser concluded a market rent of $32.50 for the Commerce Office Park Property.

According to the appraisal, the 2024 population within a one-, three- and five-mile radius of the Commerce Office Park Property was 8,894, 254,317 and 757,750, respectively. The median household income within the same radii, as of 2024, was $60,024, $63,272 and $69,319, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Commerce Office Park Property:

Commerce Office Park(1)
Market Rent (PSF)	$32.50
Lease Term (Years)	5.25
Lease Type	Full Service
Escalations (Annual)	3.00%
Tenant Improvements (New/Renewal)	$15 / $10
Leasing Commissions (New/Renewal)	5.0% / 2.5%
Free Rent (Months) (New/Renewal)	3 / 2
(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

65

Office - Suburban	Loan #6	Cut-off Date Balance:	$45,000,000
4900, 5500, 5700, 5770 South Eastern Avenue,	Commerce Office Park	Cut-off Date LTV:	59.3%
5801 East Slauson Avenue		UW NCF DSCR:	1.87x
Commerce, CA 90040		UW NOI Debt Yield:	13.0%

The table below presents certain information relating to comparable properties to the Commerce Office Park Property identified by the appraiser:

Comparable Office Leases
Property Name	Year Built/Renovated	Occ	Total NRA (SF)	Tenant	Lease Date/ Term (yrs.)	Lease Size (SF)	Base Rent PSF
Commerce Office Park 4900, 5500, 5700, 5770 South Eastern Avenue 5801 East Slauson Avenue Commerce, CA 90040	1958-1988 / 2016-2017, 2019	99.6%(1)	283,948(1)	County of Los Angeles, Child Support Services Department	-	-	-
Corporate Center Drive 1000 Corporate Center Drive, Monterey Park, CA, 91754	1983/NAP	89.0%	119,883	Janney & Janney Attorney Services Inc.	May-24 / 3.2	5,620	$34.80
Heritage Corporate Center III 12070 Telegraph Road Santa Fe Springs, CA 90670	1987/NAP	100.0%	52,147	First Pacific Bank	Oct-23 / 5.2	3,608	$28.20
Wells Fargo Bank 5701 S Eastern Ave Commerce, CA 90040	1984/2005	97.2%	151,800	Blended Clothing	Aug-23 / 5.3	8,870	$31.20
Norwalk Corporate Plaza 12501 Imperial Highway Norwalk, CA 90650	1977/1994	100.0%	121,381	HNTB	Jul-23 / 4.8	14,832	$28.20
City National Bank, 5601 E Slauson Ave, Commerce, CA 90040	1983/2005	82.8%	47,603	City National Bank	Apr-23 / 5.0	5,925	$32.40

Source: Appraisal.

(1)	Based on the underwritten rent roll dated December 1, 2025.

Appraisal. According to the appraisal as of December 1, 2025, the Commerce Office Park Property had an “as-is” appraised value of $75,900,000.

Environmental Matters. According to the Phase I environmental site assessment dated May 21, 2025, there was no evidence of any recognized environmental conditions at the Commerce Office Park Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

66

Office - Suburban	Loan #6	Cut-off Date Balance:	$45,000,000
4900, 5500, 5700, 5770 South Eastern Avenue,	Commerce Office Park	Cut-off Date LTV:	59.3%
5801 East Slauson Avenue		UW NCF DSCR:	1.87x
Commerce, CA 90040		UW NOI Debt Yield:	13.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Commerce Office Park Property:

Cash Flow Analysis(1)
	2022	2023	2024	TTM 8/31/2025	UW	UW PSF
Base Rent	$8,146,697	$8,383,427	$8,601,392	$8,726,710	$8,427,650	$29.68
Grossed Up Vacant Space	$0	$0	$0	$0	$471,664	$1.66
Gross Potential Rent	$8,146,697	$8,383,427	$8,601,392	$8,726,710	$8,899,314	$31.34
Vacancy/Credit Loss	$0	$0	$0	$0	($471,664)	($1.66)
Straight Line Rent	$0	$0	$0	$0	$393,258	$1.38
Free Rent Adjustment	$0	$0	$0	$0	($20,843)	($0.07)
Net Rental Income	$8,146,697	$8,383,427	$8,601,392	$8,726,710	$8,800,065	$30.99
CAM Reimbursements	$1,915	$13,743	$542	$34,149	$2,922	$0.01
Expense Reimbursement	$3,002	$1,045	$2,753	$2,685	$0	$0.00
Other Income	$827	$43,439	$119,058	$147,043	$41,400	$0.15
Effective Gross Income	$8,152,442	$8,441,653	$8,723,746	$8,910,586	$8,844,387	$31.15

Real Estate Taxes	$465,382	$478,891	$509,112	$514,294	$522,857	$1.84
Insurance	$66,371	$79,102	$106,459	$122,028	$196,054	$0.69
Management Fee	$326,907	$342,351	$351,265	$362,301	$265,332	$0.93
Other Operating Expenses	$2,057,469	$2,106,022	$2,170,135	$2,027,159	$2,027,159	$7.14
Total Expenses	$2,916,129	$3,006,366	$3,136,971	$3,025,782	$3,011,402	$10.61

Net Operating Income	$5,236,313	$5,435,288	$5,586,775	$5,884,804	$5,832,985	$20.54
Capital Expenses	$0	$0	$0	$0	$70,987	$0.25
TI/LC	$0	$0	$0	$0	$245,012	$0.86
Net Cash Flow	$5,236,313	$5,435,288	$5,586,775	$5,884,804	$5,516,986	$19.43

Occupancy (%)(2)	99.0%	99.0%	99.4%	99.6%	94.7%
NOI DSCR	1.77x	1.84x	1.89x	1.99x	1.98x
NCF DSCR	1.77x	1.84x	1.89x	1.99x	1.87x
NOI Debt Yield	11.6%	12.1%	12.4%	13.1%	13.0%
NCF Debt Yield	11.6%	12.1%	12.4%	13.1%	12.3%

(1)	Historical cash flows reflect the full-year reporting period for the Borrower Sponsor, which has a fiscal year ending December 31st.
(2)	TTM 8/31/2025 occupancy reflects the 12/1/2025 underwritten rent roll, and the underwritten occupancy % represents economic occupancy.

Escrows and Reserves.

Tax Escrows – The Commerce Office Park Mortgage Loan documents require an upfront reserve of $235,144 for real estate taxes and ongoing monthly reserves equal to 1/12th of the annual estimated tax payments payable during the next ensuing 12 months, initially deposit of $58,786.

Insurance Escrows – The Commerce Office Park Mortgage Loan documents require upfront and ongoing insurance reserves in an amount equal to 1/12th of the annual estimated insurance payments; provided that no such reserves are required if, (i) no Cash Trap Event Period (as defined below) has occurred and is continuing; and (ii) the Commerce Office Park Property is covered under an acceptable blanket policy and the Borrower provides the lender with evidence of renewal.

Replacement Reserve – The Commerce Office Park Mortgage Loan documents require an ongoing monthly replacement reserve deposit of $5,916 capped at $212,961.

Leasing Reserves – The Commerce Office Park Mortgage Loan documents require an upfront deposit for tenant improvements and leasing commissions in the amount of $2,717,298, and subject to a Leasing Reserve Cap (defined below), ongoing monthly deposits of $20,418 for future TILC expenses. So long as no event of default is continuing, the Borrower must fund the account only to the extent that the combined balance of the Leasing Reserves and the Lease Event Reserve Funds (see below) is less than $735,036 (the “Leasing Reserve Cap”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

67

Office - Suburban	Loan #6	Cut-off Date Balance:	$45,000,000
4900, 5500, 5700, 5770 South Eastern Avenue,	Commerce Office Park	Cut-off Date LTV:	59.3%
5801 East Slauson Avenue		UW NCF DSCR:	1.87x
Commerce, CA 90040		UW NOI Debt Yield:	13.0%

Lease Event Reserve Funds – The Commerce Office Park Mortgage Loan documents requirethat the borrower deposit tenant-paid termination, modification or settlement payments in excess of $50,000 into the Lease Event Reserve Fund unless certain conditions are satisfied; (i) the combined balance of the Leasing Reserves and the Lease Event Reserve Funds is equal or greater than the Leasing Reserve Cap and (ii) the post-lease termination debt yield is equal to or greater than 10.0%.

Major Tenant Reserve – During the continuance of a Cash Trap Event Period, provided no event of default has occurred and is continuing, the Borrower is required to deposit excess cash flow with the lender for tenant improvement and leasing commission obligations that may be incurred with respect to the re-tenanting the Major Tenant Space (as defined below), in an amount not to exceed the Major Tenant Sweep Cap (as defined below).

Immediate Repair Reserves – The Commerce Office Park Mortgage Loan documents require an upfront deposit of $10,350 for the immediate repairs.

Rent Concession Reserve – The Commerce Office Park Mortgage Loan documents require an upfront deposit of $241,258 for outstanding free rent or abatements related to the County of Los Angeles, Sheriff Department and County of Los Angeles, Child Support Services Department.

Lockbox and Cash Management. The Commerce Office Park Mortgage Loan is structured with a hard lockbox and springing cash management. The Borrower or property manager are required to deposit rents if received into such lockbox account within three business day(s) of receipt. Prior to the occurrence of a Cash Trap Event Period, all funds in the lockbox account are required to be distributed to the Borrower. During a Cash Trap Event Period, funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account. Any excess cash flow remaining after satisfaction of the waterfall items outlined in the Commerce Office Park Mortgage Loan documents is required to be swept to an excess cash flow subaccount controlled by the lender as additional security for the Commerce Office Park Mortgage Loan during the continuance of the Cash Trap Event Period.

A “Cash Trap Event Period” will commence upon the earliest of the following:

(i)	the occurrence of an event of default;
(ii)	the net cash flow debt service coverage ratio (“NCF DSCR”), tested quarterly, falling below 1.20x (amortizing);
(iii)	the County of Los Angeles, Child Support Services Department goes dark, vacates or otherwise fails to occupy the space;
(iv)	the County of Los Angeles, Child Support Services Department provides notice of its intention not to renew its lease or fails to exercise its extension option or renew its lease prior to the date that is 12-months prior to its then current expiration date; or
(v)	the County of Los Angeles, Child Support Services Department files, as a debtor, a voluntary petition under the bankruptcy code or any other creditors rights laws, or otherwise becomes involved, as a debtor, in a bankruptcy proceeding or other proceeding under creditors rights laws.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i) the cure of the related event of default;
●	with regard to clause (ii), the NCF DSCR being at least 1.25x for one calendar quarter;
●	with regard to clause (iii)-(v) above, a Major Tenant Re-Tenanting Event (as defined below) has occurred;
●	with regard to clause (iii) above, the County of Los Angeles, Child Support Services Department has resumed occupancy of, and resumed its normal business operations in, the tenant space for a period of two consecutive calendar quarters;
●	with regard to clause (iv) above, the lender receives satisfactory evidence, tenant estoppel certificate in form and substance that the County of Los Angeles, Child Support Services Department has exercised its renewal or extension option under the lease pursuant to the terms and conditions reasonably satisfactory to the lender; or
●	with regard to clause (v) above, the bankruptcy or insolvency proceeding has terminated in a manner reasonably satisfactory to the lender, the related lease has been affirmed, and the terms of such lease, as affirmed, are reasonably satisfactory to the lender.

A “Major Tenant Re-Tenanting Event” will occur when the lender has received satisfactory evidence that (i) the space currently occupied by County of Los Angeles, Child Support Services Department has been leased to replacement tenants, (ii) the tenant that is in occupancy of the space is paying full, unabated rent pursuant to the lease to the lender, and (iii) all tenant improvement costs and leasing commissions have been paid (or reserved with the lender).

“Major Tenant Space” means, individually or collectively, the tenant known as County of Los Angeles, on behalf of the Child Support Services Department, occupying approximately 137,238 SF, its successors and assigns, and any replacement tenant that enters into a lease for all or at least 25% of the Major Tenant Space in accordance with the terms of the Commerce Office Park Mortgage Loan documents.

“Major Tenant Sweep Cap” means, an amount equal to the product obtained by multiplying (i) $50.00 by (ii) the number of SF of Major Tenant Space that is the subject of any ongoing major tenant event period (which, for the avoidance of doubt, excludes any portion thereof that has been re-tenanted pursuant to a Major Tenant Re-Tenanting Event (as defined below) or subsequently renewed by the then-current major tenant on terms reasonably acceptable to lender).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

68

Office - Suburban	Loan #6	Cut-off Date Balance:	$45,000,000
4900, 5500, 5700, 5770 South Eastern Avenue,	Commerce Office Park	Cut-off Date LTV:	59.3%
5801 East Slauson Avenue		UW NCF DSCR:	1.87x
Commerce, CA 90040		UW NOI Debt Yield:	13.0%

Terrorism Insurance. The Commerce Office Park Mortgage Loan documents require that the property insurance policy required to be maintained by the Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Commerce Office Park Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity. The Commerce Office Park Mortgage Loan documents further provide for, and the in-place blanket property insurance policy includes, a $1,500,000 pre-paid and Borrower Sponsor-funded amount that is in escrow with the Borrower Sponsor and approved third party claims administrator to fund the deductible portion of any property insurance claims on a “first dollar” basis (i.e., escrowed funds are used first for deductibles until exhausted). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

69

Other – Leased Fee	Loan #7	Cut-off Date Balance:	$40,000,000
Various, Various	Haven Leased Fee Portfolio	Cut-off Date LTV:	76.3%
		UW NCF DSCR:	1.10x
		UW NOI Debt Yield:	6.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

70

Other – Leased Fee	Loan #7	Cut-off Date Balance:	$40,000,000
Various, Various	Haven Leased Fee Portfolio	Cut-off Date LTV:	76.3%
		UW NCF DSCR:	1.10x
		UW NOI Debt Yield:	6.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

71

Mortgage Loan No. 7 – Haven Leased Fee Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	GSMC			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/S&P/MDBRS):	NR/NR/NR			Location:	Various, Various
Original Balance(1):	$40,000,000			General Property Type:	Other
Cut-off Date Balance(1):	$40,000,000			Detailed Property Type:	Leased Fee
% of Initial Pool Balance:	5.2%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	NAP/NAP
Borrower Sponsor:	Haven Propco I LP			Size:	2,206,442 SF
Guarantor:	Haven Propco I LP			Cut-off Date Balance per SF(1):	$73
Mortgage Rate:	5.4360%			Maturity Balance per SF(1):	$73
Note Date:	1/27/2026			Property Managers:	NAP
Maturity Date:	2/6/2031
Original Term to Maturity:	60 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$9,681,710
Seasoning:	1 month			UW NCF:	$9,681,710
Prepayment Provisions(2):	L(25),D(28),O(7)			UW NOI Debt Yield(1):	6.1%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NCF Debt Yield(1):	6.1%
Additional Debt Type(1):	Pari Passu			UW NOI Debt Yield at Maturity(1):	6.1%
Additional Debt Balance(1):	$120,000,000			UW NCF DSCR(1):	1.10x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI(4):	NAV
				2nd Most Recent NOI(4):	NAV
Reserves(3)				3rd Most Recent NOI(4):	NAV
Type	Initial	Monthly	Cap	Most Recent Occupancy(4):	NAP
RE Taxes:	$0	Springing	NAP	2nd Most Recent Occupancy(4):	NAP
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy(4):	NAP
TI/LC Reserve:	$0	Springing	NAP	Appraised Value (as of)(5):	$209,580,000 (11/22/2025)
Ground Lease Reserve:	$175,986	$39,967(6)	$702,000	Appraised Value PSF(5):	$95
				Cut-off Date LTV Ratio(1):	76.3%
				Maturity Date LTV Ratio(1):	76.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$160,000,000	100.0%	Loan Payoff:	$153,616,290	96.0%
			Return of Equity:	$4,062,906	2.5%
			Closing Costs:	$2,144,818	1.3%
			Upfront Reserves:	$175,986	0.1%
Total Sources:	$160,000,000	100.0%	Total Uses:	$160,000,000	100.0%

(1)	The Haven Leased Fee Portfolio Mortgage Loan (as defined below) is part of the Haven Leased Fee Portfolio Whole Loan (as defined below), which is comprised of eight pari passu promissory notes with an aggregate original principal balance of $160,000,000. The Underwriting and Financial Information presented above are based on the aggregate Cut-off Date principal balance of the Haven Leased Fee Portfolio Whole Loan.
(2)	Defeasance of the Haven Leased Fee Portfolio Whole Loan is permitted at any time after the date that is the earliest to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) February 5, 2029. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the WFCM 2026-5C8 securitization trust in March 2026. The actual defeasance lockout period may be longer.
(3)	The Haven Leased Fee Portfolio Whole Loan is currently subject to a Trigger Period (as defined below). Certain of the springing reserves are currently being collected. See “Escrows and Reserves” below.
(4)	Most recent and historical financial information and occupancy information are not available since the underwritten financials are based on contractual ground rent.
(5)	The Appraised Value is based on the “As Portfolio” value, inclusive of a 5.0% portfolio premium. The sum of the individual appraised values is $199,600,000, which equates to a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 80.2%.
(6)	The Monthly Ground Lease Reserve of $39,967 is only the March payment and subsequent deposits are subject to a schedule of escalations set forth in the Haven Leased Fee Portfolio Whole Loan documents.

The Mortgage Loan. The seventh largest mortgage loan (the “Haven Leased Fee Portfolio Mortgage Loan”) is part of a whole loan (the “Haven Leased Fee Portfolio Whole Loan”) evidenced by eight pari passu promissory notes that are secured by the borrowers’ leased fee interest in a six-property portfolio, comprised of the ground beneath three multifamily properties and three office properties (each, a “Haven Leased Fee Portfolio Property” and collectively, the “Haven Leased Fee Portfolio Properties” or the “Haven Leased Fee Portfolio”) located across three states, including New York, New Jersey and Missouri. The Haven Leased Fee Portfolio Mortgage Loan is evidenced by one promissory note with an original principal balance as of the Cut-off Date of $40,000,000.

The Haven Leased Fee Portfolio Whole Loan was co-originated by Goldman Sachs Bank USA and Morgan Stanley Mortgage Capital Holdings LLC (“MSMCH”) on January 27, 2026, has a five-year interest-only term and accrues interest at a fixed rate of 5.4360% per annum. The Haven Leased Fee Portfolio Whole Loan requires monthly payments of interest only for all 60 months of the loan term. The proceeds of the Haven Leased Fee Portfolio Whole Loan were used to refinance existing debt, pay origination costs, and repatriate equity to the borrower sponsor.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

72

Other – Leased Fee	Loan #7	Cut-off Date Balance:	$40,000,000
Various, Various	Haven Leased Fee Portfolio	Cut-off Date LTV:	76.3%
		UW NCF DSCR:	1.10x
		UW NOI Debt Yield:	6.1%

The Haven Leased Fee Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the WFCM 2026-5C8 securitization trust. The relationship between the holders of the Haven Leased Fee Portfolio Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the prospectus.

Haven Leased Fee Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1-1	$40,000,000	$40,000,000	WFCM 2026-5C8	Yes
A-1-2(1)	$28,000,000	$28,000,000	Goldman Sachs Mortgage Company	No
A-1-3(1)	$20,000,000	$20,000,000	Goldman Sachs Mortgage Company	No
A-1-4(1)	$15,000,000	$15,000,000	Goldman Sachs Mortgage Company	No
A-1-5(1)	$9,000,000	$9,000,000	Goldman Sachs Mortgage Company	No
A-2-1(1)	$20,000,000	$20,000,000	MSMCH	No
A-2-2(1)	$20,000,000	$20,000,000	MSMCH	No
A-2-3(1)	$8,000,000	$8,000,000	MSMCH	No
Total	$160,000,000	$160,000,000
(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Borrowers and the Borrower Sponsor. The borrowers for the Haven Leased Fee Portfolio Whole Loan are Haven Propco I Illustrator LLC, Haven Propco I Paramus Port LLC, Haven Propco I Borrower LLC, Haven Propco I Vreeland LLC, Haven Propco I 12800 Corp Hill LLC, Haven Propco I Arches LLC and Haven Propco I Grand Concourse LLC, each a Delaware limited liability company and single purpose entity with an independent director in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Haven Leased Fee Portfolio Whole Loan.

The borrower sponsor and non-recourse carveout guarantor is Haven Propco I LP (“Haven Capital”). Haven Capital, founded in 2021 by Ares Management and Regis Group, is the leading dedicated private ground lease investment platform focused exclusively on creating, prepayable, long-term (99 years with repurchase options), modern ground lease positions on high quality assets across the country. Haven Capital has more than $2.0 billion in capacity for all asset classes across the top 30 metropolitan statistical areas with funding provided by the world’s largest real estate investors.

The Properties. The Haven Leased Fee Portfolio is comprised of three multifamily properties, which are located in Bronx, New York (“The Arches Property”), New Rochelle, New York (“The Illustrator Property”) and Bronx, New York (the “276 Grand Concourse Property”) and three office properties, which are located in Des Peres, Missouri (the “Corporate Hill IV Property”), Paramus, New Jersey (the “Paramus Property”) and Florham Park, New Jersey (the “25 Vreeland Property”), totaling 2,206,442 SF located across New York, New Jersey and Missouri.

The Arches Property. The Arches Property, located at 224-228 East 135th Street, Bronx, New York, is a 430-unit multifamily property that was constructed in 2023. The ground lease, which had an initial term of 99 years, commenced in April 2022 and expires in April 2121. There are 95.1 years of remaining term on the ground lease, with annual rent steps of 1.75%. The Arches Property has an in-place occupancy of 97.7% and multifamily rents of $3,074 per unit.

The Paramus Property. The Paramus Property, located at 15 East Midland Avenue and 461 From Road, Paramus, New Jersey, is a suburban office property consisting of two buildings that were constructed in 1988 and renovated in 2021. The building totals 542,671 SF and is currently 81.9% occupied by 22 tenants with a weighted average lease term of 6.26 years. The 98-year ground lease commenced in December 2021 and expires in December 2120.

The 276 Grand Concourse Property. The 276 Grand Concourse Property, located in the Bronx, New York, is a multifamily property constructed in 2022. The ground lease has a 99-year term, which commenced in February 2022 and expires in February 2121. The ground lease has a remaining term of 95.2 years and takes annual steps of 1.75%. The improvements total 215 units, which are currently 98.1% occupied with in-place rents of $2,947 per month.

The Corporate Hill IV Property. The Corporate Hill IV Property, located at 12800 Corporate Hill Drive, Des Peres, Missouri, is a suburban office property that was constructed in 1984 and renovated in 2020. Situated on 6.97 acres of land, the Corporate Hill IV Property is improved with a 181,631 SF office building, which was built in 1984 and renovated in 2020. The Corporate Hill IV Property is currently 100% occupied by Centene (S&P / Fitch: BBB-/BBB) who subleasing their space to SSM Healthcare (Fitch: AA-). SSM Healthcare’s sublease extends through Centene’s October 2030 lease expiration date and they additionally executed a forward five-year lease through October 2035. The 99-year ground lease commenced in August 2021 and has a remaining term of 95.2 years (June 2120 lease expiration date).

The Illustrator Property. The Illustrator Property, located at 600 & 606 North Avenue, New Rochelle, New York, is a multifamily property constructed in 2021. In addition to 76 multifamily units, the Illustrator Property also includes four ground level retail suites. As of the September 2025 rent roll, the units were 85.5% occupied, 9.8% below the comparables’ average occupancy of 95.3%. The ground lease is a 99-year lease, which commenced in September 2021 and expires in September 2120. The ground lease has a remaining term of 94.5 years and has annual rent steps of 2.0%.

The 25 Vreeland Property. The 25 Vreeland Property, located at 125A Vreeland Road & 25B Vreeland Road, Florham Park, New Jersey, is an office property consisting of two buildings that were constructed in 1983. The ground lease, which began in 2022, has a term of 99 years (95.7 years remaining) with an expiration date of December 31, 2121. The 25 Vreeland Property is improved with 230,453 SF of office space, of which 70.2% is occupied with a weighted average lease term of 3.17 years.

All three multifamily properties are subject to affordable housing restrictions as a condition to active tax abatement programs. Specifically (i) The Arches Property and the 276 Grand Concourse Property, which are each subject to a 35-year New York 421-a tax abatement through the 2055-2056 tax year (with respect to The Arches Property) and the 2056-2057 tax year (with respect to the 276 Grand Concourse Property), respectively, providing an exemption on taxes attributable to an increase in the assessed value of such Haven Leased Fee Portfolio Properties from certain qualified improvements (with a 100% exemption on such taxes through the 2045-2046 tax year (with respect to The Arches Property) and the 2046-2047 tax year (with respect to the 276 Grand Concourse Property), respectively, and a 30% exemption thereafter), and (ii) the Illustrator Property, which is subject to a 20-year payment-in-lieu of taxes (“PILOT”) program with the City of New Rochelle through the 2043-2044 tax year providing an exemption on taxes at the Illustrator Property in an amount equal to 70% for the 2025-2026 tax year, 50% for the 2026-2027 tax year through the 2034-2035 tax year and a percentage decreasing by

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

73

Other – Leased Fee	Loan #7	Cut-off Date Balance:	$40,000,000
Various, Various	Haven Leased Fee Portfolio	Cut-off Date LTV:	76.3%
		UW NCF DSCR:	1.10x
		UW NOI Debt Yield:	6.1%

5% for each tax year thereafter. According to the related appraisals, 2025-2026 abated taxes were (i) with respect to The Arches Property, $32,419 versus unabated taxes of $3,619,314, (ii) with respect to the 276 Grand Concourse Property, $44,416 versus unabated taxes of $1,841,706, and (iii) with respect to the Illustrator Property, $110,164 versus unabated taxes of $367,215 (provided that the appraisal based such figures solely on the residential component of the Illustrator Property given that the commercial tenants reimburse taxes on a triple-net basis). See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the prospectus.

The leasehold interest in the 25 Vreeland Property is subject to a foreclosure proceeding, in connection with which the Haven Leased Fee Portfolio Whole Loan is currently subject to an ongoing cash management period as discussed under “Escrows and Reserves” below.

The following table presents certain information relating to the Haven Leased Fee Portfolio Properties:

Portfolio Summary
Property	Address	City, State	SF(1)	Allocated Whole Loan Amount	% of Allocated Whole Loan Amount	Appraised Value(2)
The Arches Property	224-228 East 135th Street	Bronx, NY	48,976	$66,089,000	41.3%	$82,900,000
Paramus Property	15 East Midland Avenue & 461 From Road	Paramus, NJ	1,050,667	$28,062,000	17.5%	$35,200,000
276 Grand Concourse Property	276 Grand Concourse	Bronx, NY	27,916	$27,504,000	17.2%	$34,500,000
Corporate Hill IV Property	12800 Corporate Hill Drive	Des Peres, MO	303,613	$14,828,000	9.3%	$18,600,000
The Illustrator Property	600 and 606 North Avenue	New Rochelle, NY	37,669	$12,516,000	7.8%	$14,600,000
25 Vreeland Property	25A Vreeland Road and 25B Vreeland Road	Florham Park, NJ	737,601	$11,001,000	6.9%	$13,800,000
Total/Weighted Average			2,206,442	$160,000,000	100.0%	$209,580,000(2)

(1)	Based on the underwritten rent roll as of January 26, 2026.
(2)	Represents the “As Portfolio” value, inclusive of a 5.0% portfolio premium. The sum of the individual appraised values is $199,600,000, which equates to a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 80.2%.

The Market. The Haven Leased Fee Portfolio Properties are located across three states: New York (three properties, 66.3% of UW NCF), New Jersey (two properties, 24.4% of UW NCF) and Missouri (one property, 9.3% of UW NCF). The three multifamily properties are located in the greater New York market, which exhibits a vacancy rate of 2.8% and a projected five-year rent growth of 2.2%. The office properties are located across three markets (New York, New York, Saint Louis, Missouri and Northern New Jersey), which have an average vacancy rate of 11.1%.

Appraisal. According to the roll-up appraisal dated December 8, 2025 the Haven Leased Fee Portfolio Properties had an “as-portfolio” appraised value of $209,580,000 as of November 22, 2025, which includes a portfolio premium of 5.0% based on the assumption that the Haven Leased Fee Properties are sold together as a portfolio on a bulk basis. The aggregate “as-is” value of the Haven Leased Fee Portfolio Properties according to appraisals dated between November 13, 2025 and November 21, 2025 without a portfolio premium is $199,600,000.

Environmental Matters. According to the Phase I environmental assessments with various dates between November 19, 2025 and November 21, 2025, there was no evidence of any recognized environmental conditions at the Haven Leased Fee Portfolio Properties. However, the Phase I environmental assessments identified controlled recognized environmental conditions with respect to The Arches Property and the 276 Grand Concourse Property in connection with historical operations. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

74

Other – Leased Fee	Loan #7	Cut-off Date Balance:	$40,000,000
Various, Various	Haven Leased Fee Portfolio	Cut-off Date LTV:	76.3%
		UW NCF DSCR:	1.10x
		UW NOI Debt Yield:	6.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Haven Leased Fee Portfolio Properties:

Cash Flow Analysis
	UW	UW PSF(1)
Base Rent(2)	$9,681,710	$4.39
Gross Potential Rent	$9,681,710	$4.39
Less: Vacancy	$0	$0.00
Effective Gross Income	$9,681,710	$4.39

Total Operating Expenses	$0	$0.00

Net Operating Income	$9,681,710	$4.39
Replacement Reserves	$0	$0.00
Net Cash Flow	$9,681,710	$4.39

Occupancy	100.0%
NOI DSCR(3)	1.10x
NCF DSCR(3)	1.10x
NOI Debt Yield(3)	6.1%
NCF Debt Yield(3)	6.1%
(1)	Based on total portfolio leasehold SF of 2,206,442.
(2)	Represents the five-year average of contractual ground rent as of February 2026.
(3)	Debt service coverage ratios and debt yields are based on the Haven Leased Fee Portfolio Whole Loan.

Escrows and Reserves. At origination of the Haven Leased Fee Portfolio Whole Loan, the borrowers deposited approximately $175,986 into a ground lease reserve account in respect of ground rent at the 25 Vreeland Property.

Tax Reserve – On the first payment date following the commencement of a Trigger Period the borrowers are required to deposit into a property tax reserve an amount equal to 1/12th of the property taxes for the Haven Leased Fee Portfolio Properties that the lender reasonably estimates will be payable during the next ensuing 12 months. This does not include property taxes for which any ground tenant is responsible for paying and/or reserving, other than in the case of ground tenants that are in default of their obligations to pay property taxes pursuant to their ground leases, in which case the borrowers are required to reserve for the property taxes with respect to such ground lease until the applicable ground tenant has cured the default. On each subsequent payment date during a Trigger Period, the borrowers are required to deposit into a property tax reserve an amount equal to 1/12th of the property taxes for the Haven Leased Fee Portfolio Properties that the lender reasonably estimates will be payable during the next ensuing 12 months.

Insurance Reserve – On the first payment date following the commencement of a Trigger Period, the borrowers are required to deposit into an insurance reserve an amount equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months. This does not include insurance premiums for which any ground tenant is responsible for paying and/or reserving, other than in the case of ground tenants that are in default of their obligations to pay insurance premiums pursuant to their ground leases, in which case the borrowers are required to reserve for the insurance premiums with respect to such ground lease until the applicable ground tenant has cured the default. On each subsequent payment date during a Trigger Period, the borrowers are required to deposit into an insurance reserve an amount equal to 1/12th of the insurance premiums for the Haven Leased Fee Portfolio Properties that the lender reasonably estimates will be payable during the next ensuing 12 months.

Ground Lease Reserve – On each payment date following the commencement of a Trigger Period that is in effect pursuant to prong (x) of the definition thereof below, the borrowers are required to deposit into the ground lease reserve an amount in accordance with a schedule set forth in the Haven Leased Fee Portfolio Whole Loan documents (which will equal $39,967 for March and increase in accordance with such schedule thereafter), until the reserve contains at least $702,000.

A “Trigger Period” means each period (x) that commences as of the Haven Leased Fee Portfolio Whole Loan origination date and concludes, provided no other Trigger Period is then ongoing, when either (i) the ground lease reserve account contains at least $702,000 or (ii) upon delivery by the borrowers of evidence reasonably satisfactory to the lender of a Vreeland Resolution Event (as defined below); (y) that commences when the debt service coverage ratio (as calculated under the Haven Leased Fee Portfolio Whole Loan documents), determined as of the last day of any fiscal quarter, is less than 1.04x and concludes when the debt service coverage ratio (as calculated under the Haven Leased Fee Portfolio Whole Loan documents), determined as of the first day of any fiscal quarter thereafter, is equal to or greater than 1.04x, or (z) that commences when there is any default by any ground tenant under any ground lease arising out of a failure to pay the rent required thereunder that is continuing beyond all applicable periods of notice and/or cure afforded to the ground tenant pursuant to the applicable ground lease and concludes when either (i) such default has been cured and all rental payments owed have been paid in full; (ii) a replacement ground lease is entered into with a tenant reasonably acceptable to the lender with rent no less favorable than the ground lease it is replacing or (iii) the borrowers have escrowed with the lender and maintained an escrow at an amount equal to 12 months of rent pursuant to such ground lease (and if the financial reports required under the terms of the Haven Leased Fee Portfolio Whole Loan documents are not delivered to the lender as and when required, a Trigger Period will be deemed to have commenced and be ongoing, unless and until such reports are delivered and they indicate that, in fact, no Trigger Period is ongoing). Notwithstanding the foregoing, provided no event of default under the Haven Leased Fee Portfolio Whole Loan documents is continuing, the borrowers will have the right to avoid the commencement or terminate the continuance of a Trigger

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

75

Other – Leased Fee	Loan #7	Cut-off Date Balance:	$40,000,000
Various, Various	Haven Leased Fee Portfolio	Cut-off Date LTV:	76.3%
		UW NCF DSCR:	1.10x
		UW NOI Debt Yield:	6.1%

Period commenced (or that would otherwise commence) under clause (x) above by delivering to the lender, as additional collateral, either cash or a letter of credit in the manner and in the amount set forth in the Haven Lease Fee Portfolio Whole Loan documents.

A ”Vreeland Resolution Event” means with respect to the leasehold foreclosure action with respect to the 25 Vreeland Property evidenced by a Lis Pendens dated as of November 24, 2025 by Valley National Bank as described under “The Properties” above, the occurrence of any of the following (to the reasonable satisfaction of the lender) (i) the completion of the foreclosure proceeding by Valley National Bank, (ii) Valley National Bank’s agreement to a loan modification or waiver of default under the loan that gave rise to such foreclosure proceeding such that the leasehold loan is in good standing and no longer in default, or (iii) the purchase of the ground lease in effect at the 25 Vreeland Property by a third-party and, in each case, there being no pending foreclosure or continuing event of default pursuant to the ground lease in effect at the 25 Vreeland Property; provided that, (i) no event of default under the Haven Leased Fee Portfolio Whole Loan is then continuing, (ii) there is no monetary or material non-monetary default then in effect pursuant to the ground lease at the 25 Vreeland Property and (iii) there is no default by any ground tenant under any ground lease arising out of a failure to pay the rent required thereunder that is continuing beyond all applicable periods of notice and/or afforded to the ground tenant pursuant to the applicable ground lease.

Lockbox and Cash Management. The Haven Leased Fee Portfolio Whole Loan is structured with a hard lockbox and in place cash management. On or prior to the origination of the Haven Leased Fee Portfolio Whole Loan, the borrowers were required to establish and maintain one or more accounts with the lockbox bank into which all income from the Haven Leased Fee Portfolio Properties is required to be deposited. At the end of each business day the lockbox bank is required to remit all amounts contained in the lockbox account directly into an account specified by the lender. Within five business days of the origination of the Haven Leased Fee Portfolio Whole Loan, the borrowers were required to deliver notice to each ground tenant at the Haven Leased Fee Portfolio Properties that is not then paying rents into the lockbox account instructing that (i) all payments under its ground lease are required to be remitted directly to, and deposited directly into, the lockbox account, and (ii) such instruction may not be rescinded unless and until the ground tenant receives from the borrowers or the lender a copy of the lender’s written consent to such rescission. So long as no Trigger Period or event of default is continuing, the lender will specify the account for such remittance by the lockbox bank into the borrowers’ operating account, and during the continuance of a Trigger Period or event of default under the Haven Leased Fee Portfolio Whole Loan documents the lender will specify the lender’s cash management account for such remittance by the lockbox bank. All excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Haven Leased Fee Portfolio Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Haven Leased Fee Portfolio Whole Loan, or, if no Trigger Period is continuing, disbursed to the borrowers. A Trigger Period took effect as of the Haven Leased Fee Portfolio Whole Loan origination date.

Release of Property. On any date after the earlier to occur of (i) February 6, 2029 and (ii) the second anniversary of the date on which the last promissory note has been securitized, the Haven Leased Fee Portfolio Whole Loan documents permit the related borrowers to obtain the release of any individual Haven Leased Fee Portfolio Properties provided that, among other conditions, (i) the borrowers defease the Haven Leased Fee Portfolio Whole Loan in an amount equal to the greater of (x)(a) with respect to The Arches Property, the 276 Grand Concourse Property or the Illustrator Property, 125% of the allocated loan amount for the individual Haven Leased Fee Portfolio Property to be released or (b) with respect to the Paramus Property, the Corporate Hill IV Property or the 25 Vreeland Property (collectively, the “Office Properties”), 120% of the allocated loan amount for the individual Haven Leased Fee Portfolio Property to be released or (y) 100% of the net sales proceeds for such Haven Leased Fee Portfolio Property, (ii) after giving effect to such release, (x) the debt yield will be no less than the greater of (1) 5.8% and (2) the debt yield immediately prior to such release, and (y) the allocated loan amounts with respect to the Office Properties do no exceed 65% of the then-outstanding principal balance of the Haven Leased Fee Portfolio Whole Loan, and (iii) the borrowers satisfy customary REMIC requirements.

Ground Lease. Each of the Haven Leased Fee Portfolio Properties are subject to a ground lease under which there is a single ground tenant. Each of the borrower entities own the fee interest in the land to their respective Haven Leased Fee Portfolio Property, and are the ground landlord pursuant to ground leases that each has executed with their respective ground tenant. The Haven Lease Fee Portfolio Whole Loan is secured by the borrowers’ leased fee interest in this land, as well as their position as ground landlord under each respective ground lease. The related ground leases at the Haven Leased Fee Portfolio Properties expire between August 17, 2120 and April 25, 2121. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in the prospectus for additional information.

Terrorism Insurance. The Haven Leased Fee Portfolio Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrowers, in an amount equal to the full replacement cost of the Haven Leased Fee Portfolio Properties, contains no exclusion for damage or destruction caused by acts of terrorism, as well as business interruption insurance covering a period of restoration of 18 months and a six-month extended period of indemnity. See “Risk Factors-Risks Relating to the Mortgage Loans-Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

76

Office – CBD	Loan #8	Cut-off Date Balance:	$40,000,000
136 Madison Avenue	136 Madison	Cut-off Date LTV:	37.1%
New York, NY 10016		UW NCF DSCR:	3.18x
		UW NOI Debt Yield:	19.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

77

Office – CBD	Loan #8	Cut-off Date Balance:	$40,000,000
136 Madison Avenue	136 Madison	Cut-off Date LTV:	37.1%
New York, NY 10016		UW NCF DSCR:	3.18x
		UW NOI Debt Yield:	19.3%

Floor	Tenant
17	Lacoste USA Inc 18,384 SF 4/2035
16	Target Corp 18,364 SF 2/2031
15	Wacoal America Inc 18,344 SF 4/2029
14	Wacoal America Inc 18,344 SF 4/2029
12	Vacant 17,875 SF
11	Peter Pennoyer Architect PC 18,364 SF 5/2036
10	Vacant 18,364 SF
9	Wacoal America Inc 18,344 SF 4/2029
8	Complysci 18,364 SF 4/2030
7	Green Key Resources, LLC 17,875 SF 8/2029
6	RGN-New York IV LLC 18,364 SF 2/2031
5	RGN-New York IV LLC 18,364 SF 2/2031
4	Jupiter Entertainment North 20,323 SF 7/2027
3	Bernhardt Furniture Co 20,323 SF 1/2032
2	Syracuse University 20,343 SF 11/2028
MZ	Monaco NY LLC 4,860 SF 6/2035
1	Monaco NY LLC 11,125 SF 6/2035
B	Monaco NY LLC 11,963 SF 6/2035

Vacant | 2027 - 2028 | 2029 - 2030 | 2031+

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

78

Office – CBD	Loan #8	Cut-off Date Balance:	$40,000,000
136 Madison Avenue	136 Madison	Cut-off Date LTV:	37.1%
New York, NY 10016		UW NCF DSCR:	3.18x
		UW NOI Debt Yield:	19.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

79

Mortgage Loan No. 8 – 136 Madison

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CREFI			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/S&P/MDBRS):	NR/NR/NR			Location:	New York, NY 10016
Original Balance(1):	$40,000,000			General Property Type:	Office
Cut-off Date Balance(1):	$40,000,000			Detailed Property Type:	CBD
% of Initial Pool Balance:	5.2%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1916/2020
Borrower Sponsors:	Michael T. Cohen, Robert B. Getreu, and Andrew H. Roos			Size:	308,287 SF
Guarantors(2):	NAP			Cut-off Date Balance Per SF:	$195
Mortgage Rate:	5.5900%			Maturity Date Balance Per SF:	$195
Note Date:	2/4/2026			Property Manager:	Colliers International REMS US, LLC
Maturity Date:	2/6/2031
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI(5):	$11,560,150
IO Period:	60 months			UW NCF:	$10,823,979
Seasoning:	1 month			UW NOI Debt Yield(1):	19.3%
Prepayment Provisions(3):	L(25),D(28),O(7)			UW NCF Debt Yield(1):	18.0%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity(1):	19.3%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1):	3.18x
Additional Debt Balance(1):	$20,000,000			Most Recent NOI(5):	$10,061,815 (11/30/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$10,267,878 (12/31/2024)
Reserves(4)				3rd Most Recent NOI:	$10,608,331 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	88.2% (1/5/2026)
RE Taxes:	$580,340	$290,170	NAP	2nd Most Recent Occupancy:	94.2% (12/31/2024)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy:	88.2% (12/31/2023)
Replacement Reserve:	$0	$9,530	NAP	Appraised Value (as of):	$161,900,000 (11/6/2025)
				Appraised Value PSF:	$525
				Cut-off Date LTV Ratio:	37.1%
				Maturity Date LTV Ratio:	37.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$60,000,000	97.3%	Loan Payoff	$60,020,401	97.3%
Sponsor Equity:	$1,669,931	2.7%	Closing Costs	$1,069,189	1.7%
			Upfront Reserves	$580,340	0.9%
Total Sources:	$61,669,931	100.0%	Total Uses:	$61,669,931	100.0%

(1)	The 136 Madison Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu promissory notes with an aggregate original principal balance of $60,000,000. The information presented above is based on the 136 Madison Whole Loan (as defined below).
(2)	There is no non-recourse carveout guarantor under the 136 Madison Whole Loan documents and the borrower is the only party liable under the environmental indemnity.
(3)	Defeasance of the 136 Madison Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the 136 Madison Whole Loan to be securitized and (b) February 4, 2029. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the WFCM 2026-5C8 securitization in March 2026. The actual lockout period may be longer.
(4)	See the “Escrows and Reserves” section below for further discussion.
(5)	The increase from Most Recent NOI to UW NOI is primarily attributable to the borrower executing a new lease with Target accounting for $1,065,112 in underwritten base rent and underwritten rent steps of $420,412.

The Mortgage Loan. The eighth largest mortgage loan (the “136 Madison Mortgage Loan”) is part of a whole loan (the “136 Madison Whole Loan”) evidenced by two pari passu promissory notes with an aggregate original principal amount of $60,000,000. The 136 Madison Whole Loan is secured by a first priority fee mortgage encumbering a 308,287 SF office building with ground floor retail space located in the NoMad neighborhood of New York, New York (the “136 Madison Property”).

The 136 Madison Whole Loan was originated by Citi Real Estate Funding Inc. (“CREFI”). The 136 Madison Mortgage Loan is evidenced by the controlling Note A-1 of the 136 Madison Whole Loan, with an original principal balance of $40,000,000. The 136 Madison Whole Loan will be serviced pursuant to the pooling and servicing agreement for the WFCM 2026-5C8 transaction. See “Description of the Mortgage Pool—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

136 Madison Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$40,000,000	$40,000,000	WFCM 2026-5C8	Yes
A-2(1)	$20,000,000	$20,000,000	CREFI	No
Total	$60,000,000	$60,000,000

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

80

Office – CBD	Loan #8	Cut-off Date Balance:	$40,000,000
136 Madison Avenue	136 Madison	Cut-off Date LTV:	37.1%
New York, NY 10016		UW NCF DSCR:	3.18x
		UW NOI Debt Yield:	19.3%

The Borrower and the Borrower Sponsors. The borrower is 136 Madison LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 136 Madison Whole Loan.

The borrower sponsors are Robert B. Getreu, Michael T. Cohen and Andrew H. Roos of Williams Equities. Founded in 1926, Williams Equities is a fourth-generation real estate investment company that owns a portfolio of 12 New York City office buildings in neighborhoods, such as NoMad, the Flatiron District and Midtown around Central Park. There is no non-recourse carveout guarantor under the 136 Madison Whole Loan documents and the borrower is the only party liable under the environmental indemnity.

The Property. The 136 Madison Property is comprised of a 17-story, 308,287 SF, office property with ground floor retail space located at 136 Madison Avenue in the NoMad neighborhood of New York, New York. The 136 Madison Property was originally constructed in 1916 and was most recently renovated in 2020. Renovations included the addition of a new landscaped roof deck tenant amenity, refreshing of office spaces/corridors, and updated mechanical systems. The 136 Madison Property features 27,948 SF of ground floor retail space which is occupied by Monaco NY LLC (“DDC”) and accounts for 8.4% of underwritten rent. Primary access to the 136 Madison Property is provided by the 6 train, located one block east, the PATH Train, located two blocks west, and the R and W subway lines located five blocks southeast. Furthermore, the 136 Madison Property is located 11 blocks south of Grand Central Station, which provides access to the 4, 5, 6, 7 and S subway lines, the Metro-North Railroad and the Long Island Rail Road.

The tenant roster at the 136 Madison Property features 11 individual tenants, consisting of ten office tenants and one retail tenant, and includes two investment grade tenants which account for 12.6% of net rentable area (“NRA”) and 14.5% of underwritten base rent. As of January 5, 2026, the 136 Madison Property was 88.2% leased. As of the Cut-off Date, the tenants at the 136 Madison Property had a weighted average tenancy of 14.7 years and a weighted average lease term remaining of 5.2 years.

Major Tenants.

Wacoal America, Inc. (“Wacoal America”) (55,032 SF, 17.9% of NRA, 22.2% of UW Rent). Founded in 1983, Wacoal America is a subsidiary of Wacoal Holdings Corp, which is a Japanese lingerie company, known for designing and manufacturing women's wear undergarments. Wacoal America has been a tenant at the 136 Madison Property since May 1992 and has a current lease term through April 2029 with one, five-year renewal option and no termination options remaining.

RGN-New York IV LLC (“Regus”) (36,728 SF, 11.9% of NRA, 9.8% of UW Rent). Regus provides flexible office space, including private offices, coworking spaces and meeting rooms, with a variety of membership options at over 4,000 locations globally. These serviced offices come fully equipped with furniture, high-speed internet and professional support teams, while also handling utilities, cleaning, and security. Users can access a global network of locations on a flexible basis, from a single day to a long-term lease, and include such as virtual offices with a professional business address. Regus has been a tenant at the 136 Madison Property since June 2012 and has a current lease term through February 2031 with no renewal or termination options remaining.

DDC (27,948 SF, 9.1% of NRA, 8.4% of UW Rent). DDC is a retailer that specializes in contemporary European functional-chic furniture, linens and accessories, and is a leading source of contemporary furniture design. DDC uses its space at the 136 Madison Property as its flagship store and showroom. DDC has been a tenant at the 136 Madison Property since February 2007 and has a current lease term through June 2035 with no renewal or termination options remaining.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

81

Office – CBD	Loan #8	Cut-off Date Balance:	$40,000,000
136 Madison Avenue	136 Madison	Cut-off Date LTV:	37.1%
New York, NY 10016		UW NCF DSCR:	3.18x
		UW NOI Debt Yield:	19.3%

The following table presents certain information relating to the tenancy at the 136 Madison Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Exp.	Renewal Options	Term. Option (Y/N)
Major Tenants
Wacoal America	NR/NR/NR	55,032	17.9%	$3,826,287	22.2%	$69.53	4/30/2029	1 x 5 yr	N
Regus	NR/BBB/NR	36,728	11.9%	$1,678,684	9.8%	$45.71	2/28/2031	N	N
DDC	NR/NR/NR	27,948	9.1%	$1,449,459	8.4%	$51.86	6/30/2035	N	N
Syracuse University	Aa3/NR/AA-	20,343	6.6%	$1,368,593	8.0%	$67.28	11/30/2028	1 x 5 yr	N
Jupiter Entertainment North	NR/NR/NR	20,323	6.6%	$1,530,440	8.9%	$75.31	7/31/2027	1 x 5 yr	N
Bernhardt Furniture Co.	NR/NR/NR	20,323	6.6%	$1,296,117	7.5%	$63.78	1/31/2032	1 x 5 yr	N
Lacoste USA, Inc.	NR/NR/NR	18,384	6.0%	$1,195,864	7.0%	$65.05	4/30/2035	1 x 5 yr	Y(3)
ComplySci(4)	NR/NR/NR	18,364	6.0%	$1,321,424	7.7%	$71.96	4/30/2030	1 x 5 yr	N
Target Corp	A2/A/A	18,364	6.0%	$1,130,749	6.6%	$61.57	2/28/2031	1 x 5 yr or 1 x 10yr	N
Peter Pennoyer Architect PC	NR/NR/NR	18,364	6.0%	$1,070,300	6.2%	$58.28	5/31/2036	1 x 5 yr	N
Major Tenants Subtotal/Wtd. Avg.		254,173	82.4%	$15,867,917	92.3%	$62.43
Other Tenants		17,875	5.8%	$1,329,214	7.7%	$74.36
Occupied Subtotal/Wtd. Avg.		272,048	88.2%	$17,197,131	100.0%	$63.21
Vacant Space		36,239	11.8%
Total/Wtd. Avg.		308,287	100.0%

(1)	Based on the underwritten rent roll dated January 5, 2026, inclusive of rent steps through January 1, 2027.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Lacoste USA, Inc. has the one-time option to terminate its lease effective April 30, 2032 provided that it gives at least 12 months prior written notice and pays a termination fee.
(4)	ComplySci subleases its entire space to Attentive Mobile Inc. at an annual rent of $45.10 PSF. The sublease is set to expire March 1, 2027, with the option to renew the sublease through the original lease expiration date of April 29, 2030.

The following table presents certain information relating to the lease rollover schedule at the 136 Madison Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	1	20,323	6.6%	6.6%	$1,530,440	8.9%	8.9%	$75.31
2028	1	20,343	6.6%	13.2%	$1,368,593	8.0%	16.9%	$67.28
2029	2	72,907	23.6%	36.8%	$5,155,501	30.0%	46.8%	$70.71
2030	1	18,364	6.0%	42.8%	$1,321,424	7.7%	54.5%	$71.96
2031	2	55,092	17.9%	60.7%	$2,809,433	16.3%	70.9%	$51.00
2032	1	20,323	6.6%	67.3%	$1,296,117	7.5%	78.4%	$63.78
2033	0	0	0.0%	67.3%	0	0.0%	78.4%	$0.00
2034	0	0	0.0%	67.3%	0	0.0%	78.4%	$0.00
2035	2	46,332	15.0%	82.3%	$2,645,323	15.4%	93.8%	$57.09
2036 & Thereafter	1	18364	6.0%	88.2%	$1,070,300	6.2%	100.0%	$58.28
Vacant	0	36,239	11.8%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(3)	11	308,287	100.0%		$17,197,131	100.0%		$63.21

(1)	Based on the underwritten rent roll dated January 5, 2026, inclusive of rent steps through January 1, 2027.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease that are not considered in the lease rollover schedule.
(3)	PSF excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

82

Office – CBD	Loan #8	Cut-off Date Balance:	$40,000,000
136 Madison Avenue	136 Madison	Cut-off Date LTV:	37.1%
New York, NY 10016		UW NCF DSCR:	3.18x
		UW NOI Debt Yield:	19.3%

The Market. The 136 Madison Property is located at 136 Madison Avenue in the NoMad neighborhood of Manhattan, in New York City. The 136 Madison Property is located on a corner parcel with primary frontage along Madison Avenue and East 31st Street. According to the appraisal, the NoMad neighborhood is the area between Madison Avenue and Fifth Avenue between Madison Square Park and 34th Street and is characterized by the Empire State Building, Madison Square Park, the Flatiron Building and Eataly. Primary access to the 136 Madison Property is provided by the 6 train, located one block east, the PATH Train, located two blocks west, and the R and W subway lines located five blocks southeast. Furthermore, the 136 Madison Property is located 11 blocks south of Grand Central Station, which provides access to the 4, 5, 6, 7 and S subway lines, the Metro-North Railroad, and the Long Island Rail Road.

According to a third party market research report, the 136 Madison Property is located in the Murray Hill office submarket and the Penn Plaza / Garment retail submarket of New York City. As of October 10, 2025, the Murray Hill office submarket had a total inventory of 14,712,957 SF, an overall vacancy rate of 17.5%, and market asking rent of $56.58 PSF. As of October 10, 2025, the Penn Plaza / Garment retail submarket had a total inventory of 5,762,091 SF, an overall vacancy rate of 10.3%, and market asking rent of $129.08 PSF.

The following table presents certain information relating to comparable office rents with respect to the 136 Madison Property:

Market Rental Comparables(1)
Property Name/Address	Distance from Subject	Year Built / Renovated	NRA (SF)	Tenant	Suite Size (SF)	Lease Commencement	Lease Term (yrs.)	Rent (PSF)(3)
136 Madison(2)	-	1916 / 2020	308,287 SF	Bernhardt Furniture Co.	20,323 SF	15-Dec	16.0 yrs.	$63.78(3)
New York, NY
180 Madison Avenue	0.09 mi	1927 / NAP	281,252 SF	Concertiv	10,727 SF	25-Mar	5.0 yrs.	$63.00
New York, NY
1359 Broadway	0.5 mi	1924 / 2007	397,978 SF	Bloomsbury Publishing	24,209 SF	25-Apr	10.0 yrs.	$62.50
New York, NY
1333 Broadway	0.5 mi	1915 / NAP	362,636	NYS Energy Research & Development	38,550 SF	25-Feb	16.3 yrs.	$65.02
New York, NY
1375 Broadway	0.6 mi	1927 / 2015	511,006 SF	Reunited	15,287 SF	25-Apr	5.0 yrs.	$65.00
New York, NY
902 Broadway	0.6 mi	1930 / NAP	352,786 SF	Merge API William Grant & Sons	18,200 SF 27,160 SF	25-Sep 25-Apr	2.2 yrs. 15.0 yrs.	$70.00 $70.00
New York, NY
26 West 17th Street	0.9 mi	1907 / NAP	139,706 SF	Faire Wholesale	19,958 SF	25-Jan	7.5 yrs.	$71.67
New York, NY

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated January 5, 2026.
(3)	Rent (PSF) represents adjusted base rent inclusive of rent steps.

Appraisal. The appraisal concluded to an “As-Is” value of $161,900,000 and an “As-Is – Land” value of $80,400,000 for the 136 Madison Property as of November 6, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated November 20, 2025, there were no recognized environmental conditions at the 136 Madison Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

83

Office – CBD	Loan #8	Cut-off Date Balance:	$40,000,000
136 Madison Avenue	136 Madison	Cut-off Date LTV:	37.1%
New York, NY 10016		UW NCF DSCR:	3.18x
		UW NOI Debt Yield:	19.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 136 Madison Property:

Cash Flow Analysis
	2021	2022	2023	2024	11/30/2025 TTM(1)	UW(1)(2)	UW PSF
Base Rent	$16,171,618	$15,386,349	$15,385,758	$15,321,138	$15,283,267	$16,776,720	$54.42
Contractual Rent Steps	0	0	0	0	0	420,412	$1.36
Potential Income from Vacant Space	0	0	0	0	0	2,355,046	$7.64
Gross Potential Rent	$16,171,618	$15,386,349	$15,385,758	$15,321,138	$15,283,267	$19,552,177	$63.42
Reimbursements	956,289	1,385,165	1,434,136	1,520,875	1,492,132	1,394,311	$4.52
Total Gross Income	$17,127,907	$16,771,514	$16,819,894	$16,842,012	$16,775,399	$20,946,488	$67.94
Other Income(3)	60,315	50,206	56,983	86,708	80,646	80,646	$0.26
(Vacancy / Credit Loss)	0	0	0	0	0	(2,355,046)	($7.64)
Effective Gross Income	$17,188,222	$16,821,719	$16,876,877	$16,928,720	$16,856,045	$18,672,088	$60.57

Management Fee	515,647	504,652	506,306	507,862	505,681	560,163	$1.82
Real Estate Taxes	1,144,076	4,199,521	3,071,332	3,225,376	3,301,937	3,652,079	$11.85
Insurance	151,984	146,903	162,529	194,028	191,976	177,256	$0.57
Utilities	804,018	870,274	815,633	831,619	955,290	955,290	$3.10
Payroll and Benefits	638,592	651,787	760,731	712,669	788,978	795,587	$2.58
Other Expenses(4)	822,937	1,193,249	952,014	1,189,288	1,050,368	971,564	$3.15
Total Expenses	$4,077,254	$7,566,386	$6,268,546	$6,660,842	$6,794,230	$7,111,938	$23.07

Net Operating Income	$13,110,968	$9,255,333	$10,608,331	$10,267,878	$10,061,815	$11,560,150	$37.50
Replacement Reserves	0	0	0	0	0	114,357	$0.37
Normalized TI/LC	0	0	0	0	0	621,814	$2.02
Net Cash Flow	$13,110,968	$9,255,333	$10,608,331	$10,267,878	$10,061,815	$10,823,979	$35.11

Occupancy (%)	94.2%	94.2%	88.2%	94.2%	99.0%	88.8%(6)
NOI DSCR(5)	3.86x	2.72x	3.12x	3.02x	2.96x	3.40x
NCF DSCR(5)	3.86x	2.72x	3.12x	3.02x	2.96x	3.18x
NOI Debt Yield(5)	21.9%	15.4%	17.7%	17.1%	16.8%	19.3%
NCF Debt Yield(5)	21.9%	15.4%	17.7%	17.1%	16.8%	18.0%

(1)	The increase from 11/30/2025 TTM to UW Net Operating is primarily attributable to the borrower executing a new lease in October of 2025, accounting for $1,065,112 in underwritten base rent and to the inclusion of rent steps of $420,412.
(2)	Based on the underwritten rent roll dated January 5, 2026, inclusive of rent steps through January 1, 2027.
(3)	Other Income includes sprinkler income, freight elevator reimbursement (after-hour charges), and other miscellaneous tenant charge back revenues.
(4)	Other Expenses includes repairs and maintenance, general and administrative, and legal and professional expenses.
(5)	Metrics represent the metrics for the 136 Madison Whole Loan.
(6)	UW Occupancy represents economic occupancy.

Escrows and Reserves.

Tax Reserve – At origination of the 136 Madison Whole Loan, the borrower deposited approximately $580,340 into a reserve account for real estate taxes. The borrower is required to deposit into the real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $290,170).

Insurance Reserve – At the option of the lender, if the liability or casualty policy maintained by the borrower does not constitute an approved blanket or umbrella policy, or the lender requires the borrower to maintain a separate policy, the borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by the insurance policies. An acceptable blanket policy was in place at origination of the 136 Madison Whole Loan and therefore, such requirement has been conditionally waived.

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, approximately $9,530.

Lockbox and Cash Management. The 136 Madison Whole Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Trigger Period (as defined below), the borrower is required to establish and thereafter maintain a lender-controlled lockbox account, and is thereafter required to deposit, or cause the property manager to deposit, immediately upon receipt, all revenue received by the borrower or the property manager into such lockbox. On or prior to origination of the 136 Madison Whole Loan, the borrower was required to deliver to the lender duly executed notices for all tenants at the 136 Madison Property directing them to remit all payments into the lender-controlled lockbox account. Upon the first occurrence of a Trigger Period, the lender is authorized to complete such notices with the lockbox account information and deliver such notices to all tenants at the 136 Madison Property. All funds deposited into the lockbox account are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period exists and the lender elects (in its sole and absolute discretion) to deliver a restricted account notice, in which case all

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

84

Office – CBD	Loan #8	Cut-off Date Balance:	$40,000,000
136 Madison Avenue	136 Madison	Cut-off Date LTV:	37.1%
New York, NY 10016		UW NCF DSCR:	3.18x
		UW NOI Debt Yield:	19.3%

funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the 136 Madison Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 136 Madison Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 136 Madison Whole Loan, unless a Trigger Period no longer exists, in which case they are to be disbursed to the borrower. Upon the expiration of all Trigger Periods, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower; provided, however, that any such amounts required to satisfy the Specified Tenant Excess Cash Flow Condition (as defined below) or the ST Cap Condition (as defined below) are required to be retained in such account with the lender until the leasing commissions, tenant allowances, tenant improvements, and free rent being reserved for have been paid or expired and the applicable tenant is open for business and paying full rent. Upon an event of default under the 136 Madison Whole Loan documents, the lender may apply funds to the 136 Madison Whole Loan in such priority as it may determine.

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt yield being less than 8.0%, and (iii) the occurrence of a Specified Tenant Trigger Period (as defined below), and (B) expiring upon (a) with regard to any Trigger Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default, (b) with regard to any Trigger Period commenced in connection with clause (ii) above, the date that the debt yield is equal to or greater than 8.0% for one calendar quarter, and (c) with regard to any Trigger Period commenced in connection with clause (iii) above, a Specified Tenant Trigger Period ceasing to exist.

A “Specified Tenant” means, as applicable, (i) any tenant whose lease at the 136 Madison Property, individually or when aggregated with all other leases at the 136 Madison Property with the same tenant or its affiliate, either accounts for 20% or more of (x) the total rental income for the 136 Madison Property or (y) the square footage of the 136 Madison Property and (ii) any guarantors, if any, of the applicable related Specified Tenant lease(s). At origination of the 136 Madison Whole Loan, no tenant at the 136 Madison Property is a Specified Tenant.

A “Specified Tenant Trigger Period” means a period (A) commencing upon the earliest of (i) Specified Tenant being in monetary or material non-monetary default (beyond any applicable notice and grace periods) under the applicable Specified Tenant lease, (ii) Specified Tenant failing to be in actual, physical possession of the Specified Tenant space (or applicable portion thereof), (iii) Specified Tenant failing to be open to the public for business during customary hours and/or “going dark” in 30% or more of the Specified Tenant space (or applicable portion thereof), (iv) Specified Tenant giving notice that it is terminating its lease for all or any portion of the Specified Tenant space (or applicable portion thereof), (v) any termination or cancellation of the Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant lease failing to otherwise be in full force and effect, (vi) any bankruptcy or similar insolvency of Specified Tenant, and (vii) Specified Tenant failing to renew or extend its lease for a minimum renewal term of five years on or prior to the earlier to occur of (x) the date occurring 12 months prior to expiration of the then applicable term of the Specified Tenant lease and (y) the date required under the applicable Specified Tenant Lease by which the applicable Specified Tenant thereunder is required to give notice of its exercise of a renewal option thereunder; and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender of (1) the satisfaction of the applicable Specified Tenant Cure Conditions (as defined below); (2) the borrower leasing: (x) the entire Specified Tenant space (or applicable portion thereof) pursuant to one or more leases in accordance with the applicable terms and conditions of the 136 Madison Whole Loan documents, the applicable tenant(s) under such lease(s) being in actual, physical occupancy of the space demised, each lease having commenced and a rent commencement date having been established (without possibility of delay), and, in the lender’s reasonable judgment, the applicable Specified Tenant Excess Cash Flow Condition has been satisfied in connection therewith, or (y) a portion of the applicable Specified Tenant space pursuant to one or more leases in accordance with the applicable terms and conditions of the 136 Madison Whole Loan documents, each applicable tenant(s) under each such lease(s) being in actual, physical occupancy of the space demised, all contingencies to effectiveness of each such lease(s) have expired or been satisfied, each such lease has commenced, a rent commencement date has been established (without possibility of delay) under each such lease for a minimum lease term of five years, the gross rent payable under each such lease(s) is equal to or greater than the gross rent for the entirety of the applicable Specified Tenant space as of origination of the 136 Madison Whole Loan and, in the lender’s reasonable judgment, the applicable Specified Tenant Excess Cash Flow Condition is satisfied in connection therewith; or (3) solely with respect to a Specified Tenant Trigger Period contemplated in clause (A)(vii) of this definition, the date upon which both of the following has occurred: (x) the debt yield is equal to or greater than 12%, exclusive of any rental income of the applicable Specified Tenant and (y) the ST Cap Condition is satisfied with respect to the applicable Specified Tenant space by (I) the amount of excess cash flow funds collected during the continuance of such Specified Tenant Trigger Period (in addition to and without duplication of, in each case, any amounts then on deposit in the excess cash flow account to satisfy the Specified Tenant Excess Cash Flow Condition with respect to any other Specified Tenant Trigger Period) satisfying the ST Cap Condition and/or (II) the borrower depositing cash into the excess cash flow account and/or posting a letter of credit with the lender for such purpose, in each case, in an amount to satisfy the ST Cap Condition.

“Specified Tenant Cure Conditions” means each of the following, as applicable; (i) the Specified Tenant has cured all defaults under the applicable Specified Tenant lease, (ii) the applicable Specified Tenant is in actual, physical possession of the Specified Tenant space (or applicable portion thereof) and open for business during customary hours and not “dark” in the Specified Tenant space (or applicable portion thereof), (iii) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant lease and has re-affirmed the applicable Specified Tenant lease as being in full force and effect, (iv) if the Specified Tenant Trigger Period is due to the failure of the Specified Tenant to renew or extend its lease on or prior to 12 months prior to expiration of the then applicable term of the Specified Tenant lease, the applicable Specified Tenant has renewed or extended its lease for at least five years and, in the lender’s reasonable judgment, the applicable Specified Tenant Excess Cash Flow Condition is satisfied in connection therewith, (v) if applicable, the Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant lease pursuant to final, non-appealable order of a court of competent jurisdiction, and (vi) the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant lease unless: (x) such non-payment of rent is solely the result of an abatement thereunder and (y) in connection with the foregoing abatement, the borrower has deposited cash into a reserve account with the lender in an amount equal to the total unabated rent that would otherwise be due and payable during all remaining unexpired abatement periods if no such abatement were in place.

“Specified Tenant Excess Cash Flow Condition” means, with respect to curing any Specified Tenant Trigger Period by re-tenanting or renewal/extension of the applicable Specified Tenant space, sufficient funds have been accumulated in (or deposited by the borrower into) the excess cash flow account (during the continuance of the subject Specified Tenant Trigger Period) to cover all anticipated leasing commissions, tenant improvement costs, tenant allowances, free rent periods, and/or rent abatement periods to be incurred in connection with any such re-tenanting or renewal.

“ST Cap Condition” means that the amount on deposit in the excess cash flow account, whether such amounts were deposited by the borrower or the borrower posted a letter of credit (in addition to and without duplication of, in each case, amounts then on deposit therein to satisfy the Specified Tenant

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

85

Office – CBD	Loan #8	Cut-off Date Balance:	$40,000,000
136 Madison Avenue	136 Madison	Cut-off Date LTV:	37.1%
New York, NY 10016		UW NCF DSCR:	3.18x
		UW NOI Debt Yield:	19.3%

Excess Cash Flow Condition with respect to any other Specified Tenant Trigger Period) is equal to or greater than (x) $100, multiplied by (y) the number of leasable SF demised (prior to giving effect to any full or partial termination thereof) pursuant to the applicable Specified Tenant lease with respect to which the applicable Specified Tenant Trigger Period shall have occurred.

Terrorism Insurance. The borrower is required to obtain and maintain property insurance in an amount equal to the full replacement cost of the 136 Madison Property and business interruption insurance for 18 months plus an extended period of indemnity of up to six months. Such insurance is required to include terrorism insurance coverage. For so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), the lender is required to accept terrorism insurance which insures against “covered acts” as defined by TRIPRA (or such other program) but only in the event that TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

86

Multifamily – Garden	Loan #9	Cut-off Date Balance:	$38,000,000
1810 Caroline Avenue	The Bluffs	Cut-off Date LTV:	59.2%
Junction City, KS 66441		U/W NCF DSCR:	1.56x
		U/W NOI Debt Yield:	10.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

87

Multifamily – Garden	Loan #9	Cut-off Date Balance:	$38,000,000
1810 Caroline Avenue	The Bluffs	Cut-off Date LTV:	59.2%
Junction City, KS 66441		U/W NCF DSCR:	1.56x
		U/W NOI Debt Yield:	10.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

88

Mortgage Loan No. 9 The Bluffs

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	JPMCB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/S&P/MDBRS):	NR/NR/NR			Location:	Junction City, KS 66441
Original Balance:	$38,000,000			General Property Type:	Multifamily
Cut-off Date Balance:	$38,000,000			Detailed Property Type:	Garden
% of Initial Pool Balance:	5.0%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2008/2025
Borrower Sponsor:	Consolidated Capital Investments, LLC			Size:	544 Units
Guarantor:	Consolidated Capital Investments, LLC			Cut-off Date Balance Per Unit:	$69,853
Mortgage Rate:	6.2200%			Maturity Date Balance Per Unit:	$69,853
Note Date:	12/22/2025			Property Manager:	Eucalyptus Real Estate,
Maturity Date:	1/1/2031				LLC (borrower-related)
Term to Maturity:	60 Months
Amortization Term:	0 Months			Underwriting and Financial Information
IO Period:	60 Months			UW NOI:	$3,944,936
Seasoning:	2 Months			UW NCF:	$3,727,336
Prepayment Provisions:	L(26),D(31),O(3)			UW NOI Debt Yield:	10.4%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF Debt Yield:	9.8%
Additional Debt Type:	NAP			UW NOI Debt Yield at Maturity:	10.4%
Additional Debt Balance:	NAP			UW NCF DSCR:	1.56x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI:	$3,927,267 (11/30/2025 TTM)
				2nd Most Recent NOI:	$3,506,224 (12/31/2024)
				3rd Most Recent NOI:	$3,075,974 (12/31/2023)
Reserves(1)				Most Recent Occupancy:	94.9% (12/2/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	93.6% (12/31/2024)
Tax Reserve:	$148,528	$52,572	NAP	3rd Most Recent Occupancy:	87.3% (12/31/2023)
Insurance Reserve:	$0	Springing	NAP	Appraised Value (as of):	$64,200,000 (11/11/2025)
Replacement Reserve:	$0	$18,133	NAP	Appraised Value Per Unit:	$118,015
				Cut-off Date LTV Ratio:	59.2%
				Maturity Date LTV Ratio:	59.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$38,000,000	100.0%	Loan Payoff:	$30,514,136	80.3%
			Return of Equity:	$6,147,317	16.2%
			Closing Costs:	$1,190,019	3.1%
			Upfront Reserves:	$148,528	0.4%
Total Sources:	$38,000,000	100.0%	Total Uses:	$38,000,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The ninth largest mortgage loan (“The Bluffs Mortgage Loan”) is a mortgage loan in the original principal amount of $38,000,000 and is secured by a first priority fee mortgage encumbering a 544-unit multifamily apartment complex located in Junction City, Kansas (“The Bluffs Property”).

The Borrower and the Borrower Sponsor. The borrower for The Bluffs Mortgage Loan is Bluffs Apartments of Kansas LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Bluffs Mortgage Loan.

The borrower sponsor is Consolidated Capital Investments, LLC (“CCI”). CCI is an Oklahoma-based real estate investment firm formed in 2011 with a track record of acquiring, operating and investing in multifamily assets throughout Kansas metropolitan areas. As of June 30, 2025, CCI reported ownership and management of 94 apartment complexes totaling 12,255 units located across Kansas and Oklahoma, including three properties in Junction City, Kansas and an additional 77 properties across Kansas. CCI is also the nonrecourse carve-out guarantor.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

89

Multifamily – Garden	Loan #9	Cut-off Date Balance:	$38,000,000
1810 Caroline Avenue	The Bluffs	Cut-off Date LTV:	59.2%
Junction City, KS 66441		U/W NCF DSCR:	1.56x
		U/W NOI Debt Yield:	10.4%

The Property. The Bluffs Property is an apartment community that encompasses a collection of 19, three-story garden-style buildings totaling 544-units across a 35.1 acre site, located in Junction City, Kansas. The Bluffs Property was built in 2008 and most recently renovated in 2025. As of December 2, 2025, The Bluffs Property was 94.9% leased, catering primarily to the nearby Fort Riley Military Base (“Fort Riley”). Unit inventory includes 16 studio/one-bathroom units, 216 one bedroom/one-bathroom units, 264 two-bedroom/two-bathroom units and 48 three-bedroom/two-bathroom units. The borrower acquired The Bluffs Property in November 2022 for approximately $38.0 million ($69,853 per unit) at which point The Bluffs Property was 86.0% occupied. The borrower sponsor subsequently invested approximately $1.88 million ($3,463 per unit) in capital improvements, including interior renovations, kitchen appliances, parking, landscaping and HVAC enhancements, as well as upgrades to bathroom fixtures, flooring, window coverings, security cameras and property signage. More importantly, the presence of in state local management was essential in stabilizing The Bluffs Property. Amenities at The Bluffs Property include a clubhouse, two 24-hour fitness centers, foosball table, pool table, basketball court, shuffleboard, mail room, swimming pool, spa/hot tub and barbecue/picnic area, as well as surface and garage parking, totaling 1,109 spaces (2.0 spaces per unit).

Approximately 67% of units at The Bluffs Property are leased to active-duty military. At the nearby Fort Riley, on-base housing options for lower-ranked enlisted personnel without dependents are limited to barracks, while dependent housing is near full capacity and has a waiting list. To fulfill housing needs, the military leverages the private sector via the Basic Allowance for Housing (“BAH”) program. In-place rents at The Bluffs Property are below the 2025 Fort Riley, Kansas BAH limits across unit types and military ranks, thus providing economic incentive for active-duty military to live at The Bluffs Property, as any delta between the BAH and all rent is retained by the soldier tax-free.

For the trailing 12-month period, ending November 2025, the borrower sponsor achieved net cash flow growth of 27.7% as compared to year-end 2023, largely driven by lease-up of The Bluffs Property and improved collections via improved roll off of legacy tenancy. Performance gains were achieved through hands on property management and accretive renovations. Per the borrower sponsor, The Bluffs Property has not experienced any material occupancy volatility from past or announced military deployments.

The following table presents certain information relating the residential unit mix of The Bluffs Property

Unit Mix Summary(1)
Unit Type	# Units	% Total	Occ%	Avg. SF/Unit	Avg. In-Place Rent	Market Rent(2)	% Δ to In-Place(3)
Studio / 1 BA	16	2.9%	87.5%	650	$746	$750	0.5%
1 BR / 1 BA	216	39.7%	96.3%	779	$815	$850	4.1%
2 BR / 2 BA	264	48.5%	94.3%	1019	$950	$975	2.6%
3 BR / 2 BA	48	8.8%	93.8%	1237	$1,049	$1,075	2.4%
Total / Average	544	100.0%	94.9%	932	$899	$928	3.1%

(1)	Based on the underwritten rent roll dated December 2, 2025.
(2)	Market Rent per appraisal.
(3)	Refers to percentage by which Market Rent exceeds Avg. In-Place Rent.

The Market. The Bluffs Property is located in Junction City, Kansas, situated within the Manhattan, Kansas Metropolitan Statistical Area (“Manhattan MSA”). With an area population of approximately 135,110, the Manhattan MSA has experienced stable population growth over the past five years. The Manhattan MSA has an average household income of $81,008, supported by a diverse employment base anchored by major institutions such as Fort Riley and Kansas State University. As of the third quarter 2025, the Manhattan MSA reported an occupancy rate of 96.6%, exceeding the national average of 92.2%. The vacancy rate in the Manhattan MSA has decreased to 3.4% as of the third quarter 2025, below the five-year average of 5.9% and the ten-year average of 8.5%. This tightening is driven by a lack of new supply with no reported new properties planned or under construction. Market rents have shown consistent growth, with average asking rents rising 2.86% year-over-year to $994 per month as of the third quarter 2025.

The Bluffs Property is located in close proximity to Fort Riley, a United States Army Installation, which brings an estimated 48,000 residents to the area across soldiers, family members, retirees and Department of the Army civilians. Fort Riley increases demand for off-base housing accommodations as on-base apartment options are limited and primarily consist of two-bedroom units, with minimal new supply planned. Active-duty military personnel receive housing stipends and those living off-base retain the full subsidy even if the BAH exceeds rent, further incentivizing off-base residency and supporting strong rental demand in the surrounding Manhattan MSA. As in-place rents at The Bluffs Property are below Fort Riley’s allowance limits across unit types and military ranks, active-duty military are incentivized to live at The Bluffs Property, which is further evidenced by a trough occupancy rate (according to a third party market data provider) of 81.0% dating back to 2000.

Fort Riley is home to the oldest continuously serving active-duty division in the U.S. Army, 1st Infantry Division, and is the ninth largest base nationally. Fort Riley serves a population of more than 67,000, including approximately 15,400 active duty members, 19,600 family members, 6,100 civilian employees as well as 26,000 retirees and veterans who live in the region and/or work at the post.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

90

Multifamily – Garden	Loan #9	Cut-off Date Balance:	$38,000,000
1810 Caroline Avenue	The Bluffs	Cut-off Date LTV:	59.2%
Junction City, KS 66441		U/W NCF DSCR:	1.56x
		U/W NOI Debt Yield:	10.4%

The appraisal identified directly competitive multifamily properties as detailed in the table below:

Summary of Comparable Multifamily Rentals(1)
Property Name	Location	Year Built / Renovated	Property Subtype	Occupancy	No. Units	Distance from Subject	Avg. Rent Per Unit
The Bluffs (Subject)	1810 Caroline Avenue Junction City, KS 66441	2008 / 2025	Garden	94.9%(2)	544	NAP	$898.64(2)
Hunters Ridge	1801 North Park Drive Junction City, KS 66441	2007 / NAV	Garden / Low-Rise	93.6%	156	2.6 Miles	$815 - $1,150
Quinton Point(3)	2316 Wildcat Lane Junction City, KS 66441	2008 / NAV	Garden / Low-Rise	99.5%	192	1.8 Miles	$987 - $1,170
Eagle Landing - Junction City(3)	442 West 18th Street Junction City, KS 66441	2006 / NAV	Garden / Low-Rise	98.6%	142	2.9 Miles	$950
Geary Estates Apartments	1215 Cannon View Street Junction City, KS 66441	2008 / NAV	Garden / Low-Rise	99.0%	480	5.2 Miles	$790 - $958
Coronado Park	621 South Jefferson Street Junction City, KS 66441	1996 / NAV	Garden / Low-Rise	98.2%	112	1.8 Miles	$665 - $915

(1)	Source: Appraisal.
(2)	Information based on the underwritten rent roll dated December 2, 2025.
(3)	The borrower sponsor owns Quinton Point and Eagle Landing – Junction City.

Appraisal. The appraisal concluded to an “as is” value for The Bluffs Property of $64,200,000 as of November 11, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated December 3, 2025, there was no evidence of any recognized environmental conditions at The Bluffs Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

91

Multifamily – Garden	Loan #9	Cut-off Date Balance:	$38,000,000
1810 Caroline Avenue	The Bluffs	Cut-off Date LTV:	59.2%
Junction City, KS 66441		U/W NCF DSCR:	1.56x
		U/W NOI Debt Yield:	10.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at The Bluffs Property:

Cash Flow Analysis(1)(2)
	2023	2024	11/30/2025 TTM	UW	UW per Unit
Residential Rent(3)	$4,466,174	$4,977,969	$5,468,060	$5,564,406	$10,228.69
Vacant Income	$0	$0	$0	$305,496	$561.57
Gross Potential Rent	$4,466,174	$4,977,969	$5,468,060	$5,869,902	$10,790.26
Total Reimbursements	$572,531	$585,517	$620,999	$620,999	$1,141.54
Gross Potential Income	$5,038,705	$5,563,486	$6,089,059	$6,490,901	$11,931.80
Vacancy	$0	$0	$0	($389,454)	($715.91)
Other Income	$96,419	$100,885	$109,403	$109,403	$201.11
Effective Gross Income	$5,135,124	$5,664,371	$6,198,462	$6,210,850	$11,417.00

Real Estate Taxes	$576,734	$592,848	$591,787	$612,488	$1,125.90
Insurance	$195,618	$211,101	$269,097	$258,615	$475.39
Other Expenses	$1,286,798	$1,354,198	$1,410,311	$1,394,810	$2,563.99
Total Expenses	$2,059,150	$2,158,147	$2,271,195	$2,265,913	$4,165.28

Net Operating Income	$3,075,974	$3,506,224	$3,927,267	$3,944,936	$7,251.72
Replacement Reserves	$0	$0	$0	$217,600	$400.00
Net Cash Flow	$3,075,974	$3,506,224	$3,927,267	$3,727,336	$6,851.72

Occupancy %(4)	87.3%	93.6%	94.9%(5)	94.0%
NOI DSCR	1.28x	1.46x	1.64x	1.65x
NCF DSCR	1.28x	1.46x	1.64x	1.56x
NOI Debt Yield	8.1%	9.2%	10.3%	10.4%
NCF Debt Yield	8.1%	9.2%	10.3%	9.8%

(1)	Historical financial information prior to 2023 was not provided due to timing of the acquisition.
(2)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(3)	UW Residential Rent is based on the underwritten rent roll dated December 2, 2025.
(4)	UW Occupancy (%) represents the underwritten economic occupancy. Historical occupancies represent physical occupancies.
(5)	TTM Occupancy is as of December 2, 2025.

Escrows and Reserves.

Real Estate Taxes – On The Bluffs Mortgage Loan origination date, the borrower was required to make an upfront deposit of approximately $148,528 into a reserve for real estate taxes. In addition, the borrower is required to deposit into a real estate tax reserve, on a monthly basis, an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the ensuing 12 months (initially estimated to be approximately $52,572).

Insurance – The borrower is required to provide ongoing monthly reserves equal to 1/12th of the insurance premium that the lender reasonably estimates will be payable during the next 12 month period; provided, however, the foregoing requirement is waived so long as (i) no event of default has occurred and is continuing and (ii) there is an acceptable blanket policy in place.

Replacement Reserve – On each payment date, the borrower is required to deposit into a replacement reserve an amount of approximately $18,133 ($400 per unit annually) to be used for replacements and repairs to be made to The Bluffs Property.

Lockbox and Cash Management. The Bluffs Mortgage Loan is structured with a springing lockbox and springing cash management. During the continuance of a Cash Sweep Event (as defined below), the borrower and the property manager are required to deposit all rents into the lockbox account within one business day after receipt. During the continuance of a Cash Sweep Event, all funds in the lockbox account are required to be swept once every business day to a lender-controlled cash management account and applied in accordance with the cash flow payment priorities set forth in The Bluffs Mortgage Loan documents with any excess funds being held by the lender as additional collateral. If no Cash Sweep Event is continuing, funds in the lockbox account will be transferred to an account designated by the borrower. Upon the occurrence of an event of default, the lender may apply any sums then present in the lockbox account to the payment of The Bluffs Mortgage Loan in any order in its sole discretion.

A “Cash Sweep Event” means the occurrence of (i) an event of default, (ii) any bankruptcy action of the borrower or the property manager, (iii) the debt service coverage ratio with respect to The Bluffs Mortgage Loan falling below 1.35x or (iv) a Base Shrinkage Event (as defined below).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

92

Multifamily – Garden	Loan #9	Cut-off Date Balance:	$38,000,000
1810 Caroline Avenue	The Bluffs	Cut-off Date LTV:	59.2%
Junction City, KS 66441		U/W NCF DSCR:	1.56x
		U/W NOI Debt Yield:	10.4%

A “Base Shrinkage Event” means the occurrence of any of the following events: (a) the closure of Fort Riley, as evidenced by a public announcement by the U.S. Department of Defense or any other applicable governmental authority or other publicly available sources; (b) any reduction of 25% or more in the active-duty troop strength stationed at Fort Riley (measured against a baseline of approximately 15,000 active-duty troops stationed at Fort Riley as of The Bluffs Mortgage Loan origination date), as evidenced by a public announcement by the U.S. Department of Defense or any other applicable governmental authority or other publicly available sources; or (c) a public announcement by the U.S. Department of Defense (or other relevant governmental authority) of its intention to close or reduce active-duty troop strength stationed at Fort Riley by 25% or more (measured against such 15,000-active duty troop baseline).

A Cash Sweep Event will no longer be continuing (a) with respect to clause (i) above, upon the acceptance by the lender of a cure of such event of default (which lender is not obligated to accept and may reject or accept in its sole and absolute discretion), (b) with respect to clause (ii) above, solely with respect to the property manager, if, within 60 days of the occurrence thereof, the borrower replaces the applicable property manager with a qualified property manager under a replacement management agreement; or (c) with respect to clause (iii) above, upon the achievement of a debt service coverage ratio of 1.35x or greater for two consecutive months immediately preceding the date of determination; provided, however, (1) no event of default under The Bluffs Mortgage Loan documents exists, (2) other than a cure of a Cash Sweep Event with respect to clause (iii) above, a Cash Sweep Event may be cured no more than a total of four times in the aggregate during the term of The Bluffs Mortgage Loan, and (3) the borrower has paid all of the lender’s reasonable, out-of-pocket expenses incurred in connection with such cure including reasonable, out-of-pocket attorney’s fees and expenses. In no event may the borrower be entitled to cure a Cash Sweep Event caused by a bankruptcy action of the borrower.

Terrorism Insurance. The borrower is required to obtain and maintain property insurance for 100% of full replacement cost and business interruption insurance for 12 months plus a six-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

93

Hospitality – Select Service	Loan #10	Cut-off Date Balance:	$33,000,000
120 West 44th Street	Aura Hotel Times Square	Cut-off Date LTV:	36.3%
New York, NY 10036		UW NCF DSCR:	1.97x
		UW NOI Debt Yield:	15.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

94

Hospitality – Select Service	Loan #10	Cut-off Date Balance:	$33,000,000
120 West 44th Street	Aura Hotel Times Square	Cut-off Date LTV:	36.3%
New York, NY 10036		UW NCF DSCR:	1.97x
		UW NOI Debt Yield:	15.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

95

Mortgage Loan No. 10 – Aura Hotel Times Square

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/S&P/MDBRS):	NR/NR/NR			Location:	New York, NY 10036
Original Balance:	$33,000,000			General Property Type:	Hospitality
Cut-off Date Balance:	$33,000,000			Detailed Property Type:	Select Service
% of Initial Pool Balance:	4.3%			Title Vesting:	Fee(3)
Loan Purpose:	Refinance			Year Built/Renovated:	2007/2023-2024
Borrower Sponsors(1):	Joseph Moinian, Jacob Orfali and			Size:	234 Rooms
	Justin Adelipour			Cut-off Date Balance Per Room:	$141,026
Guarantors:	Joseph Moinian, Jacob Orfali and			Maturity Date Balance Per Room:	$141,026
	Soheila Adelipour			Property Manager:	Rebel Hotel Company New
Mortgage Rate:	6.7030%				York LLC (borrowers-related)
Note Date:	12/5/2025
Maturity Date:	12/11/2030
Term to Maturity:	60 months
Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$5,211,761
Seasoning:	3 months			UW NCF:	$4,424,614
Prepayment Provisions:	L(27),D(29),O(4)			UW NOI Debt Yield:	15.8%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF Debt Yield:	13.4%
Additional Debt Type:	NAP			UW NOI Debt Yield at Maturity:	15.8%
Additional Debt Balance:	NAP			UW NCF DSCR:	1.97x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI(4):	$5,204,123 (12/31/2025)
Reserves(2)				2nd Most Recent NOI(4):	$2,772,954 (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent NOI(4):	$5,899,709 (12/31/2023)
RE Taxes:	$159,866	$159,866	NAP	Most Recent Occupancy:	77.3% (10/31/2025)
Insurance:	$0	Springing	NAP	2nd Most Recent Occupancy:	61.4% (12/31/2024)
FF&E Reserve:	$0	$63,539	NAP	3rd Most Recent Occupancy:	100.0% (12/31/2023)
Immediate Repairs/Violations Reserve:	$115,250	$0	NAP	Appraised Value (as of):	$91,000,000 (10/21/2025)
Seasonality Reserve:	$1,321,636	Springing	NAP	Appraised Value Per Room:	$388,889
				Cut-off Date LTV Ratio:	36.3%
				Maturity Date LTV Ratio:	36.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$33,000,000	95.1%	Loan Payoff:	$31,728,673	91.4%
Borrower Sponsors Equity:	$1,712,004	4.9%	Upfront Reserves:	$1,596,752	4.6%
			Closing Costs:	$1,386,579	4.0%
Total Sources:	$34,712,004	100.0%	Total Uses:	$34,712,004	100.0%

(1)	See “The Borrowers and the Borrower Sponsors” section below for further discussion of the borrower sponsors.
(2)	See “Escrows and Reserves” section below for further discussion of reserve requirements.
(3)	The O. & O. Properties Corp. co-borrower owns the underlying fee (land) interest and the Hotel Mela, LLC co-borrower owns the leasehold (improvements) interest. Both related interests are collateral for the Aura Hotel Times Square Mortgage Loan (as defined below). Accordingly, the Title Vesting is presented as “Fee”.
(4)	The decrease from 3rd Most Recent NOI to 2nd Most Recent NOI and increase from 2nd Most Recent NOI to Most Recent NOI are primarily due to the Aura Hotel Times Square Property (as defined below) having operated pursuant to a contract with the City of New York from July 1, 2023 through April 15, 2024. Following termination of the contract, the Aura Hotel Times Square Property underwent substantial renovations and upgrades before reopening in June 2024.

The Mortgage Loan. The tenth largest mortgage loan (the “Aura Hotel Times Square Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $33,000,000 and secured by the borrowers’ fee interest in a 234-room select service hotel located in New York, New York (the “Aura Hotel Times Square Property”).

The Borrowers and the Borrower Sponsors. The borrowers are O. & O. Properties Corp., a New York corporation and single purpose entity, and Hotel Mela, LLC, a Delaware limited liability company and single-purpose entity with one independent director and O. & O. Properties Corp., a New York corporation. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Aura Hotel Times Square Mortgage Loan.

The borrower sponsors are Joseph Moinian, Jacob Orfali and Justin Adelipour. The non-recourse carveout guarantors are Joseph Moinian, Jacob Orfali and Soheila Adelipour. Joseph Moinian is the founder and CEO of The Moinian Group, a privately held national real estate firm which develops, owns and operates properties across the office, hotel, condominium, retail and apartment asset classes. Since its founding in 1982, The Moinian Group has accumulated a portfolio in excess of 20,000,000 SF across major cities including New York, Chicago, Dallas and Los Angeles.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

96

Hospitality – Select Service	Loan #10	Cut-off Date Balance:	$33,000,000
120 West 44th Street	Aura Hotel Times Square	Cut-off Date LTV:	36.0%
New York, NY 10036		UW NCF DSCR:	1.97x
		UW NOI Debt Yield:	15.8%

Jacob Orfali is a real estate investor that has over 40 years of experience in commercial real estate. He is the founder of the Orfali Group and he was involved in development and management of commercial real estate in New York City and New Jersey. Jacob Orfali owns and operates a portfolio of properties across all major asset categories such as office, hotel, retail and multifamily.

Justin Adelipour is a partner at Capstone Equities. Capstone Equities is a real estate investment firm that specializes in acquiring value-add hospitality, office, and mixed-use assets located across major gateway markets domestically and internationally, with a focus on New York City. Founded in 2006, Capstone Equities has acquired and repositioned more than $1.5 billion in real estate investments over the past 10 years and has built a diversified portfolio inclusive of 1,100 hotel rooms in New York City.

The Property. The Aura Hotel Times Square Property is a Class A, 16-story, 234-room, select-service hotel located in New York, New York. Situated on an approximately 0.17-acre site, the Aura Hotel Times Square Property was built in 2007 as the Hotel Mela Times Square and was included in the New York City Sanctuary Hotel Program during periods between 2020 and 2024. Significant renovations were undertaken in 2023-2024 totaling approximately $6.2 million: where all 234 rooms were upgraded with new case goods, soft seating, bedding, rugs, bathroom floors and tubs, and lobby and corridors were upgraded with furniture and carpet replacements and new painting and millwork. The Aura Hotel Times Square Property reopened as the rebranded Aura Hotel Times Square in June 2024. Amenities at the Aura Hotel Times Square Property include two leased ground-level restaurants (Gatsby’s Landing and The Long Room), a fitness room, and 300 SF of meeting space. The Aura Hotel Times Square Property guestroom configuration consists of 64 king rooms, 90 queen rooms, 39 full rooms, 22 full/full rooms, 11 full accessible and eight queen suite rooms. See “Description of the Mortgage Pool – Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the prospectus.

The following table presents historical occupancy, ADR, and RevPAR penetration rates of the Aura Hotel Times Square Property:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Aura Hotel Times Square Property(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2023 TTM(4)	81.4%	$244.46	$199.05	100.0%	$186.98	$186.98	122.8%	76.5%	93.9%
12/31/2024 TTM	81.7%	$253.37	$207.12	61.4%	$229.56	$140.97	75.1%	90.6%	68.1%
12/31/2025 TTM	85.8%	$257.89	$221.24	79.2%	$239.12	$189.30	92.3%	92.7%	85.6%

Source: Industry report, unless otherwise indicated.

(1)	The variances between the underwriting, the appraisal and industry report data with respect to Occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and/or timing differences.
(2)	The competitive set includes Iroquois Hotel, Ameritania Times Square, The Shoreham Hotel, Sanctuay Hotel New York, Hotel Aliz and Hotel Hendricks.
(3)	The information for the Aura Hotel Times Square Property is obtained from the underwriting.
(4)	The Aura Hotel Times Square Property operated under a contract with the City of New York for the 12/31/2023 TTM period at the Occupancy and ADR reflected above.

The Market. The Aura Hotel Times Square Property is located in the Midtown West/Times Square submarket within New York – New York USA market. The Aura Hotel Times Square Property is bounded by West 48th Street to the north, Fifth Avenue to the east, West 43rd Street to the south, and Seventh Avenue to the west. The Aura Hotel Times Square Property is approximately 9.9 miles from LaGuardia Airport, approximately 17.4 miles from John F. Kennedy International Airport and approximately 16.1 miles from Newark Liberty International Airport. The Aura Hotel Times Square Property is proximate to Times Square–42nd Street station, 47–50 Streets Rockefeller Center station, Penn Station, Times Square and the Broadway Theater District. Major employers in the area include JPMorgan Chase & Co, Verizon Communications, StoneX Group Inc., Citigroup, MetLife, Inc, Pfizer Inc., Morgan Stanley, American Express, Goldman Sachs and The Travelers Companies, Inc.

According to the appraisal, the 2025 estimated population within a one-, three- and five-mile radius of the Aura Hotel Times Square Property is 200,167, 1,288,257 and 2,647,166, respectively, and the average household income for the same radii is $191,898, $185,566 and $161,534, respectively.

According to a September 2025 STR Report, the Midtown West/Times Square submarket is comprised of 103 hotel properties and 33,915 rooms in total. As of September 2025, the Midtown West/Times Square submarket had a trailing 12-month occupancy, ADR and RevPAR of 85.0%, $355.99 and $302.62 respectively.

The following table presents competitive properties to the Aura Hotel Times Square Property:

Competitive Property Summary
Property	Year Opened	Rooms	Total Meeting Space (sf)	Meeting Space SF per Room
Aura Hotel Times Square	2024	234	300	1.3
Aliz Hotel Times Square	2018	287	N/A	N/A
Hotel Hendricks	2019	176	N/A	N/A
Ameritania Hotel	1980	226	810	3.6
Iroquois New York	1980	118	320	2.7
Royalton Hotel New York	1988	168	N/A	N/A
Sanctuary Hotel New York	1923	115	3,000	26.1
Luma Hotel Times Square	2017	130	N/A	N/A
Subtotal/Average		1,454	4,430	3.05
Source:	Appraisal

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

97

Hospitality – Select Service	Loan #10	Cut-off Date Balance:	$33,000,000
120 West 44th Street	Aura Hotel Times Square	Cut-off Date LTV:	36.0%
New York, NY 10036		UW NCF DSCR:	1.97x
		UW NOI Debt Yield:	15.8%

Appraisal. The appraisal concluded to an “as-is” value for the Aura Hotel Times Square Property of $91,000,000 as of October 21, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated October 29, 2025, there was no evidence of any recognized environmental conditions at the Aura Hotel Times Square Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Aura Hotel Times Square Property:

Cash Flow Analysis(1)
	2021	2022	2023	2024	2025	UW	UW per Room
Occupancy	72.9%	76.5%	100.0%	61.4%	79.2%	79.2%
ADR	$128.00	$164.18	$186.98	$229.56	$239.12	$239.12
RevPAR	$93.37	$125.56	$186.98	$140.97	$189.30	$189.30

Rooms Revenue	$7,974,666	$10,724,437	$15,969,981	$12,072,895	$16,168,099	$16,168,099	$69,094
Food & Beverage Revenue	$185,000	$607,100	$778,214	$899,174	$1,027,579	$1,044,605	$4,464
Other Income	$279,860	$1,504,821	$150,011	$1,286,747	$2,465,957	$2,465,957	$10,538
Total Revenue	$8,439,526	$12,836,358	$16,898,206	$14,258,816	$19,661,635	$19,678,661	$84,097

Room Expense	$3,724,848	$6,125,904	$6,164,495	$6,153,272	$8,173,206	$8,173,206	$34,928
Food & Beverage Expense	$0	$0	$0	$0	$0	$0	$0
Other Department Expense	$0	$0	$0	$0	$6,777	$6,777	$29
Total Department Expenses	$3,724,848	$6,125,904	$6,164,495	$6,153,272	$8,179,983	$8,179,983	$34,957
Gross Operating Income	$4,714,678	$6,710,454	$10,733,711	$8,105,544	$11,481,652	$11,498,678	$49,140

Total Undistributed Expenses	$2,189,885	$3,156,738	$3,193,611	$3,386,339	$4,253,083	$4,285,881	$18,316
Gross Operating Profit	$2,524,793	$3,553,716	$7,540,100	$4,719,205	$7,228,569	$7,212,797	$30,824

Property Taxes	$1,981,995	$1,633,830	$1,494,195	$1,777,033	$1,850,172	$1,824,245	$7,796
Insurance	$151,894	$147,488	$146,196	$169,218	$174,274	$176,792	$756
Total Operating Expenses	$8,048,622	$11,063,960	$10,998,497	$11,485,862	$14,457,512	$14,466,900	$61,824

Net Operating Income(2)	$390,904	$1,772,398	$5,899,709	$2,772,954	$5,204,123	$5,211,761	$22,272
FF&E	$0	$0	$0	$0	$0	$787,146	$3,364
Net Cash Flow	$390,904	$1,772,398	$5,899,709	$2,772,954	$5,204,123	$4,424,614	$18,909

NOI DSCR	0.17x	0.79x	2.63x	1.24x	2.32x	2.32x
NCF DSCR	0.17x	0.79x	2.63x	1.24x	2.32x	1.97x
NOI Debt Yield	1.2%	5.4%	17.9%	8.4%	15.8%	15.8%
NCF Debt Yield	1.2%	5.4%	17.9%	8.4%	15.8%	13.4%

(1)	The variances between the underwriting, the appraisal, and the industry report data with respect to Occupancy, ADR and RevPAR at the Aura Hotel Times Square Property are attributable in part to variances in reporting methodologies and/or timing differences.
(2)	The decrease in NOI from 2023 to 2024 and increase from 2024 to 2025 are primarily due to the Aura Hotel Times Square Property having operating pursuant to a contract with the City of New York from July 1, 2023 through April 15, 2024. Following termination of the contract, the Aura Hotel Times Square Property underwent substantial renovations and upgrades before reopening in June 2024.

Escrows and Reserves.

Tax Escrows – The Aura Hotel Times Square Mortgage Loan documents require an upfront deposit of $159,866 and ongoing monthly deposits of $159,866 for real estate taxes.

Insurance Escrows – The Aura Hotel Times Square Mortgage Loan documents require the borrowers to deposit 1/12th of the estimated annual insurance premiums into an insurance reserve. However, the borrowers will not be required to make the monthly insurance reserve deposit provided that (i) no event of default is continuing, (ii) there is a blanket policy in place that is satisfactory to the lender, and (iii) the borrowers provide the lender evidence of renewal of such policy and paid receipts for the insurance premiums at least 10 days prior to the expiration date of such policy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

98

Hospitality – Select Service	Loan #10	Cut-off Date Balance:	$33,000,000
120 West 44th Street	Aura Hotel Times Square	Cut-off Date LTV:	36.0%
New York, NY 10036		UW NCF DSCR:	1.97x
		UW NOI Debt Yield:	15.8%

FF&E Reserve – The Aura Hotel Times Square Mortgage Loan documents require an ongoing monthly deposit in an amount equal to the 1/12th of 4% of the underwritten revenue for the prior fiscal year, initially estimated to be $65,538.78.

Seasonality Reserve – The Aura Hotel Times Square Mortgage Loan documents require an upfront deposit of $1,321,636 (the “Seasonality Reserve Required Annual Balance”). Reserve funds may be used for “monthly shortfall amount” (required monthly payments pursuant to the Aura Hotel Times Square Mortgage Loan documents less the Aura Hotel Times Square Property revenue for preceding monthly period) for monthly payment dates occurring in January, February, March and July with disbursements not to exceed 50% of deposit amount (other than March). For other months except December, the borrowers deposit the lesser of (a) 12.5% of difference between deposit amount and reserve balance, and (b) excess cash flow. In December of each year, the borrowers deposit the remaining positive difference between the deposit amount and the reserve balance.

Immediate Repairs/Violations Reserve – The Aura Hotel Times Square Mortgage Loan documents require an upfront deposit of $115,250 for immediate repairs/violations (125% of the estimated cost as determined by the Aura Hotel Times Square Property condition assessment required in connection with the Aura Hotel Times Square Mortgage Loan origination).

Lockbox and Cash Management. The Aura Hotel Times Square Mortgage Loan is structured with a hard lockbox and springing cash management. The borrowers or property manager are required to collect all rents and income received (including credit card receipts) from the Aura Hotel Times Square Property and deposit such funds into the lockbox account and to instruct tenants and credit card banks to cause rents and income or receipts, as applicable. to be deposited into the lockbox account. On each business day, all funds in the lockbox account will be transferred to the borrowers’ operating account. Upon the occurrence of a Cash Trap Event Period (as defined below), all amounts available in the deposit account will be transferred to a cash management account controlled by the lender on each business day and applied in accordance with the cash flow waterfall in the cash management agreement. During the continuance of a Cash Trap Event Period, all excess cash flow will be held by the lender as additional collateral.

A “Cash Trap Event Period” will commence upon the occurrence of the following:

(i)	an event of default; or
(ii)	the debt service coverage ratio (“DSCR”) falling below 1.30x (interest-only), tested quarterly;

A Cash Trap Event Period will end upon the occurrence of the following:

(i)	with regard to clause (i) above, upon the cure of such event of default; or
(ii)	with regard to clause (ii) above, the DSCR has been equal to or greater than 1.35x for two consecutive calendar quarters.

Terrorism Insurance. The Aura Hotel Times Square Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the Aura Hotel Times Square Property, as well as business interruption insurance covering no more than the 12-month period following the occurrence of a casualty event, together with an extended period of indemnity covering no more than six months. See “Risk Factors-Risks Relating to the Mortgage Loans-Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Wells Fargo Commercial Mortgage Trust 2026-5C8	Transaction Contact Information
III.	Transaction Contact Information

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

Wells Fargo Securities, LLC

Brigid Mattingly	Tel. (312) 269-3062

Sean Duffy	Tel. (312) 827-1518

Daniel Thomas	Tel. (212) 214-2813

Citigroup Global Markets Inc.

Raul Orozco	Tel. (212) 723-1295

Rick Simpson	Tel. (212) 816-5343

Jay Mercandetti	Tel. (212) 816-6384

Goldman Sachs & Co. LLC

Scott Epperson	Tel. (212) 934-2882

Justin Peterson	Tel. (212) 902-4283

J.P. Morgan Securities LLC

Avinash Sharma	Tel. (212) 834-3111

Kunal Singh	Tel. (212) 834-5467

Harris Rendelstein	Tel. (212) 834-6737

Derrick Fetzer	Tel. (212) 834-3111

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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